As filed with the Securities and Exchange Commission on May 7, 2008

Registration No. 333-149985

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

to

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Pinnacle Entertainment, Inc.

and Additional Subsidiary Guarantor Registrants

(See Table of Other Registrants Below)

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7990	95-3667491
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

3800 Howard Hughes Parkway

Las Vegas, Nevada 89169

(702) 784-7777

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John A. Godfrey, Esq.

Executive Vice President, General Counsel and Secretary

Pinnacle Entertainment, Inc.

3800 Howard Hughes Parkway

Las Vegas, Nevada 89169

(702) 784-7777

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Alvin G. Segel, Esq.

Ashok W. Mukhey, Esq.

Irell & Manella LLP

1800 Avenue of the Stars, Suite 900

Los Angeles, California 90067

(310) 277-1010

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

OTHER REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, including Area Code, of Registrant’s Principal Executive Offices
ACE Gaming, LLC	New Jersey	54-2131351	*
AREH MLK LLC	Delaware	—	*
AREP Boardwalk Properties LLC	Delaware	—	*
Belterra Resort Indiana, LLC	Nevada	93-1199012	*
Biloxi Casino Corp.	Mississippi	64-0814408	*
Boomtown, LLC	Delaware	94-3044204	*
Casino Magic Corp.	Minnesota	64-0817483	*
Casino One Corporation	Mississippi	64-0814345	*
Louisiana-I Gaming, a Louisiana Partnership in Commendam	Louisiana	72-1238179	*
Mitre Associates LLC	Delaware	—	*
OGLE HAUS, LLC	Indiana	31-1672109	*
PNK (Baton Rouge) PARTNERSHIP	Louisiana	72-1246016	*
PNK (Bossier City), Inc.	Louisiana	64-0878110	*
PNK (CHILE 1), LLC	Delaware	51-0553578	*
PNK (CHILE 2), LLC	Delaware	51-0553581	*
PNK Development 7, LLC	Delaware	20-4328580	*
PNK Development 8, LLC	Delaware	20-4486902	*
PNK Development 9, LLC	Delaware	20-4328766	*
PNK Development 13, LLC	New Jersey	20-4330677	*
PNK (ES), LLC	Delaware	51-0534293	*
PNK (LAKE CHARLES), L.L.C.	Louisiana	02-0614452	*
PNK (Reno), LLC	Nevada	88-0101849	*
PNK (SCB), L.L.C.	Louisiana	72-1233908	*
PNK (ST. LOUIS RE), LLC	Delaware	51-0553585	*
PNK (STLH), LLC	Delaware	51-0553583	*
PSW PROPERTIES LLC	Delaware	—	*
St. Louis Casino Corp.	Missouri	64-0836600	*
Yankton Investments, LLC	Nevada	83-0445853	*

*	c/o Pinnacle Entertainment, Inc., 3800 Howard Hughes Parkway, Las Vegas, Nevada 89169, (702) 784-7777.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 7, 2008

PROSPECTUS

$385,000,000

Offer to Exchange

7 1/2% Senior Subordinated Notes due 2015,

Which Have Been Registered Under the Securities Act of 1933,

for any and all Outstanding 7 1/2% Senior Subordinated Notes Due 2015

The Exchange Offer:

•

Pinnacle Entertainment, Inc. will exchange all outstanding 7 1/ 2% senior subordinated notes due 2015, referred to as the original notes, that are validly tendered and not validly withdrawn for an equal principal amount of 7 1/2% senior subordinated notes due 2015, referred to as the exchange notes, that are, subject to specified conditions, freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 5:00 p.m., New York City time, on June 6, 2008, unless extended. We do not currently intend to extend the expiration date.

•	We will not receive any cash proceeds from the exchange offer.

The Exchange Notes:

•	We are offering exchange notes to satisfy certain of our obligations under the registration rights agreement entered into in connection with the private offering of the original notes.

•	The terms of the exchange notes are substantially identical to the original notes, except that the exchange notes, subject to specified conditions, will be freely tradable.

•	The exchange notes will be guaranteed on a senior subordinated basis by certain of our current and future domestic restricted subsidiaries.

•	We do not plan to list the exchange notes on a national securities exchange or automated quotation system.

Please see “ Risk Factors” beginning on page 21 of this prospectus for a discussion of certain factors that you should consider before participating in this exchange offer.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days (which period may be extended in specified circumstances) from the thirtieth business day after the effective date of the registration statement of which this prospectus is a part or such shorter period as will terminate when any broker-dealer has sold all exchange notes held by it, we will make this prospectus available to such broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

None of the Securities and Exchange Commission, the Louisiana Gaming Control Board, the Indiana Gaming Commission, the Missouri Gaming Commission, the Nevada Gaming Commission, the Nevada State Gaming Control Board, the City of Reno, Nevada gaming authorities, the New Jersey Casino Control Commission, the Gaming Board for the Commonwealth of The Bahamas, or any state securities commission or any other gaming authority or other regulatory agency, has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is             , 2008

We have not authorized any dealer, salesperson or other person to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on unauthorized information or representations.

This prospectus does not offer to sell nor ask for offers to buy any of the securities in any jurisdiction where it is unlawful, where the person making the offer is not qualified to do so, or to any person who cannot legally be offered the securities. The information in this prospectus is current only as of the date on its cover and may change after that date.

This prospectus incorporates important business and financial information about us that is not included in or delivered with this document. You may obtain information incorporated by reference, at no cost, by writing or telephoning us at the following address:

Pinnacle Entertainment, Inc.

Investor Relations

3800 Howard Hughes Parkway

Las Vegas, Nevada 89169

(702) 784-7777

To obtain timely delivery, you must request this information no later than five business days before the date you must make your investment decision. Therefore, we must receive your request for this information no later five (5) business days prior to the expiration of the exchange offer.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

We file annual, quarterly and special reports, proxy statements and other information with the United States Securities and Exchange Commission, or the SEC. You may read and copy any document we file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room and its copy charges. Our SEC filings are also available to the public on the SEC’s website at www.sec.gov. Our common stock is listed on the New York Stock Exchange, or NYSE, under the symbol “PNK” and all reports, proxy statements and other information filed by us with the NYSE may be inspected at the NYSE’s offices at 20 Broad Street, New York, New York 10005. We maintain a website at http://www.pnkinc.com with information about our company. Our website and information contained on, or that can be accessed through, our website are not incorporated into this prospectus and do not constitute a part of this prospectus. Our website address referenced above is intended to be an inactive textual reference only and not an active hyperlink to our website.

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange offer. This prospectus does not contain all of the information contained in the registration statement and the exhibits to the registration statement. Copies of our SEC filings, including the exhibits to the registration statement, are available through us or from the SEC through the SEC’s website or at its facilities described above.

In this prospectus, we “incorporate by reference” the information we file with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with the SEC rules), which means that we can disclose important information to you by referring to that information. The information incorporated by reference is considered to be an important part of this prospectus. Any statement in a document incorporated by reference in this prospectus will be deemed to be modified or superseded to the extent a statement contained in this prospectus or any other subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such statement. In addition, information contained in this prospectus shall be modified or superseded by information in any such subsequently filed documents which are incorporated by reference in this prospectus. We incorporate by reference in this prospectus the following documents filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended, or the Exchange Act:

1. Our annual report on Form 10-K for the year ended December 31, 2007 (including without limitation Exhibit 99.1 thereto dealing with gaming regulations);

2. Our definitive 2008 Proxy Statement filed on April 16, 2008; and

3. Our current reports on Form 8-K filed on January 7, 2008, January 16, 2008, February 26, 2008 (with respect to Item 1.01 and Exhibit 10.1 only) and April 4, 2008.

We also incorporate by reference any future filings made by us with the SEC (other than information furnished pursuant to Item 2.02 or Item 7.01 of Form 8-K or as otherwise permitted by the SEC’s rules) under Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering, and any reoffering, of the securities offered hereby.

You may request a copy of these filings, at no cost, by writing or telephoning us at the address on the previous page of this prospectus. Exhibits to the filings will not be sent, however, unless those exhibits have been specifically incorporated by reference in this prospectus.

i

MARKET DATA

We use market and industry data throughout this prospectus and the documents incorporated by reference herein that we have obtained from market research, publicly available information and industry publications. These sources generally state that the information that they provide has been obtained from sources believed to be reliable, but that the accuracy and completeness of such information is not guaranteed. The market and industry data is often based on industry surveys and the preparers’ experience in the industry. Similarly, although we believe that the surveys and market research that others have performed are reliable, we have not independently verified this information.

ii

PROSPECTUS SUMMARY

This is only a summary of the prospectus. You should read the entire prospectus, including “Risk Factors” and our consolidated financial statements and related notes, as well as the documents incorporated by reference in this prospectus, before making an investment decision. Unless the context indicates otherwise, all references to “Pinnacle,” “the Company,” “we,” “our,” “ours” and “us” refer to Pinnacle Entertainment, Inc. and its consolidated subsidiaries.

Our Company

We are a leading developer, owner and operator of casinos and related hospitality and entertainment facilities. Domestically, we currently operate six casino destinations, we have four other casino developments in various stages of planning and construction, and we are pursuing two other casino development opportunities. In addition, we have several small casino facilities in foreign markets.

Our long-term strategy is to maintain and improve each of our existing casinos; to build new resorts that produce favorable returns above our cost of capital; and to develop the systems to tie all of our casinos together into a national gaming network. Hence, we are developing new, high-quality gaming properties in attractive gaming markets; we are maintaining and improving our existing properties with disciplined capital expenditures; we are developing a customer loyalty program designed to motivate customers to continue to patronize our casinos; and we may make strategic acquisitions at reasonable valuations, when and if available.

Our largest casino resort is L’Auberge du Lac in Lake Charles, Louisiana. Lake Charles offers the closest full-scale casino-hotel facilities to Houston (the seventh-largest metropolitan statistical area in the United States), as well as the Austin and San Antonio metropolitan areas. Lake Charles is approximately 145 miles from Houston and approximately 300 miles and 335 miles from Austin and San Antonio, respectively. L’Auberge du Lac offers approximately 995 guestrooms and suites, inclusive of our recent expansion. We recently completed an expansion project, in which we invested approximately $67 million as of the year ended December 31, 2007, and which includes 252 additional guestrooms (10 of which are new private garden villas), additional retail shops, an expanded pool area and other amenities.

Our Boomtown New Orleans casino is the only casino in the West Bank neighborhood, across the Mississippi River from downtown New Orleans. The West Bank generally did not flood as a result of the levee breaches that occurred in connection with the hurricanes in 2005 and has experienced substantial growth during the regional reconstruction. Responding to the growth within our community, we have been designing a 200-guestroom upscale hotel, the first guestrooms at this property, and other upgrades. We also plan to replace the three-level casino riverboat with a large single-deck casino boat, similar to the casino at L’Auberge du Lac. These projects are estimated to involve an investment of approximately $150 million.

Our southern Indiana property, Belterra Casino Resort, opened in October 2000, and is located along the Ohio River near Vevay, Indiana, approximately one hour from downtown Cincinnati, Ohio and 80 minutes from Louisville, Kentucky. Belterra is approximately two hours from Indianapolis, which is the third-largest market for Belterra. Management estimates that residents of the Indianapolis metropolitan area account for approximately 10% of Belterra’s casino revenues and approximately 11% of the guests staying at Belterra’s 608-guestroom hotel. The total population within 300 miles of Belterra is approximately 48 million. Belterra attracts customers by offering amenities that are generally superior to those at competing regional properties, several of which are closer to the population centers than Belterra. In August 2007, we added five retail shops. In December 2007, we completed the refurbishment of 11 of the high-end suites at Belterra. In light of the approval in May 2007 of legislation allowing two large slot machine casinos at racetracks in Indianapolis, we postponed indefinitely our planned construction of a 250-guestroom addition at the property.

Our Boomtown Bossier City property in Bossier City, Louisiana, features a regional hotel built around a dockside riverboat casino. The property is located on a site directly adjacent to, and easily visible from, Interstate 20. The Bossier City/Shreveport region is a three-hour drive from the Dallas/Fort Worth metropolitan area along Interstate 20. In 2006, we acquired a barge that we intend to convert to an arrival facility for guests of our riverboat casino. The arrival facility will adjoin our casino and offer escalators, making it easier for customers to travel among the three levels of our riverboat casino.

Lumière Place-St. Louis includes our new Lumière Place Casino and The Admiral Riverboat Casino, which we used to refer to as The President Riverboat Casino. Lumière Place, which is located in downtown St. Louis, Missouri, offers a 75,000-square-foot casino, a luxury Four Seasons Hotel St. Louis, the all-suites HoteLumière (formerly the Embassy Suites Hotel, which we have extensively refurbished), restaurants, banquet facilities, retail shops and convention/meeting space, including a ballroom. The Admiral Riverboat Casino offers approximately 845 slot machines and 30 table games. We own all of the facilities and have entered into a long-term agreement with Four Seasons Hotels Limited to manage our Four Seasons Hotel St. Louis. A group led by famed chef Hubert Keller manages two of our restaurants. Lumière Place is located across from the Edward Jones domed stadium and America’s Center Convention Center and just north of the famous Gateway Arch. A pedestrian tunnel to the America’s Center convention center, the Edward Jones domed stadium and the city’s central business district is expected to open in mid-May 2008. We are currently using approximately nine of the 18 acres that we own in downtown St. Louis for the Lumière Place Casino and Hotels.

Boomtown Reno is a land-based casino-hotel located approximately 11 miles west of downtown Reno, Nevada, near the California border along Interstate 80. This interstate is the primary east-west interstate highway serving northern California. In the second quarter of 2007, we closed Boomtown Reno’s truck stop to accommodate the construction of a Cabela’s Inc. branded outdoor sporting goods store, which opened in November 2007. We sold approximately 28 acres of land to Cabela’s Inc. in 2006. We have entitlements to construct a new satellite casino and travel plaza on approximately 23 acres at a different location on the property’s 490 acres of available land. We continue to evaluate other opportunities to develop, sell or otherwise monetize our remaining excess available land.

Casino Magic Argentina, which is owned by an unrestricted subsidiary, consists of one large and several small casinos in the Patagonia region of Argentina. Casino Magic Argentina recently opened 16 suites of the 32-guestroom hotel that adjoins our principal casino in Neuquén, Argentina and anticipates opening the 15 standard rooms and one presidential suite in the 2008 second quarter. Casino Magic Argentina anticipates investing approximately US$13 million in the hotel project, which is being funded through the property’s existing cash balances and operating cash flows. We have certain exclusive rights to operate casinos in the principal cities of the Province of Neuquén. Our exclusivity rights in Neuquén should be extended from 2016 to 2021 upon the opening of our new hotel and inspection and approval of the hotel by the local gaming commission.

The Casino at Emerald Bay is a boutique casino adjoining the Four Seasons Resort at Emerald Bay on the picturesque island of Great Exuma in The Bahamas. Our casino opened in May 2006 and is the first and only casino on the island.

We are building a casino-hotel called River City in St. Louis County, Missouri, which we expect to open in 2009. River City is located just south of the confluence of the Mississippi River and the River des Peres in the community of Lemay, one of the most densely populated areas in the St. Louis region. The first phase of the River City project is planned to include a gaming and multi-use facility and several restaurants at an estimated cost of $375 million. The second phase for the River City project is expected to include a hotel with a minimum of 100 guestrooms, as well as other amenities to be determined at a later time, at an estimated cost of $75 million. The River City casino-hotel is located on approximately 56 acres of land we control under a long-term lease from St. Louis County. The opening of River City is subject to approval of the Missouri Gaming Commission (the “MGC”).

In June 2007, the Louisiana Gaming Control Board (the “LGCB”) approved the architectural plans for our proposed Sugarcane Bay casino resort to be built adjacent to our L’Auberge du Lac facility, which site was approved by voters of Lake Charles, Louisiana in November 2006. The project will utilize one of the two gaming entities we acquired from Harrah’s Entertainment, Inc. (“Harrah’s”) in 2006. One of the conditions to our license requires a minimum project investment of $350 million. Our plans for Sugarcane Bay include a floating, single-level dockside casino similar to that of L’Auberge du Lac and a 400-guestroom hotel, to be built on approximately 234 acres of land being leased from the Lake Charles Harbor and Terminal District. Included in the 234 acres of land we leased in January 2008 are 50 acres that we purchased for $5.0 million, though we have not selected the particular location of the acreage purchased. We will designate the location of those 50 acres in connection with the opening of Sugarcane Bay. Our Sugarcane Bay project is subject to various zoning and permitting requirements and approval of the LGCB. In addition, we have acquired approximately 56 acres of land adjacent to our Sugarcane Bay and L’Auberge du Lac properties for possible future development. We are required to complete specific milestones within certain timeframes and complete construction within 18 months of commencing excavating and grading work for the foundations, subject to certain approvals by the LGCB.

On September 18, 2007, the LGCB approved our planned $250 million casino-hotel resort named Rivière in Baton Rouge, Louisiana. Rivière will use the other gaming entity acquired from Harrah’s. We own approximately 517 acres of land and we are a majority co-owner of an additional 58 acres of land, approximately 10 miles south of downtown Baton Rouge, Louisiana. We are actively seeking the partition of such co-owned acreage with the third-party minority owner. On February 9, 2008, the voters of East Baton Rouge Parish approved this location for a casino as required under state law. The project is subject to certain conditions and various other approvals. Baton Rouge is currently believed to rival New Orleans as the largest city in Louisiana and has experienced significant growth in recent years, both before and particularly after the effects of the 2005 Hurricane Katrina on the nearby New Orleans region. We are currently in the design phase of this project. Similar to Sugarcane Bay, we are required to complete specific milestones within certain timeframes and complete construction of the first phase within 18 months of commencing excavating and grading work for the foundations, subject to certain approvals by the LGCB.

In November 2006, we purchased entities that owned a former casino site and an adjoining parcel in Atlantic City, New Jersey, which included the former Sands Casino Hotel. The aggregate purchase price paid at closing for the former casino site and additional property, other assets, tax benefits and working capital items of the entities was approximately $275 million. We paid an additional $10.1 million in the first quarter of 2007, following the settlement of a property tax matter that resulted in a like amount of property tax credits being available to us in future years. In early 2008, we acquired or agreed to purchase an additional four acres. In the aggregate, the Atlantic City site comprises approximately 22 contiguous acres at the heart of Atlantic City, with extensive frontage along The Boardwalk, Pacific Avenue and Brighton Park. We began site preparation work in 2007, including the implosion of the former Sands Casino Hotel and other structures on the site. We continue to plan and design our Atlantic City project, which for a resort of this size is expected to take at least two to three years from the date of our acquisition of the site in November 2006. The construction will then require approximately three to four additional years to complete with an anticipated opening date no earlier than 2012, subject to various regulatory approvals. This casino project is intended to be among the largest and most spectacular resorts in the region. While we have not yet determined the final scope or overall design of the new project, we estimate that its size and our investment will be substantially larger than those at any of our other facilities.

In December 2007, the Unified Government of Wyandotte County/Kansas City, Kansas (the “Unified Government”) endorsed our plan as one of three proposals sent on to state officials for consideration for selection to build and operate the one free-standing casino to be permitted in the county under legislation passed in 2004. Besides these three, there are other competing proposals under consideration for the same license. On December 31, 2007, our subsidiary signed a development agreement with the Unified Government outlining our obligations if we are selected by the State. We believe that the other two proposals endorsed by the Unified Government signed similar development agreements. If we are chosen as the licensee, we intend to invest $650 million in the project, which, at a minimum, will include the construction of (a) a gaming and multi-use facility; (b) a 500-guestroom hotel; (c) a combination retail, commercial and/or entertainment facility; (d) a convention center; and (e) a central water feature connecting the gaming facility with the Schlitterbahn Vacation Village resort and water park now under construction. The project is anticipated to be substantially completed approximately 36 months after the occurrence of the latter of (i) the Lottery Gaming Facility Management Contract becoming effective or (ii) the resolution of the pending lawsuit relating to the constitutionality of the Kansas Expanded Lottery Act. The State of Kansas is expected to choose the licensee during 2008.

In August 2006, we purchased approximately one and one-half acres of gaming-zoned land in Central City, Colorado, which is approximately 40 miles from Denver, Colorado. We have an option to purchase an additional six acres of adjoining, non-gaming zoned land. We believe our Central City land is the most conveniently located gaming-zoned site for Denver customers.

Our intention is to utilize existing cash resources, cash flows from operations, funds available under our credit facility and anticipated Biloxi and New Orleans insurance proceeds to fund operations, maintain existing properties, make necessary debt service payments and fund the development of some of our capital projects. The capital required for our development and expansion projects, taken as a whole, currently exceeds our available resources. Accordingly, construction of all of our projects will require us to access the capital markets. We expect that a substantial portion, and perhaps all, of the capital that we intend to invest in future years will be indebtedness and that our financial leverage will increase. As a result of the turmoil in the capital markets, the availability of financing in the credit markets is constrained, expensive and perhaps unavailable. We can give no assurance as to when financing would be available on more favorable terms. Various projects may have to be postponed or may not make economic sense, or may not be possible to finance, if capital markets do not improve. We intend to proceed with construction of our various projects when and if we believe that permanent financing can be arranged on terms favorable to stockholders relative to the returns anticipated from each project.

Summary of Our Properties as of December 31, 2007

		Approximate Number of
Locations	Principal Markets	Slot Machines	Table Games	Hotel Rooms
Operating Properties:
Domestic
L’Auberge du Lac, LA(a)	Houston, Beaumont, San Antonio, Austin, Southwest Louisiana and local patrons	1,600	60	995	(a)
Belterra Casino Resort, IN	Cincinnati and Louisville	1,705	55	608
Boomtown New Orleans, LA(b)	Local patrons	1,435	40	—
Boomtown Bossier City, LA	Dallas/Ft. Worth and local patrons	1,115	30	188
Lumière Place-St. Louis, MO
Lumière Place Casino and Hotels(c)	Local patrons and regional tourists	2,000	60	495	(c)
The Admiral Riverboat Casino	Local patrons and regional tourists	845	30	—
Boomtown Reno, NV(d)	Northern California, I-80 travelers and local patrons	945	25	318
International
Casino Magic Argentina(e)	Local patrons and regional tourists	985	50	30	(e)
The Casino at Emerald Bay, The Bahamas	International tourists	65	10	—

Operating Property Total		10,695	360	2,634

New Properties Under Development and/or Construction:
River City, St. Louis, MO(f)	Local patrons and regional tourists	2,300	60	100
Sugarcane Bay, Lake Charles, LA(g)	Houston, Beaumont, San Antonio, Austin, Southwest Louisiana and local patrons	1,500	50	400
Rivière, Baton Rouge, LA(h)	Local patrons and regional tourists	1,500	50	100
Atlantic City, NJ	New York City, Philadelphia, Baltimore, Washington, D.C., Boston and Buffalo	Not Yet Determined(i)
Potential Future Development Sites:
Kansas City, KS(j)	Local patrons and regional tourists	Not Yet Determined
Central City, CO(k)	Denver	Not Yet Determined

(a)	We opened 208 of the 252 new guestrooms at L’Auberge du Lac in December 2007. All of the guestrooms were available by the end of January 2008, bringing the total number of guestrooms to approximately 995.
(b)	We have announced plans to build a hotel and replace our casino barge at Boomtown New Orleans, and are currently in the design phase of the process.
(c)	We opened the Lumière Place Casino in December 2007. We opened the 200-guestroom Four Seasons Hotel St. Louis and the 294-guestroom HoteLumière (formerly the Embassy Suites Hotel, which has been extensively renovated) in early 2008.
(d)	As of February 2008, we have reduced the number of slot machines at our Boomtown Reno property to approximately 650 slot machines.
(e)	The data in the table represent the combined operations of the several casinos we operate in Argentina. We are in the process of constructing a 32-guestroom hotel that adjoins our casino in the city of Neuquén. Sixteen of the guestrooms were completed and became available in March 2008 and we anticipate completing the other 16 in the 2008 second quarter. For the year ended December 31, 2007, the Neuquén casino comprised approximately 87.9% of revenues of our Argentine operations.

(f)	We expect River City to open in 2009, subject to, among other things, final approval of the MGC.
(g)	We are underway with site preparation for our Sugarcane Bay casino-hotel. The project is subject to certain conditions and various approvals.
(h)	On February 9, 2008, the voters of East Baton Rouge Parish approved our casino-resort to be built on real estate that we own or control. The project is subject to certain conditions and various other approvals.
(i)	The specific attributes of our Atlantic City project have not yet been determined, but considering the size of the market and the site, location and cost of our site, this is expected to be significantly larger than any of our existing facilities.
(j)	We are seeking a license for a new gaming entertainment complex to be located on land we have optioned in Kansas City, Kansas. We have one of several proposals for the one license expected to be issued in this jurisdiction.
(k)	We own land and have an option to purchase additional land in Central City, Colorado.

Our Principal Operating Properties and Unrestricted Subsidiaries

L’Auberge du Lac is a major casino resort in Lake Charles, Louisiana that opened in May 2005. Located on 242 acres of land, L’Auberge du Lac currently offers approximately 995 guestrooms, several restaurants, approximately 28,000 square feet of meeting space, a championship golf course designed by Tom Fazio, retail shops and a full-service spa. Unlike most other riverboat casinos, all of the public areas at L’Auberge du Lac (except the parking garage), and in particular the casino, are situated entirely on one level. The casino is surrounded on three sides by the hotel tower and other guest amenities. The hotel at L’Auberge du Lac is the largest in Louisiana outside of New Orleans.

Boomtown New Orleans is a dockside riverboat casino. It currently features a casino, two restaurants, a delicatessen, a 350-seat nightclub, 4,600 square feet of meeting space, an arcade and approximately 1,700 parking spaces. The property opened in 1994 and is located on 54 acres in Harvey, Louisiana, approximately 10 miles from downtown New Orleans and across the Mississippi River in the “West Bank” suburban area.

Belterra Casino Resort is a regional resort with an adjoining dockside riverboat casino. It opened in October 2000 and is located on 315 acres of land along the Ohio River near Vevay, Indiana, approximately one hour from downtown Cincinnati, Ohio, and 80 minutes from Louisville, Kentucky. In the fourth quarter of 2006, a new road opened that provides a more direct route for our guests coming from Cincinnati and Louisville. Belterra features a large casino and a 608-guestroom hotel, six restaurants, 33,000 square feet of meeting and conference space, a 1,750-seat entertainment showroom, retail shops, a swimming pool, a championship golf course designed by Tom Fazio and a full-service spa. The resort provides approximately 2,000 parking spaces, most of which are in a multi-level parking structure.

Boomtown Bossier City is a regional hotel property built around a dockside riverboat casino. The property opened in October 1996 on a site directly adjacent to, and easily visible from, Interstate 20. The Bossier City/Shreveport region is a three-hour drive from the Dallas/Fort Worth metropolitan area along Interstate 20. The property includes 188 guestrooms, including four master suites and 88 junior suites, four restaurants and approximately 1,860 parking spaces.

Lumière Place-St. Louis includes our new Lumière Place Casino and The Admiral Riverboat Casino. Lumière Place, which is located in downtown St. Louis, Missouri, offers a 75,000-square-foot casino, a 200-guestroom luxury Four Seasons Hotel St. Louis, the 294 all-suites HoteLumière (formerly the Embassy Suites Hotel, which we have extensively refurbished), seven restaurants, banquet facilities, retail shops and more than 22,000 square feet of convention/meeting space, including a 7,300-square-foot ballroom. The Admiral Riverboat Casino offers approximately 845 slot machines and 30 table games. We are currently using approximately nine of the 18 acres that we own in downtown St. Louis for the Lumière Place Casino and Hotels.

Boomtown Reno is a land-based casino-hotel that has been operating for more than 40 years and is located on a portion of approximately 550 acres approximately 11 miles west of downtown Reno, Nevada. The property offers 318 guestrooms, which we are planning to refurbish. In addition, the property has three restaurants, a 30,000-square-foot amusement center and approximately 1,300 parking spaces. In addition to the main casino-hotel, the property has a gas station and mini-mart and a 197-space recreational vehicle park. The property also contains a large Cabela’s branded sporting goods store.

The Casino at Emerald Bay is a boutique casino adjoining the Four Seasons Resort Great Exuma at Emerald Bay on the picturesque island of Great Exuma in The Bahamas. The casino, which opened in May 2006, is the first and only casino on the island.

Unrestricted Subsidiaries. We have three principal unrestricted subsidiaries described below. Unrestricted subsidiaries will not be subject to the covenants under the indenture. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes.

Casino Magic Neuquén S.A., owner of Casino Magic Argentina, is one of our principal unrestricted subsidiaries. Casino Magic Argentina consists of one large and several small casinos in the Patagonia region of Argentina. The principal Casino Magic Argentina property, in the city of Neuquén, opened in July 2005 and replaced a leased facility that had operated for over 20 years. Casino Magic Neuquén includes a large, first-class casino, a restaurant, several bars and an entertainment venue on approximately 20 acres of land. We are constructing a 32-guestroom hotel, consisting of 15 large guestrooms and 17 suites, adjoining our casino. We anticipate investing approximately US$13 million in the hotel project, which is being funded through the property’s existing cash balances and operating cash flows. We have certain exclusive rights to operate casinos in the principal cities of the Province of Neuquén. Our exclusivity rights in Neuquén should be extended from 2016 to 2021 upon the opening of our new hotel and inspection and approval of the hotel by the local gaming commission. Casino Magic Neuquén has entered into agreements with us relating to slot machine leases, technical assistance services and the non-exclusive use of the of the trade name “Casino Magic,” which may be amended in future. In addition, we have made a $4 million loan to Casino Magic Neuquén.

PNK Development 10, LLC, or PNK 10, an unrestricted subsidiary, owns a corporate airplane, a Falcon 2000 aircraft, built in 2000 and acquired in April 2007. PNK 10 leases the Falcon to Pinnacle until December 31, 2008, with three remaining automatic one-year renewal terms, for monthly rental payments of $200,000. PNK 10 also held cash of approximately $852,000 at December 31, 2007.

As of December 31, 2007, PNK Development 11, LLC, or PNK 11, an unrestricted subsidiary, held approximately $72.9 million in cash and marketable securities as of such date.

In 2005, Landing Condominium LLC, or Landing Condominium, entered into a joint venture with local developers to develop a 10-story luxury condominium project in Laclede’s Landing, near Lumière Place. Port St. Louis Condominium, LLC, or Port St. Louis, which is 50% owned by Landing Condominium and 50% owned by a third party, then designed the building, arranged a $19.0 million financing commitment and solicited bids for the building’s construction. The estimated costs of construction turned out to be higher than was originally estimated, while the overall market for residential housing has deteriorated in the interim. As a result, the partners determined that the project would not achieve sufficient returns and Port St. Louis has terminated the project. Through Port St. Louis, we have contributed approximately $1.3 million in expenses and our partner has contributed a portion of the project real property. Landing Condominium is currently in discussions with the partner and a construction lender regarding dissolving Port St. Louis and the potential transfer of the property to the partner, for reimbursement of $500,000 of the expenses plus the entire purchase price paid by the partnership for the remaining portion of the project real property.

Recent Developments

On February 22, 2008, we and Arch Specialty Insurance Company entered into a settlement agreement to settle our suit against Arch in connection with the hurricane-related damage to our former casino in Biloxi, Mississippi and its Boomtown New Orleans casino in Harvey, Louisiana. Pursuant to the settlement agreement, Arch has paid us approximately $36.8 million in exchange for a full and final release of all claims and a dismissal with prejudice of our lawsuit against Arch. Arch’s payment came from its $50 million policy participation in the $100 million layer of coverage in excess of $150 million. We continue to pursue our claims against the two remaining defendant insurance carriers for their respective shares of our total hurricane-related damage and consequential loss, which we value at least at $297 million. One of those carriers, Allianz Global Risks US Insurance Company, insured the layer of loss between $100 million and $150 million and has previously advanced $5 million, subject to a reservation of rights. The other carrier, RSUI Indemnity Company, provided pari passu coverage with Arch for the $100 million layer and is the sole carrier for the layer of coverage between $250 million and $400 million. As of March 31, 2008, we have received payments totaling approximately $142 million from our insurers relative to these claims, including the settlement payment received from Arch.

Corporate Structure

The following chart illustrates the organizational structure of our principal operations. It is designed to depict generally how our various operations and major properties relate to one another and our ownership interest in them. It does not contain all of our subsidiaries and, in some cases for presentation purposes, we have combined separate entities to indicate operational relationships. We have also indicated the principal subsidiaries that are currently unrestricted subsidiaries under the indenture governing the exchange notes offered hereby, i.e., the subsidiaries that will not be guarantors and will not be subject to the indenture covenants.

(1)	President Riverboat Casino—Missouri, Inc., the entity that owns The Admiral Riverboat Casino, and PNK (Exuma) Limited, the entity that owns The Casino at Emerald Bay, are restricted subsidiaries but are not guarantors under the indentures governing our senior subordinated notes, including the exchange notes.
(2)	The unrestricted subsidiaries are Landing Condominium LLC (100% owned by Pinnacle) and Port St. Louis Condominium, LLC (50% owned by Landing Condominium LLC and 50% owned by a third party). Landing Condominium, the third-party partner and a construction lender are in discussions about dissolving Port St. Louis Condominium, LLC.
(3)	The unrestricted subsidiary is PNK Development 10, LLC and owns an airplane and as of December 31, 2007 held approximately $852,000 in cash.
(4)	The unrestricted subsidiary is PNK Development 11, LLC, which, as of December 31, 2007, held miscellaneous assets including $72.9 million in cash and marketable securities as of such date.
(5)	The unrestricted subsidiary is Casino Magic Neuquén, S.A.

The Exchange Offer

The following summary contains basic information about the exchange offer and the exchange notes. It does not contain all the information that is important to you. For a more complete understanding of the exchange notes, please refer to the sections of this prospectus entitled “The Exchange Offer” and “Description of Exchange Notes.”

The Exchange Offer	We are offering to exchange an aggregate of $385 million principal amount of our exchange notes for $385 million principal amount of our original notes. Original notes may be exchanged in integral multiples of $1,000 principal amount. To be exchanged, an original note must be properly tendered and accepted. All outstanding original notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes issued on or promptly after the expiration date of the exchange offer. Currently, there is $385 million aggregate principal amount of the original notes outstanding and there are no exchange notes outstanding.

The form and terms of the exchange notes will be substantially identical to those of the original notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain contractual transfer restrictions, registration rights and certain additional interest provisions applicable to the original notes prior to consummation of the exchange offer.

Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time on June 6, 2008, unless extended, in which case the term “expiration date” shall mean the latest date and time to which the exchange offer is extended. We do not currently intend to extend the expiration date of the exchange offer.

Withdrawal	You may withdraw the tender of your original notes at any time prior to the expiration date of the exchange offer. See “The Exchange Offer—Withdrawal Rights.”

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions which we may assert or waive. The exchange offer is not conditioned upon any minimum principal amount of original notes being tendered for exchange. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Original Notes	If you are a holder of original notes who wishes to accept the exchange offer, you must:

•

properly complete, sign and date the accompanying letter of transmittal (including any documents required by the letter of transmittal), or a facsimile of the letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal, and mail or otherwise deliver the letter of transmittal, together with the certificates for your original notes, to the exchange agent at the address set forth under “The Exchange Offer—Exchange Agent;” or

•

tender your original notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, or an agent’s message instead of the letter of transmittal, to the exchange agent. For a book-entry transfer to constitute a valid tender of your original notes in the exchange offer, Bank of New York Trust Company, N.A., as exchange agent, must receive a confirmation of book-entry transfer of your original notes into the exchange agent’s account at The Depositary Trust Company, or DTC, prior to the expiration or termination of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, see the discussion below under the caption “The Exchange Offer—Procedures for Tendering Original Notes.” As used in this prospectus, the term “agent’s message” means a message, transmitted by DTC to and received by the exchange agent and forming a part of a book-entry transfer, which states that DTC has received an express acknowledgment from the tendering participant stating that such participant has received and agrees to be bound by the letter of transmittal and that we may enforce such letter of transmittal against such participant.

By tendering your original notes in either manner, you will be representing, among other things, that:

•	you are acquiring the exchange notes issued to you in the exchange offer in the ordinary course of your business;

•

you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer; and

•	you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.

See “The Exchange Offer—Procedures for Tendering Original Notes.”

Special Procedures for Beneficial Owners

If you beneficially own original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your beneficially owned original notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender the original notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date. See “The Exchange Offer—Procedures for Tendering Original Notes.”

Guaranteed Delivery Procedures	If you wish to tender your original notes, but:

•	your original notes are not immediately available; or

•	you cannot deliver your original notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date; or

•	the procedures for book-entry transfer of your original notes cannot be completed prior to the expiration date,

you may tender your original notes pursuant to the guaranteed delivery procedures set forth in this prospectus and the letter of transmittal. See “The Exchange Offer—Guaranteed Delivery Procedures.”

Acceptance of Original Notes for Exchange and Delivery of Exchange Notes	Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all original notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. See “The Exchange Offer—Acceptance of Original Notes for Exchange and Delivery of Exchange Notes.”

Material United States Federal Income Tax Considerations	The exchange of exchange notes for original notes in the exchange offer should not be a taxable exchange for U.S. federal income tax purposes. See “Summary of Material United States Federal Income Tax Considerations.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes pursuant to the exchange offer.

Fees and Expenses	We will pay all expenses incident to the consummation of the exchange offer and compliance with the registration rights agreement. We will also pay certain transfer taxes applicable to the exchange offer, if any. See “The Exchange Offer—Fees and Expenses.”

Termination of Certain Rights

The original notes were issued and sold in a private offering to Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Wachovia Capital Markets, LLC, Calyon Securities (USA) Inc.,

Commerzbank Capital Markets Corp., Capital One Southcoast, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as the initial purchasers, on June 8, 2007. In connection with that sale, we executed and delivered a registration rights agreement for the benefit of the noteholders.

Pursuant to the registration rights agreement, holders of original notes: (i) have rights to receive additional interest in certain instances; and (ii) have certain rights intended for the holders of unregistered securities. Holders of exchange notes will not be, and upon consummation of the exchange offer, holders of original notes will no longer be, entitled to the right to receive additional interest in certain instances, as well as certain other rights under the registration rights agreement for holders of unregistered securities. If you do not tender your original notes in the exchange offer, after consummation of the exchange offer we will have no further obligation to you to register original notes under the registration rights agreement. See “The Exchange Offer.”

Resale of Exchange Notes	We believe, based on an interpretation by the staff of the SEC contained in no-action letters issued to third parties in other transactions, that you may offer to sell, sell or otherwise transfer the exchange notes issued to you in this exchange offer without complying with the registration and prospectus delivery requirements of the Securities Act, provided that:

•	you are acquiring the exchange notes issued to you in the exchange offer in the ordinary course of your business;

•

you are not engaged in, and do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes issued to you in the exchange offer; and

•	you are not an “affiliate” of ours within the meaning of Rule 405 under the Securities Act.

If you are not acquiring the exchange notes in the ordinary course of your business, or if you are engaging in, intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or if you are an affiliate of Pinnacle or any of our subsidiaries, then:

•

you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters;

•	you will not be entitled to tender your original notes in the exchange offer; and

•

in the absence of an exception from the position of the SEC stated in the bullet point above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction;

Furthermore, any broker-dealer that acquired any of its original notes directly from us:

•	may not rely on the position of the staff of the SEC described above; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

Broker-Dealers	Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes which were received by the broker-dealer as a result of market-making or other trading activities. Under the registration rights agreement, we have agreed that for a period of 180 days (which period may be extended in specified circumstances) following the thirtieth business day after the registration statement containing this prospectus is declared effective or such shorter period as will terminate when any broker-dealer has sold all exchange notes held by it, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Consequences of Failure to Exchange	If you do not tender your original notes or if you tender your original notes improperly, you will continue to be subject to the restrictions on transfer of your original notes as contained in the legend on the original notes. In general, you may not sell or offer to sell the original notes, except pursuant to a registration statement under the Securities Act or any exemption from registration thereunder and in compliance with all applicable state securities laws. See “The Exchange Offer—Consequences of Failure to Exchange.”

Exchange Agent	The Bank of New York Trust Company, N.A. is the exchange agent for the exchange offer.

The Exchange Notes

The form and terms of the exchange notes will be substantially identical to those of the original notes except that the exchange notes will have been registered under the Securities Act. Therefore, the exchange notes will not be subject to certain transfer restrictions, registration rights and certain additional interest provisions applicable to the original notes prior to the consummation of the exchange offer.

Issuer	Pinnacle Entertainment, Inc.

Total amount of exchange notes offered	Up to $385,000,000 in aggregate principal amount of 7 1/2% Senior Subordinated Notes due 2015.

Maturity date	June 15, 2015

Interest payment dates	June 15 and December 15 of each year. The first interest payment date on the original notes was December 15, 2007.

Guarantees	Our obligations under the exchange notes will be fully and unconditionally guaranteed on a senior subordinated basis, jointly and severally, by certain of our current and future domestic restricted subsidiaries. Certain of our subsidiaries, including our subsidiaries which own The Admiral Riverboat Casino in St. Louis, our Bahamian facility, our Argentine operations, our corporate aircraft and our condominium development in St. Louis, are not guarantors of the notes. As of December 31, 2007, the non-guarantor subsidiaries held approximately $183 million of our total assets of approximately $2.2 billion.

Ranking	The exchange notes and the subsidiary guarantees will be unsecured senior subordinated indebtedness. Accordingly, they will be:

•

subordinated in right of payment to all of our and our subsidiary guarantors’ existing and future indebtedness except indebtedness that expressly provides that it ranks equal or subordinate in right of payment to the notes and the subsidiary guarantees;

•

equal in right of payment to all of our and our subsidiary guarantors’ existing and future senior subordinated indebtedness, including our 8.75% senior subordinated notes due 2013, our 8.25% senior subordinated notes due 2012 and any original notes that remain after the consummation of the exchange offer;

•	senior in right of payment to all of our and our subsidiary guarantors’ future debt that is specifically subordinated to the notes and the guarantees;

•	effectively subordinated to all of our and our subsidiaries’ secured indebtedness; and

•	structurally subordinated to all obligations of our non-guarantor subsidiaries.

As of December 31, 2007, the exchange notes and the subsidiary guarantees would have been subordinated to (i) approximately $71 million of senior indebtedness, and (ii) approximately $554 million of unused revolving credit facilities. Of the amount of undrawn revolving credit facilities, we drew an additional $100 million between January 1, 2008 and March 31, 2008.

Optional redemption	Prior to June 15, 2010 we may redeem up to 35% of the aggregate principal amount of the exchange notes with the proceeds of certain equity offerings.

At any time prior to June 15, 2011, we may redeem some or all of the exchange notes at a redemption price equal to the principal amount of the exchange notes redeemed plus accrued and unpaid interest to the date of redemption plus an applicable premium. “Applicable premium” means with respect to any exchange note on any redemption date, the greater of (1) 1.0% of the principal amount of the exchange note; or (2) the excess of (a) the present value at such redemption date of (i) the optional redemption price of the note at June 15, 2011 plus (ii) all required interest payments due on the exchange note through June 15, 2011 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the treasury rate, as defined, as of such redemption date plus 50 basis points; over (b) the principal amount of the note. See “Description of Exchange Notes—Redemption at Make-Whole Premium.”

In addition, at any time on or after June 15, 2011, we may redeem some or all of the exchange notes at the redemption prices set forth under “Description of Exchange Notes—Optional Redemption.”

Offer to purchase	If we experience specific kinds of changes of control, and, under certain circumstances, if we sell assets, we may be required to offer to purchase the notes at the prices set forth under “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control” and “—Asset Sales.”

Redemption or other disposition based upon gaming laws	The notes are subject to redemption or disposition requirements imposed by gaming laws and regulations of gaming authorities in jurisdictions in which we conduct gaming operations. See “Description of Exchange Notes—Gaming Redemption or Other Disposition.”

Covenants	The indenture governing the notes, among other things, limits our (and our restricted subsidiaries’) ability to:

•	incur additional indebtedness and issue preferred stock;

•	pay dividends or distributions on or purchase our equity interests;

•	make other restricted payments or investments;

•	use our assets as security in other transactions;

•	place restrictions on distributions and other payments from restricted subsidiaries;

•	sell certain assets or merge with or into other entities; and

•	enter into transactions with affiliates.

Each of the covenants is subject to a number of important exceptions and qualifications. See “Description of Exchange Notes—Certain Covenants.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of the exchange notes.

Risk Factors

An investment in the exchange notes involves risk. You should carefully consider the information under “Risk Factors” in this prospectus and the information in our Annual Report on Form 10-K for the year ended December 31, 2007 and all other information included or incorporated by reference in this prospectus.

Corporate Information

We were incorporated in the State of Delaware in 1981 as the successor to a business that started in 1938. Our executive offices are located at 3800 Howard Hughes Parkway, Las Vegas, Nevada 89169 and our telephone number is (702) 784-7777.

Our website address is www.pnkinc.com. Information contained in our website, including any links contained in our website, does not constitute part of this prospectus.

Summary Consolidated Financial Data

The following tables present our summary consolidated financial data for the years ended December 31, 2007, 2006 and 2005. This data is derived from our audited consolidated financial statements and the notes to those statements. Because the data in these tables is only a summary, you should read our consolidated financial statements, including the related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Annual Report on Form 10-K that is incorporated herein by reference, as well as the other data we have incorporated by reference into this prospectus.

The following table presents our summary consolidated financial data for the years ended December 31, 2007, 2006 and 2005:

	For the years ended December 31,
	2007(a)	2006(b)	2005(c)
Statement of Operations Data:
Revenues	$923,711	$912,357	$668,463
Income (loss) from continuing operations	(1,385)	61,887	(60)
Income (loss) from discontinued operations, net	(21)	14,999	6,185
Net income (loss)	$(1,406)	76,886	6,125

Net income per common share—basic:
Income (loss) from continuing operations	$(0.02)	$1.30	$0.00
Income (loss) from discontinued operations, net	—	0.31	0.15

Net income (loss) per common share—basic	$(0.02)	$1.61	$0.15

Net income per common share—diluted:
Income (loss) from continuing operations	$(0.02)	$1.26	$0.00
Income (loss) from discontinued operations, net	—	0.30	0.14

Net income (loss) per common share—diluted	$(0.02)	$1.56	$0.14

Other Data:
Adjusted EBITDA(d):
L’Auberge du Lac	$75,257	$72,364	$11,331
Boomtown New Orleans	54,180	80,972	51,442
Belterra Casino Resort	39,251	37,289	39,574
Boomtown Bossier City	17,861	23,039	19,636
Lumière Place-St. Louis(a)	6,125	2,051	726
Boomtown Reno(e)	3,465	6,800	10,356
International(f)	12,777	9,176	7,777

Capital expenditures	$545,644	$186,533	$202,774

Cash flows provided by (used in):
Operating activities	$153,421	$206,527	$61,746
Investing activities	(566,161)	(459,323)	(138,602)
Financing activities	414,636	294,128	23,226

As of December 31, 2007
Balance Sheet Data:
Cash and cash equivalents	191,124
Total assets	2,193,544
Total notes payable	841,301
Stockholders’ equity	1,052,359

(a)	The results for 2007 include Lumière Place-St. Louis, which opened on December 19, 2007, the Four Seasons Hotel St. Louis, HoteLumière (the renovated former Embassy Suites Hotel) and The Admiral Riverboat Casino. We acquired The Admiral Riverboat Casino on December 20, 2006. The former Embassy Suites Hotel was closed March 31, 2007 for refurbishment. The restaurant at the former Embassy Suites Hotel remained open throughout the majority of 2007. HoteLumière and the Four Seasons Hotel St. Louis opened in January and February 2008, respectively.
(b)	The results for 2006 include merger termination proceeds, net of expenses, of $44.7 million.
(c)	The results for 2005 include losses on the early extinguishment of debt of $3.8 million.
(d)	We define Adjusted EBITDA as earnings before interest income and expense, income taxes, depreciation, amortization, pre-opening and development costs, non-cash share-based compensation, merger termination proceeds, asset impairment charges, loss on early extinguishment of debt and discontinued operations. We report segment operating results in part based on Adjusted EBITDA. Such segment reporting is on a consistent basis with how we measure our business and allocate resources internally. See Note 12 to our audited Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated herein by reference, for more information regarding our segment information.
(e)	We closed the truck stop at Boomtown Reno in June 2007 to facilitate construction of the neighboring Cabela’s Inc. branded sporting goods store. We have entitlements for a new satellite casino and travel plaza that could be built at a different location on the property’s 490 acres of available land.
(f)	Includes Casino Magic Argentina and The Casino at Emerald Bay in The Bahamas, which opened in May 2006.

RISK FACTORS

Before making any decision to participate in the exchange offer, you should carefully consider the following risk factors in addition to the other information contained in this prospectus and incorporated by reference in this prospectus, including but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2007 and other information which may be incorporated by reference in this prospectus as provided under “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” If any of the following risks materialize, our business, financial condition and results of operations may suffer. As a result, you could lose part or all of your investment. As used herein, the term “notes” means both the exchange notes and the original notes, unless otherwise indicated.

Risks Related to our Business

Our substantial funding needs in connection with our development projects, our current expansion projects and other capital-intensive projects, to the extent such projects are undertaken, will require us to raise substantial amounts of money from outside sources. In the near term, the availability of financing may be constrained by current disruptions in the credit markets.

We are currently engaged in and have planned expansions and development projects that would require substantial amounts of capital. We are currently constructing River City, are planning to begin construction of Sugarcane Bay in 2008, construction of Rivière in 2009, and have expansion and improvement projects at several of our existing facilities, including Boomtown New Orleans, Boomtown Reno and Boomtown Bossier City. These projects have an expected aggregate investment of more than $1.2 billion, of which we have invested approximately $56.4 million through December 31, 2007. In addition, our proposed Atlantic City project is expected to require a very substantial additional investment. We have been endorsed for a new casino resort in Kansas City, Kansas by that area’s Unified Government. If we are chosen as a licensee by the Kansas Racing and Gaming Commission, we expect to invest approximately $650 million in our Kansas City project. We may also consider additional small-scale and large-scale projects as such opportunities arise. Accordingly, we expect that the total cost of our development and expansion projects over the next several years will be several billion dollars. While we will endeavor to stage development and construction of these projects over several years, our proposed projects could strain our financial resources.

In order to fund all of these projects, we will need to access the capital markets since the capital required for these projects, taken as a whole, currently exceeds our available financial resources. As a result of the turmoil in the credit markets, the availability of debt financing is constrained, expensive and potentially unavailable. We cannot accurately predict when or if the credit markets will return to more normalized conditions. If the current debt market environment does not improve, we may not be able to raise additional funds in a timely manner, or on acceptable terms, or at all. Inability to access the capital markets, or the necessity to access the capital markets on less than favorable terms, may force us to delay, reduce or cancel planned development and expansion projects, sell assets or obtain additional equity financing. Our current stock price, along with the stock prices of many public gaming companies, has declined sharply from the recent historical levels. We may choose to cancel or delay projects rather than issue equity at these levels. This may impair our growth and materially and adversely affect our financial condition, results of operations and cash flow and the returns of investing in our securities.

Our ability to obtain bank financing or to access the capital markets for future debt or equity offerings may also be limited by our financial condition, results of operations or other factors, such as our credit rating or outlook at the time of any such financing or offering and the covenants in our existing debt agreements, as well as by general economic conditions and contingencies and uncertainties that are beyond our control. As we seek financing for our development projects, we will be subject to the risks of rising interest rates and other factors affecting the financial markets. Moreover, if we obtain additional funds by issuing equity securities or securities convertible into equity securities, dilution to stockholders may occur. In addition, preferred stock could be issued in the future without stockholder approval and the terms of the preferred stock could include dividend, liquidation, conversion, voting and other rights that are more favorable than the rights of the holders of our common stock.

Insufficient or lower-than-expected results generated from our new developments and acquired properties may negatively affect the market for our securities.

We cannot assure you that, if and once completed, the revenues generated from our new developments and acquired properties will be sufficient to pay related expenses; or, even if revenues are sufficient to pay expenses, that the new developments and acquired properties will yield an adequate or expected return on our significant investments. Our projects, if completed, may take significantly longer than we expect to generate returns, if any.

Moreover, lower-than-expected results from the opening of a new facility may negatively affect us and the market for our securities and may make it more difficult to raise capital, even as the shortfall increases the need to raise capital.

Many factors could prevent us from completing our construction and development projects as planned, including the escalation of construction costs beyond increments anticipated in our construction budgets.

Construction of major buildings has certain inherent risks, including the risks of fire, structural collapse, human error and electrical, mechanical and plumbing malfunction. Several of the buildings being built by us are high-rise structures, introducing additional risks related to heights and cranes. Our development and expansion projects also entail significant risks, including:

•	shortages of materials;

•	shortages of skilled labor or work stoppages;

•	unforeseen construction scheduling, engineering, excavation, environmental or geological problems;

•	natural disasters, hurricanes, weather interference, floods, fires, earthquakes or other casualty losses or delays;

•	unanticipated cost increases or delays in completing the projects;

•	delays in obtaining or inability to obtain or maintain necessary licenses or permits;

•	changes to plans or specifications;

•	disputes with contractors;

•	construction at our existing properties, which could disrupt our operations;

•	remediation of environmental contamination at some of our proposed construction sites, which may prove more difficult or expensive than anticipated in our construction budgets;

•	failure to obtain necessary gaming regulatory approvals and licenses, or failure to obtain such approvals and licenses on a timely basis; and

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requirements or government established “goals” concerning union labor or requiring that a portion of the project expenditures be through companies controlled by specific ethnic or gender groups, goals that may not be obtainable, or may only be obtainable at additional project cost.

Increases in the cost of raw materials for construction, driven by worldwide demand, higher labor and construction costs in urban areas such as St. Louis or Atlantic City and other factors, may cause price increases beyond those anticipated in the budgets for our development projects. Furthermore, the cost of construction in areas of the Gulf Coast that were affected by the hurricanes may rise due to demand for construction material and labor in such locales. Any shortages in materials or labor in such areas could prolong the construction period and increase the cost of our development projects in that area.

Escalating construction costs may cause us to modify the design and scope of projects from those initially contemplated or cause the budgets for those projects to be increased. We generally carry insurance to cover certain liabilities related to construction, but not all risks are covered and it is uncertain whether such insurance will provide sufficient payment in a timely fashion even for those risks that are insured.

It is uncertain whether any project will be completed on time or within established budgets. Significant delays or cost overruns related to our construction projects could significantly reduce any return on our investment in these projects and adversely affect our earnings and financial resources. There are also certain tax incentives for construction in hurricane damaged areas that require completion of new facilities by certain dates. There is no certainty that such dates will be met. Construction of our development projects exposes us to risks of cost overruns due to typical construction uncertainties associated with any project or changes in the designs, plans or concepts of such projects. For these and other reasons, construction costs may exceed the estimated cost of completion notwithstanding the existence of any guaranteed maximum price construction contracts.

In November 2007, we entered into a guaranteed maximum price contract for our Sugarcane Bay project. Pursuant to the terms of the contract, the general contractor is required to submit a proposal to us for the guaranteed maximum price in the near future. In the event that we and the general contractor are unable to agree upon the guaranteed maximum price, then we can either change the scope and scale of the work or terminate the contract. The contract must be approved by the LGCB.

In addition, we have not yet entered into a guaranteed maximum price contract with a general contractor with respect to our River City project. We have begun foundation work acting as our own general contractor and are utilizing a qualified sub-contractor. We anticipate completing the working drawings and entering into a guaranteed maximum price contract with a general contractor for the balance of the construction prior to completion of the foundations. Although it is our preference to enter into guaranteed maximum price construction contracts on major construction projects with general contractors when it is commercially reasonable to do so, we may build some or all of our future projects without entering into such construction contracts with general contractors.

Development of our Atlantic City site presents many risks, and we may not realize the financial and strategic goals that are contemplated from the development.

In November 2006, we completed our purchase of the entities that own the Atlantic City site. We continue to develop and design our Atlantic City project, which for a resort of this size is expected to take at least two to three years from the date of our acquisition of the site. The construction will then require approximately three to four additional years to complete. Concurrently, we are preparing the site for the future casino resort, including the late October 2007 implosion of an old casino-hotel structure. The new casino-hotel is planned to be among the largest and most spectacular resorts in the region. While we have not yet determined the scope or overall design of the new project, we estimate that the size and the cost of the new casino-hotel will be substantially greater than anything we have built previously.

The risks we may face in the development of our Atlantic City site include:

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We will face significant competition in the Atlantic City market. There are numerous casinos already in Atlantic City and casinos are now operating in Pennsylvania and New York. Legalization or expansion of gaming in other nearby jurisdictions could provide additional competition for casinos in Atlantic City;

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Our development of the Atlantic City site is planned to be of a larger scale than any we have undertaken. It will be subject to significant risks and contingencies, including those relating to construction and financing. We may not complete the development on time, within budget, or at all, which could exacerbate the risks associated with such development;

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Completion of the Atlantic City project would likely involve the incurrence of substantial amounts of additional indebtedness, which will increase the risks associated with our current level of indebtedness. Until the development is complete, a process that is estimated to take several years, we will not have any revenue relative to this investment. Accordingly, during construction, we will incur substantial amounts of indebtedness for the development without additional revenue to contribute to the servicing of such indebtedness until the new facility opens;

•	If we complete the development, the results of operations at our new Atlantic City casino may not meet our expectations or those of investors in our securities; and

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We must obtain approvals and a license from the New Jersey Casino Control Commission in order to operate the casino and it is uncertain whether such approvals and license will be obtained, or that they will be obtained on a timely basis.

The gaming industry is very competitive and increased competition, including by Native American gaming facilities, could adversely affect our profitability.

We face significant competition in all of the markets in which we operate. This competition will intensify if new gaming operations enter our markets or existing competitors expand their operations. In 2008, two racetracks in metropolitan Indianapolis are each expected to begin operating 2,000 slot machines.

In Pennsylvania, a total of five “racinos” and one stand-alone slot machine facility opened in 2006 and 2007. In addition, one “racino” is scheduled to open in 2008 and four stand-alone slot machine facilities are scheduled to open in 2009 and 2010. Each of these facilities will provide additional competition for our Atlantic City project.

Further, several of our properties are located in jurisdictions that restrict gaming to certain areas and/or are adjacent to states that currently prohibit or restrict gaming operations. Economic difficulties faced by state governments could lead to intensified political pressures for the legalization of gaming in jurisdictions where it is currently prohibited. The legalization of gaming in such jurisdictions could be an expansion opportunity for us or a significant threat to us, depending on where the legalization occurs and our ability to capitalize on it. In particular, our ability to attract customers would be significantly affected by the legalization or expansion of gaming in Texas, Ohio, Illinois, Kentucky, Oklahoma, California, Delaware, Pennsylvania, West Virginia, New York or northern New Jersey and the development or expansion of Native American casinos in our markets.

In the past, legislation to legalize or expand gaming has been introduced in some of these jurisdictions and federal law favors the expansion of Native American gaming. In 2006, legislation to add more than 30,000 slot machines at seven racetracks in Ohio was rejected by the voters of Ohio. In 2007, voters in West Virginia approved table games at racetracks in the Ohio, Hancock and Kanawha counties, but rejected a similar proposal in Jefferson County. In 2007, Indiana approved 2,000 slot machines at each of two racetracks in the Indianapolis area. In 2007, the Governor of Kansas signed legislation approving four state-owned casinos and up to 2,800 slot machines to be divided among three racetracks. We submitted two proposals for a new gaming entertainment complex to be located in Kansas City, Kansas and received an endorsement from the Unified Government for one of the proposals. We are one of several companies vying for the one gaming license anticipated to be issued in Northeastern Kansas. We expect similar proposals to legalize or expand gaming will be made in the future in various states and it is uncertain whether such proposals will be successful.

Even in gaming markets where the state governments do not choose to increase the maximum number of gaming licenses available, we face the risk that existing casino licensees will expand their operations and the risk that Native American gaming will continue to grow. Furthermore, Native American gaming facilities frequently operate under regulatory requirements and tax environments that are less stringent than those imposed on state-licensed casinos, which could provide them with a competitive advantage.

Many of our competitors are larger and have substantially greater name recognition and marketing resources than we do. Moreover, consolidation of companies in the gaming industry could increase the concentration of large gaming companies in the markets in which we operate. This may result in our competitors having even greater resources and name recognition than such competitors currently enjoy.

We face competition from racetracks that offer slot machines. We also compete with other forms of legalized gaming and entertainment such as bingo, pull-tab games, card parlors, sports books, pari-mutuel or telephonic betting on horse and dog racing, state-sponsored lotteries, video lottery terminals, video poker terminals and, in the future, may compete with gaming at other venues. Furthermore, competition from internet lotteries and other internet wagering gaming services, which allow their customers to wager on a wide variety of sporting events and play Las Vegas-style casino games from home, could divert customers from our properties and thus adversely affect our business. Such internet wagering services are often illegal under Federal law but operate from overseas locations and are nevertheless sometimes accessible to domestic gamblers.

We may not meet the conditions for the maintenance of the licenses that we plan to utilize for our Sugarcane Bay and Rivière projects.

In 2006, we completed the acquisition from Harrah’s of two entities that own certain Lake Charles, Louisiana gaming assets, including two licensed riverboat casinos, each with an associated gaming license. One of these licenses will be used in connection with our Sugarcane Bay facility and the other license will be used in connection with our planned Rivière facility. The LGCB has established numerous conditions for use of each of these licenses, including development of Sugarcane Bay on the site adjacent to L’Auberge du Lac and development of Rivière in Baton Rouge, which, if not satisfied, could result in forfeiture of such licenses. While we expect to fulfill all conditions set by the LGCB, it is uncertain whether we will be able to do so or that the LGCB would agree to make any amendments that might be necessary. Forfeiture of one or both licenses could adversely affect our plans for the Louisiana gaming market.

The terms of our credit facility and the indentures governing our subordinated indebtedness impose operating and financial restrictions on us.

Our credit facility and the indentures governing the notes and our 8.25% and 8.75% senior subordinated notes impose various customary covenants on us and our subsidiaries, including, among others, reporting covenants, incurrence covenants, covenants restricting our ability to make certain investments or other restricted payments, covenants to maintain insurance and comply with laws, covenants to maintain properties and other covenants customary in senior credit financings and indentures. In addition, our credit facility requires that we comply with various financial covenants, including an interest coverage and debt to operating cash flow ratios, and capital spending limits. Our ability to comply with these provisions may be affected by general economic conditions, industry conditions and other events beyond our control, including delay in the completion of new projects under construction. As a result, we cannot assure you that we will be able to comply with these covenants. Our failure to comply with the covenants contained in the instruments governing our indebtedness could result in an event of default, which could materially and adversely affect our operating results and our financial condition.

Economic and political conditions, including slowdowns in the economy, and other factors affecting discretionary consumer spending may harm our operating results.

The strength and profitability of our business depends on consumer demand for casino-hotel resorts and gaming in general and for the type of amenities we offer. A general downturn in economic conditions, changes in consumer preferences or other factors affecting discretionary consumer spending, including general or regional economic conditions, disposable consumer income, fears of recession and consumer confidence in the economy, could harm our business. An extended period of reduced discretionary spending and/or disruptions or declines in travel could significantly harm our operations.

Damage and closures caused by Hurricane Katrina in the New Orleans area make our future operating results at Boomtown New Orleans less predictable.

The damage caused by the hurricanes in the Gulf Coast and the New Orleans metropolitan area, including damage to roads, utilities and residential and commercial buildings, has affected the local gaming markets. Some of our competitors have chosen to exit the hurricane-damaged areas and some have chosen to reenter such markets on a grander scale and rebuild their facilities with significant capital investments. Tourism in the region is generally believed to be below pre-hurricane levels and may never return to such levels. As a result, future operating results at casinos in the region have been less predictable.

Issues with respect to our insurance policies could affect our recovery of further insurance proceeds associated with the 2005 hurricane damage and related business interruption.

We are currently in litigation with two insurance carriers regarding our right to recover further insurance proceeds from the damage to Casino Magic Biloxi, which was closed as a result of Hurricane Katrina and which we have now sold. In April 2006, we filed a claim for $347 million for property damage and business interruption incurred at the Casino Magic Biloxi site as a result of Hurricane Katrina. We have since revised our estimate of the value of our insurance claim, before consideration of any litigation claim for interest or bad-faith damages, to approximately $297 million. Such insurance claim includes approximately $171 million for property damage, approximately $120 million for business-interruption loss and approximately $5.7 million for emergency, mitigation and demolition expenses. We have received $105 million in advances as of December 31, 2007 towards our insurance claim and have reached a recent settlement with one insurance carrier for an additional approximately $36.8 million, which we received in March 2008. We continue to litigate with the two remaining defendant insurance carriers regarding our right to recover further insurance proceeds with respect to our claim. It is uncertain whether our damage claim will be sustained or whether we will be fully compensated for all losses sustained due to the closure of the Biloxi facility or whether we will be paid on a timely basis. Some of our insurance carriers have indicated to us that their estimate of the total loss is approximately $176 million. The recent settlement implies a negotiated level of loss less than the claimed amount of $297 million, but we have preserved all of our rights to pursue our full claim, plus interest, bad-faith and punitive damages against the two remaining insurance carriers that have withheld payment. We participated in a mediation with two of our three insurance carriers in September 2007; the recent settlement was reached with one of such insurance carriers. We recently agreed to attempt mediation with the third insurance carrier.

Recent natural disasters have made it more challenging for us to obtain similar levels of Weather Catastrophe Occurrence/Named Windstorm, Flood and Earthquake insurance coverage for our properties compared to the levels before the 2005 hurricanes.

Because of significant loss experience caused by hurricanes and other natural disasters over the last several years, a number of insurance companies have stopped writing insurance in Class 1 hurricane areas, including Louisiana and Mississippi. Others have significantly limited the amount of coverage they will write in these markets and have dramatically increased the premiums charged for this coverage. As a result, our policy limits for Weather Catastrophe Occurrences/Named Windstorms as well as other losses are significantly less than the policy limits we had during the 2005 hurricane season. During that period, our aggregate Weather Catastrophe Occurrence coverage was $400 million per occurrence. Our coverage for a Named Windstorm today is $200 million per occurrence, with a deductible of 5% of stated values. Above this $200 million limit, we have an additional $200 million of coverage per occurrence, but excluding Named Windstorms. If any of our properties suffer a Named Windstorm, any damages in excess of the coverage limits will likely be borne by us. A Weather Catastrophe Occurrence is defined in the 2005-2006 policies as “all loss or damage occurring during a period of 72 consecutive hours, which is caused by or results from a storm or weather disturbance, which is named by the National Weather Service or any other recognized meteorological authority. Storm or weather disturbance includes all weather phenomena associated with or occurring in conjunction with the storm or weather disturbance, including, but not limited to flood, wind, hail, sleet, tornadoes, hurricane or lightning.” A Named Windstorm is defined in the 2007-2008 policies as “the direct action of wind including wind driven rain, storm surge and resulting waves, tide or tidal water, tsunami, rapid accumulation of surface waters, or the rising (including overflow of breaking of boundaries) of lakes, reservoirs, rivers, streams or other bodies of water that has been declared by the National Weather Service to be a Hurricane, Typhoon, Tropical Cyclone or Tropical Storm.”

We operate in a highly taxed industry and may be subject to higher taxes in the future.

In most gaming jurisdictions, state and local governments raise considerable revenues from taxes based on casino revenues and operations. We also pay property taxes, admission taxes, sales and use taxes, payroll taxes, franchise taxes and income taxes.

Our profitability depends on generating enough revenues to pay gaming taxes and other largely variable expenses, such as payroll and marketing, as well as largely fixed expenses, such as our property taxes and interest expense. From time to time, state and local governments have increased gaming taxes and such increases can significantly impact the profitability of gaming operations.

We cannot assure you that governments in jurisdictions in which we operate, or the federal government, will not enact legislation that increases gaming tax rates.

We could lose the right to pursue our River City project if we fail to meet the conditions imposed by the Missouri Gaming Commission.

We have entered into a lease and development agreement with St. Louis County Port Authority with respect to our River City project. The St. Louis County Port Authority may terminate the lease and development agreement under certain instances. Under the lease and development agreement, if we fail to complete the applicable project in accordance with its terms, we will owe monetary penalties and liquidated damages and could lose the right to continue to pursue such project, irrespective of the substantial investments made to date.

One of our subsidiaries was selected by the MGC to proceed for licensing for the operation of the River City casino. The issuance of the operating license is subject to, among other requirements: (i) the completion of construction of the facility by a certain completion date; (ii) the construction of a road for access to the facility by a certain completion date; (iii) maintaining an interest coverage ratio (as defined by the MGC) of at least 2.0x; (iv) compliance with the statutory requirements regarding riverboat gaming, including the requirement that the casino is located within 1,000 feet of the Mississippi River; and (v) the suitability of Pinnacle and its key persons as defined by Missouri law. The issuance of the operating license is in the discretion of the MGC. Although our subsidiary was selected by the MGC to proceed for licensing, it is uncertain whether the license will ultimately be granted. We have invested a significant amount of capital in this project, which may be lost or difficult to recoup in the event that the license is not ultimately granted to us by the MGC.

Our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties.

The ownership, management and operation of gaming facilities are subject to extensive state and local regulation. The statutes, rules and regulations of the states and local jurisdictions in which we and our subsidiaries conduct gaming operations require us to hold various licenses, registrations, permits and approvals and to obtain findings of suitability. The various regulatory authorities, including the Indiana Gaming Commission, the Louisiana Gaming Control Board, the Missouri Gaming Commission, the Nevada State Gaming Control Board, the Nevada Gaming Commission, the New Jersey Casino Control Commission, the Government of the Province of Neuquén, Argentina and The Gaming Board of The Bahamas may, among other things, limit, condition, suspend, revoke or fail to renew a license to conduct gaming operations or prevent us from owning the securities of any of our gaming subsidiaries for any cause deemed reasonable by such licensing authorities. Substantial fines or forfeitures of assets for violations of gaming laws or regulations may be levied against us, our subsidiaries and the persons involved.

To date, we have obtained all governmental licenses, findings of suitability, registrations, permits and approvals necessary for the operation of our gaming facilities. However, it is uncertain whether we will be able to obtain any new licenses, registrations, permits, approvals and findings of suitability that may be required in the future or that existing ones will be renewed or will not be suspended or revoked. Any expansion of our gaming operations in our existing jurisdictions or into new jurisdictions may require various additional licenses, findings of suitability, registrations, permits and approvals of the gaming authorities. The approval process can be time consuming and costly and has no assurance of success.

Certain past transactions by a few employees of our Argentine subsidiary may not have complied with law and may subject our Argentine subsidiary to fines or other penalties.

We previously reported that a small number of employees of our Argentine subsidiary participated in transactions with certain third parties to transfer funds to Argentina using our Argentine subsidiary’s U.S. bank accounts. These transactions may not have complied with certain laws of Argentina, principally the currency exchange control laws. We believe that the amount of funds transferred totaled approximately $1.7 million in the aggregate. Based on an independent investigation of this matter, we do not believe that any funds of our subsidiary were misappropriated. We have reported the transactions to the Argentine authorities and have terminated certain of our employees. We also have informed our U.S. state gaming regulators of this matter. At this time, we do not know whether our Argentine subsidiary will have to pay a penalty or be subject to other consequences as a result of the transactions.

Potential changes in the regulatory environment could harm our business.

From time to time, legislators and special-interest groups have proposed legislation that would restrict or prevent gaming operations. Changes in regulations affecting the casino business can affect our existing or proposed operations. For example, on February 7, 2007, the city council of Atlantic City passed an ordinance prohibiting smoking in 75% of the gaming areas in Atlantic City casinos. This placed casinos in Atlantic City at a competitive disadvantage to certain casinos in Pennsylvania and New York and on tribal lands in Connecticut. Similarly, the city of Neuquén banned smoking in our Neuquén casino in Argentina, which ban does not apply to our competition in neighboring Rio Negro, Argentina. This has negatively affected our business. Other restrictions or prohibitions on our current or future gaming operations could curtail our operations and could result in decreases in income.

The concentration and evolution of the slot machine manufacturing industry could impose additional costs on us.

A majority of our revenues are attributable to slot machines at our casinos. It is important for competitive reasons that we offer the most popular and up-to-date slot machine games with the latest technology to our customers.

We believe that in recent years the prices of new slot machines and related slot machine systems have escalated faster than the rate of inflation. Furthermore, in recent years, slot machine manufacturers have frequently refused to sell slot machines featuring the most popular games, instead requiring participating lease arrangements. Generally, a participating lease is substantially more expensive over the long term than the cost to purchase a new machine.

For competitive reasons, we may be forced to purchase new slot machines, slot machine systems, or enter into participating lease arrangements that are more expensive than our current costs associated with the continued operation of our existing slot machines. If the newer slot machines do not result in sufficient incremental revenues to offset the increased investment and participating lease costs, it could affect our profitability.

Adverse weather conditions, highway construction, gasoline shortages and other factors affecting our facilities and the areas in which we operate could make it more difficult for potential customers to travel to our properties and deter customers from visiting our properties.

Our continued success depends upon our ability to draw customers from each of the geographic markets in which we operate. Adverse weather conditions or highway construction can deter our customers from traveling to our facilities or make it difficult for them to frequent our properties. In addition, gasoline shortages or fuel price increases in regions that constitute a significant source of customers for our properties could make it more difficult for potential customers to travel to our properties and deter customers from visiting our properties. We believe that the vast majority of our customers drive to our properties. Our small Bahamian casino, however, is highly dependent on air service to the island of Great Exuma.

Our dockside gaming facilities in Indiana, Louisiana and Missouri, as well as any additional riverboat or dockside casino properties that might be developed or acquired, are also subject to risks, in addition to those associated with land-based casinos, which could disrupt our operations. Although none of our vessels leave their moorings in normal operations, there are risks associated with the movement or mooring of vessels on waterways, including risks of casualty due to river turbulence, flooding, collisions with other vessels and severe weather conditions.

Our results of operations and financial condition could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism.

Natural disasters such as major hurricanes, floods, fires and earthquakes could adversely affect our business and operating results. Hurricanes are common to the areas in which our Louisiana properties are located and the severity of such natural disasters is unpredictable. In 2005, Hurricanes Katrina and Rita caused significant damage in the Gulf Coast region. Our Biloxi facility was destroyed by Hurricane Katrina. Our Boomtown New Orleans casino was forced to close for 34 days as a result of Hurricane Katrina. Hurricane Rita caused significant damage in the Lake Charles, Louisiana area and forced our L’Auberge du Lac resort to close for 16 days in addition to causing physical damage. Atlantic City is on a barrier island and could also be susceptible to hurricanes and storm surges. We cannot accurately predict the long-term impact that the recent hurricanes or any future natural disasters will have on our ability to maintain our customer base or to sustain our business activities.

Catastrophic events such as terrorist and war activities in the United States and elsewhere have had a negative effect on travel and leisure expenditures, including lodging, gaming (in some jurisdictions) and tourism. We cannot accurately predict the extent to which such events may affect us, directly or indirectly, in the future. We also cannot assure you that we will be able to obtain or choose to purchase any insurance coverage with respect to occurrences of terrorist acts and any losses that could result from these acts. If there is a prolonged disruption at our properties due to natural disasters, terrorist attacks or other catastrophic events, or if several of our properties simultaneously experience such events, our results of operations and financial condition could be materially adversely affected.

The loss of management and other key personnel could significantly harm our business.

Our continued success and our ability to maintain our competitive position is largely dependent upon, among other things, the efforts and skills of our senior executives and management team, including Daniel R.

Lee, our Chairman of the Board and Chief Executive Officer. Although we have entered into an employment agreement with Mr. Lee and certain of our other senior executives and managers, we cannot guarantee that these individuals will remain with us. If we lose the services of any members of our management team or other key personnel, our business may be significantly impaired. We cannot assure you that we will be able to retain our existing senior executive and management personnel or attract additional qualified senior executive and management personnel.

In addition, our officers, directors and key employees also are required to file applications with the gaming authorities in each of the jurisdictions in which we operate and are required to be licensed or found suitable by these gaming authorities. If the gaming authorities were to find an officer, director or key employee unsuitable for licensing or unsuitable to continue having a relationship with us, we would have to sever all relationships with that person. Furthermore, the gaming authorities may require us to terminate the employment of any person who refuses to file appropriate applications. Either result could significantly impair our gaming operations.

We experience seasonal fluctuations that significantly impact our operating results.

We experience significant fluctuations in our operating results due to seasonality and other factors. Historically, the summer months are our strongest period and the winter months are our slowest period.

We are subject to litigation which, if adversely determined, could cause us to incur substantial losses.

From time to time during the normal course of operating our businesses, we are subject to various litigation claims and legal disputes. Some of the litigation claims may not be covered under our insurance policies, or our insurance carriers may seek to deny coverage. As a result, we might also be required to incur significant legal fees, which may have a material adverse effect on our financial position. In addition, because we cannot predict the outcome of any action, it is possible that, as a result of current and/or future litigation, we will be subject to adverse judgments or settlements that could significantly reduce our earnings or result in losses.

We face environmental and archaeological regulation of our real estate.

Our business is subject to a variety of federal, state and local governmental statutes and regulations relating to the use, storage, discharge, emission and disposal of hazardous materials. Failure to comply with such laws could result in the imposition of severe penalties or restrictions on our operations by government agencies or courts of law or the incurrence of significant costs of remediation of hazardous materials. A material fine or penalty, severe operational or development restriction, or imposition of material remediation costs could adversely affect our business.

In addition, the locations of our current or future developments may coincide with sites containing archaeologically significant artifacts, such as Native American remains and artifacts. Federal, state and local governmental regulations relating to the protection of such sites may require us to modify, delay or cancel construction projects at significant cost to us.

We face risks associated with growth and acquisitions.

We regularly evaluate opportunities for growth through development of gaming operations in existing or new markets, through acquiring other gaming entertainment facilities or through redeveloping our existing facilities. For example, we acquired the Atlantic City site and entities that hold two riverboats and gaming operations to be used in our Sugarcane Bay and Rivière projects. The expansion of our operations, whether through acquisitions, development or internal growth, could divert management’s attention and could also cause us to incur substantial costs, including legal, professional and consulting fees. It is uncertain that we will be able to identify, acquire, develop or profitably manage additional companies or operations or successfully integrate such companies or operations into our existing operations without substantial costs, delays or other problems.

Additionally, it is uncertain that we will receive gaming or other necessary licenses or governmental approvals for our new projects or that gaming will be approved in jurisdictions where it is not currently approved. Further, we may not have adequate financing for such opportunities on acceptable terms.

Risks Related to our Capital Structure and this Offering

Our present indebtedness and projected future borrowings could have adverse consequences to us; future cash flows may not be sufficient to meet our obligations and we might have difficulty obtaining additional financing; we may experience adverse effects of interest-rate and exchange-rate fluctuations.

As of December 31, 2007, we had indebtedness of approximately $841 million, including $50 million drawn on the revolving credit facility, $275 million in aggregate principal amount of our 8.25% senior subordinated notes due 2012, $135 million in aggregate principal amount of our 8.75% senior subordinated notes due 2013, and $385 million in aggregate principal amount of the notes. Our credit facility is comprised of a $625 million revolving credit facility, of which we are limited to $350 million under the terms of the indenture governing our 8.75% senior subordinated notes (which limitation is $475 million under terms of our 8.25% senior subordinated notes). As of March 31, 2008, of the $350 million available for use under our revolving credit facility, we have drawn down $150 million and $22.3 million was utilized under various letters of credit. Our substantial development plans for capital-intensive projects will require us to borrow significant amounts under our credit facility and to incur substantial additional indebtedness.

While we believe that we have sufficient cash and cash-generating resources to meet our debt service obligations during the next 12 months, it is uncertain in the future whether we will generate sufficient cash flow from operations or through asset sales to meet our long-term debt service obligations. Our present indebtedness and projected future borrowings could have important adverse consequences to us, such as:

•	making it more difficult for us to satisfy our obligations with respect to the notes being offered hereby;

•	limiting our ability to obtain additional financing without restructuring the covenants in our existing indebtedness to permit the incurrence of such financing;

•

requiring a substantial portion of our cash flow to be used for payments on the debt and related interest, thereby reducing our ability to use cash flow to fund working capital, capital expenditures and general corporate requirements;

•	limiting our ability to respond to changing business, industry and economic conditions and to withstand competitive pressures, which may affect our financial condition;

•	incurring higher interest expense in the event of increases in interest rates on our borrowings that have variable interest rates;

•	limiting our ability to make investments, dispose of assets, pay cash dividends or repurchase stock;

•	heightening our vulnerability to downturns in our business or our industry or the general economy and restricting us from making improvements or acquisitions or exploring business opportunities;

•	restricting our activities compared to those of competitors with less debt or greater resources; and

•	subjecting us to financial and other restrictive covenants in our indebtedness, which a failure to comply with could result in an event of default.

If we fail to generate sufficient cash flow from future operations to meet our debt service obligations, we may need to refinance all or a portion of our debt on or before maturity. In such circumstances, it is uncertain that we will be able to refinance any of our debt. Our future operating performance and our ability to service or refinance our debt will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Our borrowings under our revolving credit facility are at variable rates of interest, and to the extent not protected with interest rate hedges, could expose us to market risk from adverse changes in interest rates. We currently have no such interest rate hedges. If interest rates increase, our debt service obligations on the variable-rate indebtedness could increase significantly even though the amount borrowed would remain the same. This may only be partially offset by earning higher rates of interest on our surplus cash balances. Additionally, our operation of Casino Magic Argentina exposes us to foreign exchange rate risk from adverse changes in the exchange rate of the dollar to the Argentine Peso. The Bahamian dollar has been pegged to the U.S. dollar for many years. If, however, this should change, then we would also be exposed to foreign exchange risk from our Bahamian casino.

Despite current indebtedness levels, we and our subsidiaries may still be able to incur substantially more debt. This could further exacerbate the risks associated with our substantial leverage.

We will have the right to incur substantial additional indebtedness in the future. The terms of our credit facility and the indentures governing our indebtedness restrict, but do not in all circumstances, prohibit us from doing so. Subject to satisfying the conditions for borrowing under our credit facility and certain indenture restrictions, we could borrow up to an additional $554 million as of December 31, 2007, the unused portion of the existing commitment under our revolving credit facility as of such date. All existing and future borrowings under our credit facility will be senior to the notes and the subsidiary guarantees. Under the instruments governing our debt, we are permitted to incur substantial additional debt that ranks senior to the notes. In addition, as of the date hereof, the indenture governing the notes would permit us to incur more than $2 billion of additional indebtedness under certain incurrence baskets without having to meet coverage ratio incurrence tests. Under certain debt incurrence tests, including tests based on a percentage of total assets or an ability to meet coverage ratio or EBITDA tests, the amount of total debt we could incur in the future under the indenture governing the notes could increase. While our other existing debt agreements would limit such incurrences under these baskets and incurrence tests, future debt agreements may not contain such limitations.

Any additional debt may be governed by indentures or other instruments containing covenants that could place restrictions on the operation of our business and the execution of our business strategy in addition to the restrictions on our business already contained in the agreements governing our existing debt. Because any decision to issue debt securities or enter into new debt facilities will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of any future debt financings and we may be required to accept unfavorable terms for any such financings.

In addition, to build the development projects described in this prospectus, we will need to incur additional indebtedness to finance the development and construction costs of these projects and some or all of such additional indebtedness may rank senior to the notes. If our existing and contemplated levels of indebtedness are further increased, the related risks will increase correspondingly.

Our indebtedness imposes restrictive covenants on us.

Our credit facility and the indentures governing the notes, the 8.25% notes and the 8.75% notes impose various customary covenants on us and our subsidiaries. The restrictions that are imposed under these debt instruments include, among other obligations, limitations on our and our subsidiaries’ ability to:

•	incur additional debt;

•	make payments on subordinated obligations;

•	make dividends or distributions and repurchase stock;

•	make investments;

•	grant liens on our property to secure debt;

•	enter into certain transactions with affiliates;

•	sell assets or enter into mergers or consolidations;

•	sell equity interests in our subsidiaries;

•	create dividend and other payment restrictions affecting subsidiaries;

•	change the nature of our lines of business;

•	make capital expenditures;

•	designate restricted and unrestricted subsidiaries; and

•	amend or modify our subordinated indebtedness without obtaining consents from the holders of our senior indebtedness.

Our credit facility imposes various customary affirmative covenants on us and our subsidiaries, including among others, reporting covenants, covenants to maintain insurance, comply with laws, maintain properties and other covenants customary in senior credit financings of this type. In addition, our credit facility requires that we comply with various restrictive financial covenants, including interest coverage ratio and debt to operating cash flow ratio, and capital spending limits.

Our ability to comply with these provisions may be affected by general economic conditions, industry conditions, and other events beyond our control, including delay in the completion of new projects under construction. As a result, we cannot assure you that we will be able to comply with these covenants. Our failure to comply with the covenants contained in the instruments governing our indebtedness, including our credit facility and the indentures governing the notes, the 8.25% notes and the 8.75% notes, including failure as a result of events beyond our control, could result in an event of default, which could materially and adversely affect our operating results and our financial condition.

If there were an event of default under one of our debt instruments, the holders of the defaulted debt could cause all amounts outstanding with respect to that debt to be due and payable, subject to applicable grace periods. This could trigger cross-defaults under our other debt instruments, including the notes. We cannot assure you that our assets or cash flow would be sufficient to repay borrowings under our outstanding debt instruments, including the notes, if accelerated upon an event of default, or that we would be able to repay, refinance or restructure the payments on any of those debt instruments, including the notes.

To service our indebtedness, we will require a significant amount of cash, which depends on many factors beyond our control.

We cannot assure you that our business will generate sufficient cash flow from operations, that our anticipated revenue growth will be realized, or that future borrowings will be available to us under our credit facility in amounts sufficient to enable us to pay our indebtedness, including the notes, or to fund our other liquidity needs. In addition, as we undertake substantial new developments or facility renovations or if we consummate significant acquisitions in the future, our cash requirements and our debt service requirements may increase significantly.

If we fail to generate sufficient cash flow from future operations to meet our debt service obligations, we may need to refinance all or a portion of our debt, including the notes, on or before maturity. We cannot assure you that we will be able to refinance any of our debt, including our credit facility, the notes, the 8.25% notes and the 8.75% notes, on attractive terms, commercially reasonable terms or at all, particularly because of our anticipated high levels of debt and the debt incurrence restrictions imposed by the agreements governing our debt. Under our credit facility, the revolving credit facility matures in December 2010. The 8.25% notes will mature in March 2012 and the 8.75% notes will mature in October 2013. Our future operating performance and our ability to service or refinance the notes and our other debt and to service, extend or refinance our credit facility will be subject to future economic conditions and to financial, business and other factors, many of which are beyond our control.

Your right to receive payments on the notes or under the subsidiary guarantees is junior to our existing senior indebtedness and our subsidiary guarantors’ existing senior indebtedness and possibly all of our future borrowings. Further, your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.

The notes and the subsidiary guarantees rank junior in priority to all of our and the subsidiary guarantors’ existing indebtedness and all of our and their future borrowings (other than the 8.25% notes, the 8.75% notes, and trade payables), except future indebtedness that provides that it ranks equal with, or subordinated in right of payment to, the notes. As of December 31, 2007, the notes would have been subordinated to (i) approximately $71 million of senior indebtedness, and (ii) approximately $554 million of unused revolving credit facilities. Of the amount of undrawn revolving credit facilities, we drew an additional $100 million between January 1, 2008 and March 31, 2008. In addition, at December 31, 2007 the notes would have been pari passu with approximately $410 million aggregate principal amount of our and our subsidiary guarantors’ senior subordinated debt. We will be permitted to incur substantial additional indebtedness, including senior indebtedness, in the future under the terms of the indenture. In addition, some or all of the additional indebtedness we may need to incur to finance the development and construction costs of our proposed new development projects could be senior indebtedness.

As a result, upon any distribution to our creditors or the creditors of any of the subsidiary guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to us or any of the subsidiary guarantors or our or their property, all holders of our and our subsidiary guarantors’ senior indebtedness will be entitled to be paid in full before any payment may be made with respect to the notes or the subsidiary guarantees. Further, our credit facility is secured by substantially all of our assets and those of our subsidiaries (other than our Argentine subsidiary and certain other unrestricted subsidiaries). The notes will be unsecured and therefore will be effectively subordinated in right of payment to all existing and future secured debt we may incur to the extent of the value of the assets securing such debt.

In addition, all payments on the notes and the subsidiary guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 of 360 consecutive days in the event of certain non-payment defaults on senior debt.

In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to us or the subsidiary guarantors, holders of the notes will participate with trade creditors and all other holders of our and our subsidiary guarantors’ subordinated indebtedness (including the 8.25% notes and the 8.75% notes) in the assets remaining after we and the subsidiary guarantors have paid all of the senior debt, and there may not be sufficient assets remaining to pay amounts due on the notes. In addition, in the event of any distribution or payment of assets of us or the subsidiary guarantors in any foreclosure, dissolution, winding up, liquidation or reorganization, holders of secured indebtedness will have a secured prior claim to our assets and those of the guarantor subsidiaries which constitutes their collateral.

Moreover, some but not all of our subsidiaries will guarantee the notes. For example, President Riverboat Casino-Missouri, Inc., Landing Condominium, LLC, Port St. Louis Condominium, LLC, PNK Development 11, LLC, PNK Development 10, LLC, PNK (Exuma) Limited and Casino Magic Neuquén S.A. will not be guarantors of the notes. These entities own and operate The Admiral Riverboat Casino, our condominium project in St. Louis, our corporate aircraft, and our casinos in Argentina and the Bahamas, and, as of December 31, 2007, one such subsidiary held approximately $72.9 million in cash and marketable securities as of such date. Our other foreign subsidiaries will not be required to guarantee the notes. Domestic restricted subsidiaries having assets in the aggregate up to 6% of our total assets a consolidated basis do not need to guarantee the notes. In the event of a bankruptcy, liquidation or reorganization of any of the non-guarantor subsidiaries, holders of their debt and their trade creditors will generally be entitled to payment of their claims from assets of those subsidiaries before any assets are made available for distribution to us. As of December 31, 2007, the notes were effectively junior to approximately $11.3 million of debt and other liabilities (including trade payables) of these non-guarantor subsidiaries. The non-guarantor subsidiaries generated approximately 10.5% of our consolidated revenues for the year ended December 31, 2007, and held approximately 8.3% of our consolidated assets as of December 31, 2007.

Pinnacle is a holding company and may not have access to the cash flow and other assets of our subsidiaries that may be needed to make payment on the notes.

Although much of our business is conducted through our subsidiaries, none of our subsidiaries is obligated to make funds available to us for payment on the notes. Accordingly, our ability to make payments on the notes is dependent on the earnings and the distribution of funds from our subsidiaries. Furthermore, our subsidiaries will be permitted under the terms of our indentures to incur additional indebtedness that may severely restrict or prohibit the making of distributions, the payment of dividends or the making of loans by such subsidiaries to us. We cannot assure you that the agreements governing the current and future indebtedness of our subsidiaries will permit our subsidiaries to provide us with sufficient dividends, distributions or loans to fund payments on these notes when due.

We are permitted to create unrestricted subsidiaries, which will not be subject to any of the covenants in the indenture, and we may not be able to rely on the cash flow or assets of those unrestricted subsidiaries to pay our indebtedness.

Unrestricted subsidiaries will not be subject to the covenants under the indenture. Unrestricted subsidiaries may enter into financing arrangements that limit their ability to make loans or other payments to fund payments in respect of the notes. Accordingly, we may not be able to rely on the cash flow or assets of unrestricted subsidiaries to pay any of our indebtedness, including the notes. At of the date of this prospectus, the principal unrestricted subsidiaries which hold substantial assets are PNK Development 11, LLC, PNK Development 10, LLC, and Casino Magic Neuquén S.A.

The indenture permits substantial disposition of substantially undeveloped real estate.

We have significant excess developable land. The terms of the indenture permit us to sell or dispose of this land under certain exceptions from the general indenture restrictions on the disposition of assets and restricted payments. In general, proceeds from the sale of undeveloped land will not require us to make an offer to repurchase notes no matter how the proceeds are used as long as 60% of the consideration received for the sale is in cash. In addition, the covenant entitled “Restricted Payments” permits substantial conveyances of substantially undeveloped real estate to unrestricted subsidiaries and joint ventures. See “Description of Exchange Notes” under the heading “Repurchase at the Option of Holders—Asset Sales” and related definitions, and “Certain Covenants—Restricted Payments.”

The indenture permits investment guarantees of joint venture indebtedness and completion guarantees of new gaming facility projects or related or ancillary amenities or businesses.

The indenture permits us to give investment guarantees of indebtedness of certain joint ventures, which would be unrestricted subsidiaries, and also permits us to give guarantees of the completion of the development, construction and opening of a new gaming facility or related or ancillary amenities or businesses by one or more unrestricted subsidiaries and certain related keep-well commitments relating to the entity that builds the new gaming facility or related or ancillary amenities or businesses. These investment guarantees and completion guarantees and keep-well commitments are limited to $200 million in the aggregate, and we are permitted to incur or guarantee indebtedness in the performance of such investment guarantees and completion guarantees, under exceptions to the covenant restricting incurrence of indebtedness and the covenant restricting restricted payments. In addition, any interest expense associated with the joint venture indebtedness we have guaranteed or indebtedness incurred or guaranteed in the performance of completion guarantees will not count in computing our consolidated coverage ratio except to the extent that we actually make payments in respect of this indebtedness. See “Description of Exchange Notes” under the heading “Certain Covenants—Restricted Payments” and “—Incurrence of Indebtedness and Issuance of Preferred Stock” and related definitions.

We may not have the ability to raise the funds necessary to finance a change of control offer if required by the indenture for the notes or the terms of our other indebtedness.

Upon the occurrence of certain change of control events, we will be required to offer to purchase all outstanding notes and other outstanding debt. If a change of control were to occur, we cannot assure you that we would have sufficient funds to pay the purchase price for all the notes tendered by the holders or such other indebtedness. Moreover, under the indenture governing the notes, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a “change of control” and thus would not give rise to any repurchase rights.

Our credit facility contains, and any future agreements relating to indebtedness to which we become a party may contain, provisions restricting our ability to purchase notes or providing that an occurrence of a change of control constitutes an event of default, or otherwise requiring payment of amounts borrowed under those agreements. If a change of control occurs at a time when we are prohibited from purchasing the notes, we could seek the consent of our then existing lenders and other creditors to the purchase of the notes or could attempt to refinance the indebtedness that contains the prohibition. If we do not obtain such a consent or repay such indebtedness, we would remain prohibited from purchasing the notes. In that case, our failure to purchase tendered notes would constitute an event of default under the indenture. In such circumstances, the subordination provisions in the indenture would likely restrict payments to the holders of notes.

Thus, there can be no assurance that in the event of a change of control we will have sufficient funds, or that we will be permitted under the terms of our credit facility and any other agreements relating to our senior indebtedness, to satisfy our obligations with respect to any or all of the tendered notes. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control.”

As a holder of the notes you may be required to comply with registration, licensing, qualification or other requirements under gaming laws or dispose of your notes.

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws. The indenture will grant us the power to redeem or require you to dispose of the notes that you own or control if:

•	any governmental gaming authority makes a determination of unsuitability of you or the beneficial owner of the notes (or an affiliate of yours or of the beneficial owner of the notes), or

•

any governmental gaming authority requires you, or a beneficial owner of the notes (or an affiliate of yours or of the beneficial owner), to either (i) be licensed, qualified or found suitable under any applicable gaming law or (ii) reduce your (or its) position in the notes to below a level that would require licensure, qualification or a finding of suitability, and:

•

you or such beneficial owner (or an affiliate of yours or of the beneficial owner) fails to apply for a license, qualification or finding of suitability within 30 days after being requested to do so (or such lesser period as required by the relevant governmental gaming authority),

•	you or such beneficial owner (or an affiliate of yours or of the beneficial owner) fails to reduce your (or its) position in the notes appropriately, or

•

you or such beneficial owner (or an affiliate of yours or of the beneficial owner) is denied such license or qualification or is not found suitable by a governmental gaming authority to own or control the notes.

Under the foregoing circumstances, under the indenture, we will be able to redeem or require you to dispose of all or a portion of your notes, and if required by the applicable gaming authority, we will be required to redeem or require you to dispose of all or a portion of your notes to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be equal to the least of:

•	the principal amount of the notes, together with accrued interest on the note,

•	the price that you or the beneficial owner paid for the notes, together with accrued interest on the note, or

•	such other lesser amount as may be required by a governmental gaming authority.

See “Description of Exchange Notes—Gaming Redemption or Other Disposition.”

In addition, our certificate of incorporation grants us the power to redeem our securities or the securities of our affiliated companies from a person who owns or controls these securities if:

•	that person is determined by a governmental gaming authority to be unsuitable to own or control these securities, or

•	in the sole discretion of our board of directors, that person is deemed likely to jeopardize our right to conduct gaming activities in any of the jurisdictions in which we conduct gaming activities.

Under the foregoing circumstances, we may redeem, and if required by the applicable gaming authority, must redeem, that person’s securities to the extent required by the gaming authority or deemed necessary or advisable by us. The redemption price will be determined by the gaming authority or otherwise will be a price deemed reasonable by us, which in our discretion could be the original purchase price or the then current trading price of the securities. Furthermore, we may pay the redemption price in cash, by promissory note, or both, as required by the gaming authority or otherwise as we elect.

By accepting a note, each holder or beneficial owner of a note agrees that the notes held by such holder or beneficial owner shall be subject to the aforementioned provisions of our certificate of incorporation, including any amendments thereto or any successor provisions thereto.

There is no public market for the notes and we do not know if a market will ever develop or, if a market does develop, whether it will be sustained.

We are offering the exchange notes to holders of the original notes. The original notes were sold in June 2007 to a small number of qualified institutional buyers in the United States and to investors outside of the United States under Regulation S and are eligible for trading in the Private Offerings, Resale and Trading though Automatic Linkages (PORTALSM) Market. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered and tendered but unaccepted original notes will be adversely affected. We cannot assure you that this market will provide liquidity for you if you want to sell your original notes or that you will be able to sell your notes at a particular time or at the price that you desire. We do not intend to apply for listing or quotation of the original notes or notes on any securities exchange, stock market or any automated dealer quotation system. The exchange notes are a new issue of securities for which there is no established public market. The initial purchasers in the private offering of the original notes are not obligated to make a market in any of the exchange notes, and they may discontinue any of their market-making activities at any time without notice. In addition, any such market making activity may be limited during the pendency of the exchange offer. Therefore, an active market for any of the exchange notes may not develop or, if developed, it may not continue. The liquidity of any market for the notes, and the market price quoted for these notes, will depend on a number of factors, including:

•	the number of holders of the notes;

•	our operating performance and financial condition;

•	our ability to complete the offer to exchange the notes for the exchange notes;

•	the market for similar securities;

•	the interest of securities dealers in making a market in the notes; and

•	prevailing interest rates.

As a result, you cannot be sure that an active trading market will develop for the exchange notes or any remaining original notes.

The trading price of the notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the notes. We cannot assure you that any such disruptions may not adversely affect the prices at which you may sell your notes. The notes may trade at a discount from the initial offering price of the original notes, depending upon prevailing interest rates, the market for similar notes, our performance and other factors.

Federal and state statutes allow courts, under specific circumstances, to avoid guarantees and require note holders to return payments received from guarantors.

Under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws, a court could avoid a guarantee or subordinate a guarantee to all of our other debts or all other debts of a guarantor if, among other things, the guarantor, at the time it incurred the indebtedness evidenced by its guarantee received less than reasonably equivalent value or fair consideration for the incurrence of such indebtedness and:

•	the guarantor was insolvent or rendered insolvent by reason of such incurrence;

•	the guarantor was engaged in a business or transaction for which our or the guarantor’s remaining assets constituted unreasonably small capital; or

•	the guarantor intended to incur, or believed that it would incur, debts beyond our or its ability to pay such debts as they mature.

In addition, a court could void any payment by us or the guarantor pursuant to the notes or a guarantee and require that payment to be returned to the guarantor, or to a fund for the benefit of our creditors or the creditors of the guarantor.

The measures of insolvency for purposes of these fraudulent transfer laws may vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

•	the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets,

•

if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature, or

•	it could not pay its debts as they become due.

On the basis of historical financial information, recent operating history and other factors, we believe that we and each subsidiary guarantor, after giving effect to its guarantee of the notes, will not be insolvent, will not have unreasonably small capital for the business in which we are or it is engaged and will not have incurred debts beyond our or its ability to pay such debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our or the subsidiary guarantors’ conclusions in this regard.

We are subject to extensive governmental regulations that impose restrictions on the ownership and transfer of our securities.

We are subject to extensive governmental regulations that relate to our current or future gaming operations and that impose certain restrictions on the ownership and transfer of our securities. Ownership and transfer of our securities could be subjected at any time to additional or more restrictive regulations, including regulations in applicable jurisdictions where there are no current restrictions on the ownership and transfer of our securities or in new jurisdictions where we may conduct our operations in the future. A detailed description of such regulations, including requirements under gaming laws of the jurisdictions in which we operate, can be found in the reports we file with the SEC and is incorporated by reference into this prospectus.

In order to participate in the exchange offer, you must timely comply with the all of the procedures and restrictions on the exchange offer.

Issuance of exchange notes in exchange for original notes pursuant to the exchange offer will be made only after timely receipt by the exchange agent of a properly completed and duly executed letter of transmittal, or an agent’s message in lieu thereof, including all other documents required by such letter of transmittal. Therefore, holders of original notes desiring to tender such original notes in exchange for exchange notes should allow sufficient time to ensure timely delivery. We and the exchange agent are under no duty to give notification of defects or irregularities with respect to the tenders of original notes for exchange. Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. See “The Exchange Offer—Resale of Exchange Notes” and “Plan of Distribution.”

If you do not exchange your original notes in the exchange offer, the transfer restrictions currently applicable to your original notes will remain in force and the market price of your original notes could decline.

If you do not exchange your original notes for exchange notes in the exchange offer, then you will continue to be subject to the transfer restrictions on the original notes as set forth in the offering memorandum distributed in connection with the private offering of the original notes. In general, the original notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the original notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of original notes under the exchange offer will reduce the principal amount of each series of the original notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the original notes due to reduction in liquidity.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus and any documents we incorporate by reference may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The Private Securities Litigation Reform Act of 1995 provides certain “safe harbor” provisions for forward-looking statements. All forward-looking statements made in this prospectus, any other offering material and any documents we incorporate by reference are made pursuant to the Private Securities Litigation Reform Act. Words such as, but not limited to, “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “may,” “will,” “should,” “is fairly confident,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our anticipated completion and opening schedules of various projects, expansion plans, construction schedules, cash needs, cash reserves, adequacy of resources to fund development and expansion projects, liquidity, operating and capital expenses, financing options, including the state of the capital markets and our ability to access the capital markets, expense reductions, expected receipts of insurance proceeds including the amount of any such recovery and sufficiency of such coverage, the future outlook of Pinnacle and the gaming industry, the ability to meet the fixed-charge coverage ratio required by the Missouri Gaming Commission, our continuing exclusivity rights to operate casinos in Neuquén, Argentina after 2016, operating results and pending regulatory matters. Although we believe our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations, and actual results may differ materially from those that might be anticipated from forward-looking statements. This can occur as a result of inaccurate assumptions or as a consequence of known or unknown risks and uncertainties. Factors that may cause our actual performance to differ materially from that contemplated by such forward-looking statements include, among others:

•

the fact that our substantial funding needs in connection with our development projects, our current expansion projects and other capital-intensive projects, to the extent such projects are undertaken, will require us to raise substantial amounts of money from outside sources and the fact that in the near term, the availability of financing may be constrained by current disruptions in the credit markets;

•	insufficient or lower-than-expected results generated from our new developments and acquired properties may negatively affect the market for our securities;

•

many factors could prevent us from completing our construction and development projects as planned, including the escalation of construction costs beyond increments anticipated in our construction budgets;

•	development of our Atlantic City site presents many risks, and we may not realize the financial and strategic goals that are contemplated from the development;

•	the gaming industry is very competitive and increased competition, including by Native American gaming facilities, could adversely affect our profitability;

•	we may not meet the conditions for the maintenance of the licenses that we plan to utilize for our Sugarcane Bay and Rivière projects;

•

our present indebtedness and projected future borrowings could have adverse consequences to us; future cash flows may not be sufficient to meet our obligations and we might have difficulty obtaining additional financing; we may experience adverse effects due to interest-rate and exchange-rate fluctuations;

•	the terms of our credit facility and the indentures governing our subordinated indebtedness impose operating and financial restrictions on us;

•	economic and political conditions, including slowdowns in the economy, and other factors affecting discretionary consumer spending may harm our operating results;

•	damage and closures caused by Hurricane Katrina in the New Orleans area make our future operating results at Boomtown New Orleans less predictable;

•	issues with respect to our insurance policies could affect our recovery of further insurance proceeds associated with the 2005 hurricane damage and related business interruption;

•

recent natural disasters have made it more challenging for us to obtain similar levels of Weather Catastrophe Occurrence/Named Windstorm, Flood and Earthquake insurance coverage for our properties compared to the levels before the 2005 hurricanes;

•	we operate in a highly taxed industry and may be subject to higher taxes in the future;

•	we could lose the right to pursue our River City project if we fail to meet the conditions imposed by the Missouri Gaming Commission;

•	our industry is highly regulated, which makes us dependent on obtaining and maintaining gaming licenses and subjects us to potentially significant fines and penalties;

•	certain past transactions by a few employees of our Argentine subsidiary may not have complied with law and may subject our Argentine subsidiary to fines or other penalties;

•	potential changes in the regulatory environment could harm our business;

•	the concentration and evolution of the slot machine manufacturing industry could impose additional costs on us;

•

adverse weather conditions, highway construction, gasoline shortages and other factors affecting our facilities and the areas in which we operate could make it more difficult for potential customers to travel to our properties and deter customers from visiting our properties;

•

our results of operations and financial condition could be materially adversely affected by the occurrence of natural disasters, such as hurricanes, or other catastrophic events, including war and terrorism;

•	the loss of management and other key personnel could significantly harm our business;

•	we experience seasonal fluctuations that significantly impact our operating results;

•	we are subject to litigation which, if adversely determined, could cause us to incur substantial losses;

•	we face environmental and archaeological regulation of our real estate; and

•	we face risks associated with growth and acquisitions.

In addition, these statements could be affected by general domestic and international economic and political conditions, uncertainty as to the future direction of the economy and vulnerability of the economy to domestic or international incidents, as well as market conditions in our industry.

We caution the reader that the factors described above may not be exhaustive. We operate in a continually changing business environment, and new risk factors emerge from time to time. Management cannot predict such new risk factors, nor can it assess the impact, if any, of such new risk factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those projected in any forward-looking statements. We undertake no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement that we entered into in connection with the private offering of the original notes. We will not receive any cash proceeds from the issuance of the exchange notes in the exchange offer. As consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of original notes, the terms of which are identical in all material respects to the exchange notes, except that the exchange notes will not contain terms with respect to transfer restrictions or additional interest upon a failure to fulfill certain of our obligations under the registration rights agreement. The original notes that are surrendered in exchange for the exchange notes will be retired and cancelled and cannot be reissued. As a result, the issuance of the exchange notes will not result in any change to our capitalization.

CAPITALIZATION

The following table sets forth our cash and cash equivalents and capitalization as of December 31, 2007.

You should read this information together with “Selected Consolidated Financial and Other Data,” “Management’s Discussion and Analysis of Results of Operations and Financial Condition”, and our consolidated financial statements and related notes included elsewhere in, or incorporated by reference into, this prospectus.

As of December 31, 2007
(in thousands, except share amounts)
Cash, cash equivalents and restricted cash	$191,124

Long-term debt, including current portion:
Credit facility	$50,000
8.25% senior subordinated notes due 2012	277,157
8.75% senior subordinated notes due 2013	133,516
7.50% senior subordinated notes due 2015(a)	379,620
Other debt	1,008

Total long-term debt	$841,301

Stockholders’ equity:
Preferred stock ($1.00 par value, 250,000 shares authorized; no shares issued and outstanding)	—
Common stock ($0.10 par value, 100,000,000 shares authorized; 59,681,081 (net of treasury shares))	6,190
Capital in excess of par value	989,589
Retained earnings	92,520
Treasury stock	(20,090)
Accumulated other comprehensive loss—currency translation of foreign assets	(15,850)

Total stockholders’ equity	1,052,359
Total capitalization	$1,893,660

(a)	The $385.0 million aggregate principal amount of original notes we issued on June 2007 were issued at a price of 98.525% of par to yield 7.75% to maturity.

RATIO OF EARNINGS TO FIXED CHARGES

The following table sets forth the unaudited consolidated ratio of earnings to fixed charges for the periods shown:

	Year Ended December 31
	2007	2006(2)		2005	2004(3)		2003
Ratio of earnings to fixed charges(1)	—	2.57	x	—	1.02	x	—

(1)	In computing the ratio of earnings to fixed charges: (i) earnings were the income from continuing operations before income taxes and fixed charges and excluding capitalized interest; and (ii) fixed charges were the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Due principally to our large non-cash charges deducted to compute such earnings, earnings so calculated were less than fixed charges by $44.7 million, $24.5 million and $47.0 million for the fiscal years ended December 31, 2007, 2005 and 2003, respectively. Ratios of earnings to combined fixed charges and preferred stock dividends requirements are not presented because there was no outstanding preferred stock in any of the periods indicated.
(2)	Includes a material merger termination fee in 2006.
(3)	Includes a material gain on the sale of surplus real estate in 2004.

SELECTED CONSOLIDATED FINANCIAL AND OTHER DATA

The following table presents our selected consolidated financial data for the years 2003 through 2007. This data is derived from our audited consolidated financial statements and the notes to those statements. Because the data in this table is only a summary, you should read our consolidated financial statements, including the related notes, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in the Annual Report on Form 10-K that is incorporated herein by reference, as well as the other data we have incorporated by reference into this prospectus.

	For the year ended December 31,
	2007(a)(b)	2006(b)	2005(c)	2004(d)	2003
	(in millions, except per share data)
Statement of Operations Data:
Revenues	$923.7	$912.4	$668.5	$466.5	$440.6
Operating income	14.5	95.9	32.3	69.2	26.3
Income (loss) from continuing operations	(1.4)	61.9	(0.1)	2.2	(34.6)
Income (loss) from continuing operations per common share:
Basic	$(0.02)	$1.30	$0.00	$0.06	$(1.34)
Diluted	$(0.02)	$1.26	$0.00	$0.06	$(1.34)
Cash dividends per common share	—	—	—	—	—
Other Data:
Capital expenditures	$545.6	$186.5	$193.9	$209.6	$89.9
Ratio of Earnings to Fixed Charges(e)	—	2.57	—	1.02	—
Cash flows provided by (used in):
Operating activities	$153.4	$206.5	$61.7	$30.4	$55.4
Investing activities	(566.2)	(459.3)	(138.6)	(109.1)	(181.6)
Financing activities	414.6	294.1	23.2	181.4	109.1
Balance Sheet Data—December 31:
Cash, restricted cash and equivalents	$197.3	$216.7	$156.5	$287.8	$229.0
Total assets	2,193.5	1,737.8	1,244.9	1,208.8	954.9
Long-term debt	841.3	774.3	657.7	640.5	645.9
Stockholders’ equity	1,052.4	694.6	427.8	415.2	200.9
Book value per common share	$17.57	$14.42	$10.44	$10.25	$8.39

(a)	The financial results for 2007 include Lumière Place Casino since its opening in mid-December and a majority of L’Auberge du Lac’s new guestrooms in late December.
(b)	In 2006, we completed the sale of our two card club casinos and our Casino Magic Biloxi site and certain related assets. In accordance with generally accepted accounting principles (“GAAP”), these assets and related liabilities were reclassified to “assets held for sale” as of December 31, 2005 and the financial results reflect the Casino Magic Biloxi and card club operations as discontinued operations for all periods presented. This had no effect on previously reported net income (loss). Loss from discontinued operations, net of income tax, was $21,000 for the year ended December 31, 2007. Income from discontinued operations, net of income taxes, in the years 2006 through 2003 were $15.0 million, $6.2 million, $6.9 million, and $6.4 million, respectively. The financial results for 2006 reflect the May 2006 opening of The Casino at Emerald Bay, The Admiral Riverboat Casino acquisition in December 2006 and net proceeds of approximately $44.7 million related to our terminated merger agreement with Aztar Corporation.
(c)	The financial results for 2005 reflect the May 2005 opening of L’Auberge du Lac, the July 2005 opening of a replacement casino in Neuquén, Argentina, and the former Embassy Suites Hotel, recently refurbished and renamed HoteLumière.
(d)	The financial results for 2004 reflect the May 2004 opening of a 300-guestroom expansion and amenity expansion at Belterra Casino Resort.
(e)	In computing the ratio of earnings to fixed charges: (x) earnings were the income from continuing operations before income taxes and fixed charges and excluding capitalized interest; and (y) fixed charges were the sum of interest expense, amortization of debt issuance costs, capitalized interest and the estimated interest component included in rental expense. Due principally to our large non-cash charges deducted to compute such earnings, earnings so calculated were less than fixed charges by $44.7 million, $24.5 million and $47.0 million for the fiscal years ended December 31, 2007, 2005 and 2003, respectively.

DESCRIPTION OF OTHER INDEBTEDNESS

The following is a summary of certain of our indebtedness that is outstanding. To the extent such summary contains descriptions of our credit facility, the 8.75% senior subordinated notes and the 8.25% senior subordinated notes, and the indentures governing such notes, such descriptions do not purport to be complete and are qualified in their entirety by reference to those and related documents, copies of which have been filed with the SEC and which we will provide you upon request. See the section entitled “Where You Can Find More Information; Incorporation of Certain Documents by Reference.”

Credit Facility

We entered into our current credit facility with various lenders led by Lehman Brothers, Inc. and Bear, Stearns & Co. Inc. on December 14, 2005. In November 2006, we amended our credit facility to, among other things, increase the overall size of the facility to $1 billion, including a $625 million revolving credit facility, a $275 million funded term loan facility and a $100 million delayed-draw term loan facility.

In June 2007, we repaid the $275 million term loan facility with the proceeds of the offering of the original notes and elected to allow the $100 million delayed-draw term loan to expire undrawn on July 2, 2007. Accordingly, our credit facility currently consists of the $625 million revolving credit facility that matures in December 2010. Utilization of our credit facility is currently limited to a maximum of $350 million by the indenture governing our 8.75% senior subordinated notes, which notes become callable in October 2008.

At December 31, 2007, we had issued approximately $21.2 million of irrevocable letters of credit, which includes $10.0 million related to our ongoing commitments required by our redevelopment agreement in St. Louis, $3.0 million associated with our River City project and $8.2 million for various self-insurance programs. As of March 31, 2008, of the $350 million available for use under our credit facility, we have drawn $150 million and $22.3 million was utilized under various letters of credit.

The proceeds of the revolving credit facility may be used for general corporate purposes, including the payment of certain expenditures associated with the construction and development of the Company’s St. Louis city and county projects, the Atlantic City development project and any other development project.

Our debt repayment obligations prior to 2010 are nominal. We are obligated to make mandatory prepayments of indebtedness under our credit facility from the net proceeds of certain debt offerings and certain asset sales and dispositions. No such payments have been made or are required at this time. In addition, we are required to prepay borrowings under our credit facility with a percentage of our “Excess Cash Flow” as defined in our credit facility. No such payments have been made, nor does management believe such payments will be required in the foreseeable future, as the definition of excess cash flow incorporates capital spending activities in a given year and our capital expenditure plans are substantial. We have the option to prepay all or any portion of the indebtedness under our credit facility at any time without premium or penalty.

The revolving credit facility loans bear interest, at the Company’s option, at either (i) the greater of the federal funds rate plus 0.50% or the prime lending rate stated in the British Banking Association Telerate page 5 (the “Base Rate”), plus a margin ranging from 0.00% to 1.00% or (ii) a London interbank Eurodollar rate (the “Eurodollar Rate”), plus a margin ranging from 1.50% to 2.50%. Such margin over the Eurodollar Rate was 1.50% and the Eurodollar Rate was 5.21% as of December 31, 2007. The undrawn portion of the revolver facility bore a facility fee for unborrowed amounts of 0.30% per annum as of December 31, 2007, which rate is also based on our leverage ratio. Under the credit facility, at least 40% of our total funded debt obligations must be subject to fixed interest rates or hedge agreements or other interest rate protection agreements. As of December 31, 2007, approximately 94.1% of our debt was at fixed versus floating interest rates.

The credit facility has, among other things, financial covenants, capital spending limits and other affirmative and negative covenants. The credit facility provides for permitted capital expenditures for our Lumière Place and

River City projects, permitted investments in unrestricted subsidiaries in connection with or otherwise pertaining to the acquisition of the Atlantic City site, maintaining our existing casinos and hotels and for various new projects, all up to certain limits. In certain circumstances, our credit facility permits those limits to be increased through asset sales or equity transactions.

The obligations under the credit facility are secured by most of the assets of the Company and those of its domestic restricted subsidiaries, including a pledge of the equity interests in the Company’s domestic subsidiaries and, if and when formed or acquired, by a pledge of up to 66% of the then outstanding equity interests of the Company’s foreign restricted subsidiaries. The Company’s obligations under the credit facility are also guaranteed by the Company’s domestic restricted subsidiaries, other than certain immaterial subsidiaries, and are required to be guaranteed by the Company’s foreign restricted subsidiaries, if and when such foreign restricted subsidiaries are formed or acquired, unless such guarantee causes material adverse tax, foreign gaming or foreign law consequences. Our subsidiaries that own the Atlantic City site and related parcels of land, our airplane and certain other assets, are unrestricted subsidiaries under the credit facility. In addition, all of the existing foreign subsidiaries of the Company are currently unrestricted subsidiaries for purposes of the credit agreement.

Under the Company’s indentures governing the 8.75% and 8.25% senior subordinated notes, the Company is permitted to incur up to $350 million and $475 million in senior indebtedness, respectively. The indenture governing the notes permits the Company to incur up to at least $1.5 billion in senior indebtedness. Accordingly, the Company’s most restrictive indenture limits the incurrence of senior indebtedness to $350 million, absent utilizing other baskets and/or satisfying interest coverage ratios. The Company’s indentures also permit the incurrence of additional indebtedness (senior or otherwise) in excess of such amounts under certain additional baskets, including a debt refinancing basket and a basket that permits the incurrence of additional indebtedness if, after giving effect to the indebtedness proposed to be incurred, the Company’s Consolidated Coverage Ratio for a trailing four-quarter period on a pro forma basis, as defined in those indentures, would be at least 2:1. As of December 31, 2007, our Consolidated Coverage Ratio under our two more restrictive indentures was below 2:1. Such ratio was above 2:1 for the indenture governing the notes.

Subject in some cases to applicable notice provisions and grace periods, events of default under the credit facility include, among other things: (1) failure to make payments when due, (2) breaches of representations and warranties, (3) noncompliance with covenants, (4) failure to pay other debt for borrowed money exceeding $10 million, or any other breach or default under agreements for such other debt allowing the holder or lender to accelerate its maturity, or require such debt to be repurchased, (5) events of insolvency, (6) failure to comply with ERISA, to the extent such failure reasonably could be expected to have a material adverse effect, (7) uninsured judgments of $10 million or more which have not been vacated, discharged, stayed or bonded pending appeal within 30 days, (8) impairment of security interests in collateral, (9) cessation of the guarantees of the obligations under the credit facility by the Company’s domestic subsidiaries, (10) a change of control with respect to the Company and (11) the Company’s 8.75% notes or 8.25% notes or the guarantees thereof shall cease to be validly subordinated to the obligations under the credit facility.

The terms of the credit facility were established in an arms-length negotiation in which Lehman Brothers Inc. and Bear, Stearns & Co. Inc. acted as joint advisors, joint lead arrangers and joint book runners. Wells Fargo Bank, N.A. is the lead arranger. Societe Generale, Deutsche Bank Securities Inc., and Wells Fargo Bank, N.A. are the joint documentation agents, Bear Stearns Corporate Lending Inc. is the syndication agent and Lehman Commercial Paper Inc. is the administrative agent.

8.25% Senior Subordinated Notes

In 2004, the Company issued $300 million aggregate principal amount of 8.25% senior subordinated notes due 2012, $200 million in aggregate principal amount of which were issued at 99.282% of par, thereby yielding 8.375% to first call and maturity, and $100 million in aggregate principal amount of which were issued at a price of 105.00% of par, thereby yielding 7.10% to the first call date (7.35% to maturity). The 8.25% notes bear interest at 8.25% per year, and interest is payable on each March 15 and September 15.

We used a portion of the net proceeds of the offering of the original notes to purchase $25.0 million aggregate principal amount of our 8.25% notes.

The 8.25% notes are redeemable, at the Company’s option, in whole or in part, on the following dates, at the following redemption prices (expressed as percentages of par value):

On and after March 15,	at a percentage of par value equal to
2008	104.125%
2009	102.063%
2010	100.000%
2012	Maturity

The 8.25% notes are the Company’s unsecured obligations, guaranteed on a senior subordinated basis by all the Company’s existing and future material domestic restricted subsidiaries, as defined in the indenture governing the 8.25% notes. The Casino Magic Argentina subsidiary, PNK Development 10, LLC (owner of our corporate aircraft), PNK Development 11, LLC (owner as of December 31, 2007 of $72.9 million in cash and marketable securities as of such date), the Bahamas casino facility, and The Admiral Riverboat Casino subsidiary, among others, do not guarantee the 8.25% notes. The indenture governing the 8.25% notes contains certain covenants limiting the ability of the Company and its restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in the Company’s subsidiaries, or enter into certain mergers and consolidations. As described above, under the indenture governing the 8.25% notes, the Company’s senior indebtedness incurrence basket is limited to $475 million. The indenture also requires that the Company offer to repurchase the 8.25% notes upon a change of control, as defined in the indenture.

Events of default under the indenture include: (1) failure to make payments on the 8.25% notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $10.0 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $10.0 million, and (5) occurrence of certain insolvency events.

8.75% Senior Subordinated Notes

On September 25, 2003, the Company issued $135.0 million aggregate principal amount of 8.75% senior subordinated notes due 2013, which notes were issued at 98.369% of par to yield 9% to maturity. The 8.75% notes bear interest at 8.75% per year, and interest is payable on each October 1 and April 1.

The 8.75% notes are redeemable, at the Company’s option, in whole or in part, on the following dates, at the following redemption prices (expressed as percentages of par value):

On and after October 1,	at a percentage of par value equal to
2008	104.375%
2009	102.917%
2010	101.458%
2011	100.000%
2013	Maturity

The 8.75% notes are the Company’s unsecured obligations, guaranteed on a senior subordinated basis by all the Company’s existing and future material domestic restricted subsidiaries, as defined in the indenture governing the 8.75% notes. The Casino Magic Argentina subsidiary, PNK Development 10, LLC (owner of our corporate aircraft), PNK Development 11, LLC (owner as of December 31, 2007 of $72.9 million in cash and marketable securities as of such date), the Bahamas casino facility, and The Admiral Riverboat Casino subsidiary, among others, do not guarantee the 8.75% notes. The indenture governing the 8.75% notes contains certain covenants limiting the ability of the Company and its restricted subsidiaries to incur additional indebtedness, issue preferred stock, pay dividends or make certain distributions, repurchase equity interests or subordinated indebtedness, create certain liens, enter into certain transactions with affiliates, sell assets, issue or sell equity interests in the Company’s subsidiaries, or enter into certain mergers and consolidations. As described above, under the indenture governing the 8.75% notes, the Company’s senior indebtedness incurrence basket is limited to $350 million. The indenture also requires that the Company offer to repurchase the 8.75% notes upon a change of control, as defined in the indenture.

Events of default under the indenture include: (1) failure to make payments on the 8.75% notes when due, (2) failure to comply with covenants, (3) failure to pay other debt of $10.0 million or more, or default under such debt resulting in acceleration of the maturity of such debt, (4) failure to satisfy or discharge any final judgment in excess of $10.0 million, and (5) occurrence of certain insolvency events.

THE EXCHANGE OFFER

The following includes a summary of certain provisions of the registration rights agreement which summary does not purport to be complete and reference is made to the provisions of the registration rights agreement, which has been listed as an exhibit to the registration statement of which this prospectus is a part.

General

We are offering to exchange a like principal amount of exchange notes for any or all original notes on the terms and subject to the conditions set forth in this prospectus and accompanying letter of transmittal. We refer to the offer as the “exchange offer.” You may tender some or all of your original notes pursuant to the exchange offer.

As of the date of this prospectus, $385,000,000 aggregate principal amount of original notes are outstanding. Our obligation to accept original notes for exchange pursuant to the exchange offer is subject to certain conditions set forth under “Conditions to the Exchange Offer” below. We currently expect that each of the conditions will be satisfied and that no waivers will be necessary.

Purpose of the Exchange Offer

The original notes were issued and sold in a private offering to Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC, Deutsche Bank Securities Inc., SG Americas Securities LLC, Wells Fargo Securities, LLC, Barclays Capital Inc., Wachovia Capital Markets, LLC, Calyon Securities (USA) Inc., Commerzbank Capital Markets Corp., Capital One Southcoast, Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Morgan Stanley & Co. Incorporated, as the initial purchasers, on June 8, 2007. The initial purchasers subsequently sold the original notes to investors believed to be “qualified institutional buyers,” as defined in Rule 144A under the Securities Act, in reliance upon the exemption from registration provided by Rule 144A, and to non-U.S. persons in offshore transactions in reliance upon the exemption provided under Regulation S of the Securities Act. As a condition to the sale of the original notes, we entered into a registration rights agreement with the initial purchasers on June 8, 2007. Pursuant to the registration rights agreement, we agreed that we would:

(1) cause to be filed, no later than March 31, 2008, an exchange offer registration statement with the SEC under the Securities Act concerning the exchange offer;

(2) use all commercially reasonable efforts to:

(a) cause such registration statement to be declared effective by the SEC no later than June 29, 2008;

(b) keep the registration statement effective until the exchange offer is consummated, but in no event for a period less than 20 business days;

(c) consummate the exchange offer no later than 30 business days or longer, if required by the federal securities laws, after the registration statement is declared effective by the SEC; and

(d) keep the registration statement continuously effective, supplemented, amended and current for a period of 180 days after the thirtieth business day after the effective date of the registration statement of which this prospectus is a part, or such shorter period ending when all exchange notes covered by the registration statement have been sold, to ensure that this prospectus is available for resales of the exchange notes by broker-dealers. During this 180-day period, the registration rights agreement permits us, under certain circumstances, to allow the exchange offer registration statement to cease to become effective and useable for one or more periods of 90 days in aggregate in any twelve month period. If we exercise this right, the 180-day period referenced above will be extended by the number of days during which the exchange offer registration statement was not effective or useable.

We are making the exchange offer to satisfy certain of our obligations under the registration rights agreement. Other than pursuant to the registration rights agreement, we are not required to file any registration statement to register any outstanding original notes. Holders of original notes who do not tender their original notes or whose original notes are tendered but not accepted in the exchange offer must either register their original notes under the Securities Act, or rely on an exemption from the registration requirements under the securities laws, including the Securities Act, if they wish to sell their original notes. See “—Consequences of Failure to Exchange” and “Risk Factors—Risks Related to our Capital Structure and this Offering—If you do not exchange your original notes in the exchange offer, the transfer restrictions currently applicable to your original notes will remain in force and the market price of your original notes could decline.”

Resale of Exchange Notes

We are making the exchange offer in reliance on the position of the staff of the SEC as set forth in certain no-action letters to third parties referred to below. However, we have not sought our own no-action letter. Based on these interpretations by the staff of the SEC, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are acquiring the exchange notes in your ordinary course of business;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not our affiliate as defined by Rule 405 of the Securities Act; and

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes.

If you are an affiliate, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business, then:

•

you cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co., Inc. (available June 5, 1991), Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling dated July 2, 1993, or similar no-action letters;

•	you will not be entitled to tender your original notes in the exchange offer; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction.

In the event that our belief regarding resale is inaccurate, if you transfer exchange notes in violation of the prospectus delivery provisions of the Securities Act and without an exemption from registration under the federal securities laws, you may incur liability under these laws. We do not assume or indemnify you against this liability.

Furthermore, any broker-dealer that acquired any of its original notes directly from us:

•	may not rely on the position of the staff of the SEC described above; and

•	must also be named as a selling noteholder in connection with the registration and prospectus delivery requirements of the Securities Act relating to any resale transaction.

This prospectus may be used for an offer to resell, for the resale or for other retransfer of exchange notes only as specifically set forth in this prospectus. Each broker-dealer that receives exchange notes for its own account in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities may be a statutory underwriter and must deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. The letter of transmittal states that by so acknowledging and delivering a prospectus, a broker-dealer will not be considered to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for original notes where such original notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, starting on the expiration date and ending on the close of business 180 days after the thirtieth business day after the effective date of the registration statement of which this prospectus is a part, we will make this prospectus available to any broker-dealer for use in connection with any such resale. See “Plan of Distribution.”

Except as described above, this prospectus may not be used for an offer to resell, resale or other transfer of exchange notes.

The exchange offer is not being made to, nor will we accept tenders for exchange from, holders of original notes in any jurisdiction in which the exchange offer or the acceptance of it would not be in compliance with the securities or blue sky laws of such jurisdiction.

Terms of the Exchange Offer

We are offering to exchange, subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus, an aggregate of $385 million principal amount of our exchange notes for $385 million principal amount of our original notes. Original notes may be exchanged in integral multiples of $1,000 principal amount. To be exchanged, an original note must be properly tendered and accepted. All outstanding original notes that are validly tendered and not validly withdrawn will be exchanged for an equal principal amount of exchange notes issued on or promptly after the expiration date of the exchange offer. Currently, there is $385 million principal amount of original notes outstanding and no exchange notes outstanding.

We will accept for exchange any and all original notes that are validly tendered on or prior to 5:00 p.m., New York City time, on the expiration date. Tenders of original notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date. The exchange offer is not conditioned upon any minimum principal amount of the original notes being tendered for exchange. However, the exchange offer is subject to the terms and provisions of the registration rights agreement. See “—Conditions to the Exchange Offer.”

The exchange notes will evidence the same indebtedness as the original notes and will be entitled to the benefits of the indenture. The form and terms of the exchange notes will be substantially identical to those of the original notes except that the exchange notes will have been registered under the Securities Act and will be issued free from any obligation regarding registration, including the payment of additional interest upon a failure to file or have declared effective an exchange offer registration statement or to complete the exchange offer by certain dates. The exchange notes will evidence the same debt as the original notes and will be issued under the same indenture and entitled to the same benefits under that indenture as the original notes being exchanged. See “Description of Exchange Notes.”

In connection with the issuance of the original notes, we arranged for the original notes purchased by qualified institutional buyers and those sold in reliance on Regulation S under the Securities Act to be issued and transferable in book-entry form through the facilities of The Depository Trust Company, or DTC, acting as depositary. Except as described under “Description of the Notes—Book-Entry, Delivery and Form,” exchange notes will be issued in the form of a global note registered in the name of DTC or its nominee and each beneficial owner’s interest in it will be transferable in book-entry form through DTC. See “Description of Exchange Notes—Book-Entry, Delivery and Form.”

Holders of original notes do not have any appraisal or dissenters’ rights in connection with the exchange offer. Original notes which are not tendered for exchange or are tendered but not accepted in connection with the exchange offer will remain outstanding and be entitled to the benefits of the indenture under which such original notes were issued, but certain registration and other rights under the registration rights agreement relating to the original notes will terminate and holders of the original notes will generally not be entitled to any registration rights under the registration rights agreement. See “—Consequences to Holders of Original Notes Not Tendering in the Exchange Offer.”

We shall be considered to have accepted validly tendered original notes if and when we have given oral (to be followed by prompt written communication) or written notice to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us.

If any tendered original notes are not accepted for exchange because of an invalid tender, the occurrence of certain other events described in this prospectus or otherwise, we will return the original notes, without expense, to the tendering holder promptly after the expiration date for the exchange offer.

Holders who tender original notes will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes on exchange of original notes in connection with the exchange offer. We will pay all charges and expenses, other than certain applicable taxes described below, in connection with the exchange offer. See “—Fees and Expenses.”

Expiration Date; Extensions; Amendments

The exchange offer will expire at 5:00 p.m. New York City time, on June 6, 2008, unless we, in our sole discretion, extend the exchange offer. The time and date, as it may be extended, is referred to herein as the “expiration date.”

In order to extend the exchange offer, we will make a public announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date of the exchange offer.

We expressly reserve the right at our sole discretion:

•

to delay accepting the original notes, to extend the exchange offer, or to terminate the exchange offer and not accept original notes not previously accepted if, in our reasonable judgment, any of the conditions listed under “—Conditions to the Exchange Offer” are not satisfied or waived by us, by giving oral or written notice of such delay, extension or termination to the exchange agent; or

•	to amend the terms of the exchange offer in any manner.

We will follow any delay in acceptance, extension or termination as promptly as practicable by oral or written notice to the exchange agent. If we amend the exchange offer in a manner we determine constitutes a material change, we will promptly disclose the amendment in a prospectus supplement that we will distribute to the registered holders of the original notes. We may also extend the exchange offer for a period of at least five business days, depending upon the significance of the amendment and the manner of disclosure, if the exchange offer would otherwise expire during this period.

Conditions to the Exchange Offer

Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange the exchange notes for, any original notes, and may terminate the exchange offer as provided in this prospectus before the acceptance of the original notes, if prior to the expiration date:

•	in our reasonable judgment, the exchange offer violates applicable law, rules or regulations or an applicable interpretation of the staff of the SEC;

•

any action or proceeding shall have been instituted or threatened in any court or before any governmental agency relating to the exchange offer which, in our reasonable judgment, might materially impair the contemplated benefits of the exchange offer to us, or our ability to proceed with the exchange offer;

•	any material adverse development shall have occurred in any existing action or proceeding with respect to us or any of our subsidiaries;

•	in our reasonable judgment, there exists any other actual or threatened legal impediment to the exchange offer;

•	all governmental approvals which we reasonably deem necessary for the consummation of the exchange offer have not been obtained; or

•

there shall have occurred (A) a suspension of, or material limitation on, trading in securities generally on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market, (B) a general moratorium declaration by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance securities in the United States, (C) an outbreak or escalation of hostilities or national or international calamity or crisis directly or indirectly involving the United States or a declaration by the United States of a national emergency or war or other national or international calamity or crisis (economic, political, financial or otherwise) which affects the United States and international markets.

If we determine in our sole discretion that any of these conditions are not satisfied, we may:

•	refuse to accept any original notes and return all tendered original notes to you;

•	extend the exchange offer and retain all original notes tendered before the exchange offer expires, subject, however, to your rights to withdraw the original notes;

•	waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered original notes that have not been withdrawn; or

•	amend the terms of the exchange offer in any manner.

If the waiver or amendment constitutes a material change to the exchange offer, we will promptly disclose the waiver or amendment by means of a prospectus supplement that we will distribute to the registered holders of the original notes, and may extend the exchange offer depending on the significance of the waiver and the manner of disclosure to the registered holders of the original notes.

The exchange offer is not conditioned upon any minimum principal amount of notes being tendered.

Interest on the Exchange Notes

Interest on the exchange notes will accrue at the rate of 7 1/2% per annum from their date of issue. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, with the initial interest payment on June 15, 2008 (assuming that the exchange offer is consummated by such date), including interest accrued on the original notes from December 15, 2007 through the date of issue of the exchange notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Procedures for Tendering Original Notes

Our acceptance of original notes tendered by a holder will constitute a binding agreement between the tendering holder and us upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal accompanying this prospectus.

A holder of original notes may tender the original notes by:

•	properly completing and signing the letter of transmittal;

•	properly completing any required signature guarantees;

•	properly completing any other documents required by the letter of transmittal; and

•

delivering all of the above, together with the certificate or certificates representing the original notes being tendered, to the exchange agent at its address set forth under “—Exchange Agent” on or prior to the expiration date; or

•	complying with all the procedures for book-entry transfer described below; or

•	complying with the guaranteed delivery procedures described below.

THE METHOD OF DELIVERY OF ORIGINAL NOTES, LETTERS OF TRANSMITTAL AND ALL OTHER REQUIRED DOCUMENTS IS AT THE ELECTION AND RISK OF THE HOLDERS. IF THE DELIVERY IS BY MAIL, IT IS RECOMMENDED THAT REGISTERED MAIL PROPERLY INSURED, WITH RETURN RECEIPT REQUESTED, BE USED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. HOLDERS SHOULD NOT SEND ORIGINAL NOTES OR LETTERS OF TRANSMITTAL TO US.

The signature on the letter of transmittal need not be guaranteed if:

•	tendered original notes are registered in the name of the signer of the letter of transmittal; and

•	the exchange notes to be issued in exchange for the original notes are to be issued in the name of the holder; and

•	any untendered original notes are to be reissued in the name of the holder.

In any other case:

•

the certificates representing the tendered original notes must be properly endorsed for transfer by the registered holder or be accompanied by a properly completed bond power from the registered holder or appropriate powers of attorney, in form satisfactory to us;

•	the tendered original notes must be duly executed by the holder; and

•

signatures on the endorsement, bond power or powers of attorney must be guaranteed by a bank, broker, dealer, credit union, savings association, clearing agency or other institution, each an “eligible institution” that is a member of a recognized signature guarantee medallion program within the meaning of Rule 17Ad-15 under the Exchange Act.

If the exchange notes and/or original notes not exchanged are to be delivered to an address other than that of the registered holder appearing on the note registrar for the original notes, the signature in the letter of transmittal must be guaranteed by an eligible institution.

If the letter of transmittal or any original notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, such persons should so indicate when signing, and, unless waived by us, such persons must submit proper evidence satisfactory to us of their authority to so act.

The exchange agent will make a request within two business days after the date of receipt of this prospectus to establish accounts with respect to the original notes at The Depository Trust Company for the purpose of facilitating the exchange offer. We refer to The Depository Trust Company in this prospectus as “DTC” and the “book-entry transfer facility.” Subject to establishing the accounts, any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of original notes by causing the book-entry transfer facility to transfer the original notes into the exchange agent’s account with respect to the original notes in accordance with the book-entry transfer facility’s procedures for the transfer. Although delivery of original notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, an appropriate letter of transmittal with any required signature guarantee and all other required documents, or an agent’s message, must in each case be properly transmitted to and received or confirmed by the exchange agent at its address set forth below prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under such procedures.

The exchange agent and DTC have confirmed that the exchange offer is eligible for the DTC Automated Tender Offer Program. We refer to the Automated Tender Offer Program in this prospectus as “ATOP.” Accordingly, DTC participants may, in lieu of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange offer by causing DTC to transfer original notes to the exchange agent in accordance with DTC’s ATOP procedures for transfer. DTC will then send an agent’s message.

The term “agent’s message” means a message which:

•	is transmitted by DTC;

•	is received by the exchange agent and forms part of the book-entry transfer;

•	states that DTC has received an express acknowledgment from a participant in DTC that is tendering original notes which are the subject of the book-entry transfer;

•	states that the participant has received and agrees to be bound by all of the terms of the letter of transmittal; and

•	states that we may enforce the agreement against the participant.

Each broker-dealer that receives exchange notes for its own account in exchange for original notes, where the broker-dealer acquired the original notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. For additional information, see “Plan of Distribution.”

If you beneficially own the original notes registered in the name of a broker, dealer, commercial bank, trust company or other nominee and wish to tender your beneficially owned original notes in the exchange offer, you should contact the registered holder promptly and instruct it to tender the original notes on your behalf. The beneficial owner may also obtain and include with the letter of transmittal the original notes properly endorsed for transfer by the registered holder or accompanied by a properly completed bond power from the registered holder, with signatures on the endorsement or bond power guaranteed by an eligible institution. If the beneficial owner wishes to tender directly, the beneficial owner must, prior to completing and executing the letter of transmittal and tendering the original notes, make appropriate arrangements to register ownership of the original notes in the beneficial owner’s name. Beneficial owners should be aware that the transfer of registered ownership may take considerable time.

By tendering, each registered holder of original notes will represent to us that, among other things:

•

the holder has full power and authority to tender, sell, assign and transfer the original notes it is tendering and that we will acquire good and unencumbered title thereto, free and clear of all liens, restrictions, charges and encumbrances and not subject to any adverse claim when the same are accepted by us;

•

the exchange notes to be acquired in connection with the exchange offer by the holder and each beneficial owner of the original notes are being acquired by the holder and each beneficial owner in the ordinary course of business of the holder and each beneficial owner;

•

the holder and each beneficial owner are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes;

•

the holder and each beneficial owner acknowledge and agree that any person participating in the exchange offer for the purpose of distributing the exchange notes must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and cannot rely on the position of the staff of the SEC set forth in no-action letters that are discussed herein under “—Resale of Exchange Notes” and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K of the SEC;

•

if the holder is a broker-dealer, such holder represents that it acquired the original notes as a result of market making or other trading activities, and that it will deliver a prospectus in connection with any resale of exchange notes acquired in the exchange offer;

•	if the holder is a broker-dealer and receives exchange notes pursuant to the exchange offer it shall notify us before using the prospectus in connection with any sale or transfer of exchange notes;

•	neither the holder nor any beneficial owner is an “affiliate,” as defined under Rule 405 under the Securities Act, of ours or of any of our subsidiary guarantors; and

•

in connection with a book-entry transfer, each participant will confirm that, on behalf of itself and any beneficial owner, it makes the representations and warranties contained in the letter of transmittal.

All questions as to the validity, form, eligibility, including time of receipt, and acceptance of original notes tendered for exchange will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all tenders of any original notes not properly tendered or not to accept any original notes which acceptance might, in our judgment or the judgment of our counsel, be unlawful. We also reserve the absolute right to waive any defects or irregularities or conditions of the exchange offer as to any original notes either before or after the expiration date, including the right to waive the ineligibility of any holder who seeks to tender original notes in the exchange offer.

The interpretation of the terms and conditions of the exchange offer including the letter of transmittal and the instructions contained in the letter of transmittal by us will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of original notes for exchange must be cured within such reasonable period of time as we determine. Neither we nor the exchange agent nor any other person has any duty to give notification of any defect or irregularity with respect to any tender of original notes for exchange, nor will any of us incur any liability for failure to give such notification.

Guaranteed Delivery Procedures

If you desire to tender your original notes, but:

•	your original notes are not immediately available; or

•	you cannot deliver your original notes, the letter of transmittal or any other documents required by the letter of transmittal to the exchange agent prior to the expiration date; or

•	the procedures for book-entry transfer of your original notes cannot be completed prior to the expiration date,

you may effect a tender according to the guaranteed delivery procedures set forth in the letter of transmittal.

Pursuant to such procedures:

•

your tender of original notes must be made by or through an eligible institution and you must properly complete and duly execute a notice of guaranteed delivery (as defined in the letter of transmittal);

•

on or prior to the expiration date, the exchange agent must have received from you and the eligible institution a properly completed and duly executed notice of guaranteed delivery (by facsimile transmission, mail or hand delivery) setting forth the name and address of the holder, the certificate number or numbers of the tendered original notes, and the principal amount of tendered original notes, stating that the tender is being made thereby and guaranteeing that, within three (3) business days after the date of delivery of the notice of guaranteed delivery, the tendered original notes, a duly executed letter of transmittal and any other required documents will be deposited by the eligible institution with the exchange agent; and

•

such properly completed and executed documents required by the letter of transmittal and the tendered original notes in proper form for transfer (or confirmation of a book-entry transfer of such original notes into the exchange agent’s account at DTC) must be received by the exchange agent within three (3) business days after the expiration date.

Any holder who wishes to tender their original notes pursuant to the guaranteed delivery procedures described above must ensure that the exchange agent receives the notice of guaranteed delivery relating to such original notes prior to 5:00 p.m., New York City time, on the expiration date.

Unless original notes being tendered by the above-described guaranteed delivery method are deposited with the exchange agent, a tender will be deemed to have been received as of the date when the tendering holder’s properly completed and duly signed letter of transmittal, or a properly transmitted agent’s message, accompanied by the original notes or a confirmation of book-entry transfer of the original notes into the exchange agent’s account at the book-entry transfer facility is received by the exchange agent.

Issuances of exchange notes in exchange for original notes tendered pursuant to a notice of guaranteed delivery will be made only against deposit of the letter of transmittal and any other required documents and the tendered original notes or a confirmation of book-entry and an agent’s message.

Withdrawal Rights

Tenders of original notes may be withdrawn at any time prior to the expiration date. For a withdrawal to be effective, a written notice of withdrawal sent by telegram, facsimile transmission, with receipt confirmed by telephone, or letter must be received by the exchange agent at the address set forth in this prospectus prior to the expiration date. Any notice of withdrawal must:

•	specify the name of the person having tendered the original notes to be withdrawn;

•	identify the original notes to be withdrawn, including the certificate number or numbers and principal amount of such original notes;

•	specify the principal amount of original notes to be withdrawn;

•	include a statement that the holder is withdrawing its election to have the original notes exchanged;

•

be signed by the holder in the same manner as the original signature on the letter of transmittal by which the original notes were tendered or as otherwise described above, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee under the indenture register the transfer of the original notes into the name of the person withdrawing the tender; and

•	specify the name in which any such original notes are to be registered, if different from that of the person who tendered the original notes.

The exchange agent will return the properly withdrawn original notes promptly following receipt of the notice of withdrawal. If original notes have been tendered pursuant to the procedure for book-entry transfer, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn original notes or otherwise comply with the book-entry transfer facility procedure. All questions as to the validity of notices of withdrawals, including time of receipt, will be determined by us in our sole discretion and our determination will be final and binding on all parties.

Any original notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any original notes which have been tendered for exchange but which are not exchanged for any reason will be returned to the holder without cost to the holder. In the case of original notes tendered by book-entry transfer into the exchange agent’s account at the book-entry transfer facility pursuant to the book-entry transfer procedures described above, the original notes will be credited to an account with the book-entry transfer facility specified by the holder. In either case, the original notes will be returned as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn original notes may be retendered by following one of the procedures described under “—Procedures for Tendering Original Notes” above at any time prior to the expiration date.

Acceptance of Original Notes for Exchange and Delivery of Exchange Notes

Upon satisfaction or waiver of all the conditions to the exchange offer, we will accept any and all original notes that are properly tendered in the exchange offer prior to 5:00 p.m., New York City time, on the expiration date. The exchange notes issued pursuant to the exchange offer will be delivered promptly following the expiration date. For purposes of the exchange offer, we will be deemed to have accepted validly tendered original notes, when, as, and if we have given oral or written notice thereof to the exchange agent.

In all cases, issuances of exchange notes for original notes that are accepted for exchange pursuant to the exchange offer will be made only after timely receipt by the exchange agent of such original notes, a properly completed and duly executed letter of transmittal and all other required documents (or of confirmation of a book-entry transfer of such original notes into the exchange agent’s account at DTC); provided, however, that we reserve the absolute right to waive any defects or irregularities in the tender or conditions of the exchange offer. If any tendered original notes are not accepted for any reason, such unaccepted original notes will be returned without expense to the tendering holder thereof as promptly as practicable after the expiration or termination of the exchange offer.

Exchange Agent

The Bank of New York Trust Company, N.A. has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal should be directed to the exchange agent at the address set forth below:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By Registered or Certified Mail, Overnight Delivery, or Hand Delivery:

Bank of New York Mellon Corporation Corporate Trust Operations Reorganization Unit 101 Barclay St. Floor 7 East New York, NY 10286 Attention: David Mauer

By Facsimile Transmission:

(212) 298-1915

Confirm by Telephone:

(212) 815-3687

You should direct questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery to the exchange agent at the address and telephone number set forth in the letter of transmittal.

DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH IN THE LETTER OF TRANSMITTAL, OR TRANSMISSIONS OF INSTRUCTIONS VIA A FACSIMILE NUMBER OTHER THAN THE ONE SET FORTH IN THE LETTER OF TRANSMITTAL, WILL NOT CONSTITUTE A VALID DELIVERY.

Fees and Expenses

Pursuant to the registration rights agreement, we are required to pay all expenses incident to the consummation of the exchange offer, including our compliance, with the registration rights agreement, regardless of whether a registration statement becomes effective, including without limitation:

•	all registration and filing fees and expenses;

•	all fees and expenses of compliance with federal securities and state blue sky or securities laws;

•	all expenses of printing (including printing certificates for the exchange notes to be issued in the exchange offer and printing of prospectuses), messenger and delivery services and telephone;

•	all fees and disbursements of our counsel and one special counsel for all of the holders of the original notes;

•

all application and filing fees in connection with listing the exchange notes on a national securities exchange or automated quotation system pursuant to the requirements of the registration rights agreement; and

•	all fees and disbursements of our independent certified public accountants (including the expenses of any special audit and comfort letters required by or incident to such performance).

We will pay all transfer taxes, if any, applicable to the exchange of the original notes pursuant to the exchange offer. If, however, a transfer tax is imposed for any reason other than the exchange of the original notes pursuant to the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Accounting Treatment

The exchange notes will be recorded at the same carrying value as the original notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize a gain or loss for accounting purposes. The expenses of the exchange offer will be expensed in the fiscal period in which they are incurred.

Consequences of Failure to Exchange

Holders of original notes who do not exchange their original notes for exchange notes pursuant to the exchange offer will continue to be subject to the restrictions on transfer of the original notes as described in the legend on the original notes. Original notes not exchanged pursuant to the exchange offer will continue to remain outstanding in accordance with their terms. In general, the original notes may not be offered or sold unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. We do not currently anticipate that we will register the original notes under the Securities Act.

Participation in the exchange offer is voluntary, and holders of original notes should carefully consider whether to participate. Holders of original notes are urged to consult their financial and tax advisors in making their own decision on what action to take. As a result of the making of, and upon acceptance for exchange of all validly tendered original notes pursuant to the terms of, this exchange offer, we will have fulfilled a covenant contained in the registration rights agreement. Holders of original notes who do not tender their original notes in the exchange offer will continue to hold the original notes and will be entitled to all the rights and limitations applicable to the original notes under the indenture, except for any rights under the registration rights agreement that by their terms terminate or cease to have further effectiveness as a result of the making of this exchange offer. All untendered original notes will continue to be subject to the restrictions on transfer described in the indenture. To the extent that original notes are tendered and accepted in the exchange offer, the trading market for untendered original notes could be adversely affected.

Shelf Registration Statement

If, pursuant to the terms of the registration rights agreement:

(1) we are not required to file the exchange offer registration statement; or

(2) the exchange offer is not permitted by applicable law or SEC policy; or

(3) any holder of the original notes notifies us prior to the 20th business day following the consummation of the exchange offer that:

(a) such holder, alone or together with holders who hold in the aggregate at least $1.0 million in principal amount of original notes, was prohibited by law or SEC policy from participating in the exchange offer; or

(b) such holder may not resell the exchange notes acquired by it in the exchange offer to the public without delivering a prospectus and the prospectus contained in the exchange offer registration statement is not appropriate or available for such resales by such holder; or

(c) such holder is a broker-dealer and holds original notes acquired directly from us or any of our affiliates,

then, subject to the our suspension rights, we shall use all commercially reasonable efforts to file a shelf registration statement pursuant to Rule 415 under the Securities Act (which may be an amendment to the exchange offer registration statement) within certain time parameters (but no earlier than March 31, 2008), subject to the terms set forth in the registration rights agreement, and use all commercially reasonable efforts to cause such shelf registration statement to become effective on or prior to 90 days after such registration statement was required to be filed.

In addition, pursuant to the registration rights agreement, we are required, to the extent necessary to ensure that the shelf registration statement is available for sales of original notes by certain holders of original notes, to use all commercially reasonable efforts to keep any shelf registration statement so required continuously effective, supplemented, amended and current as required by and subject to the provisions of the registration rights agreement, for a period of at least two years from the date of initial issuance of the original notes (as extended pursuant to the registration rights agreement, or such shorter period as will terminate when all of the original notes have been sold pursuant to the shelf registration statement or are no longer restricted securities under the Securities Act), all as set forth in the registration rights agreement. The registration rights agreement permits us, under certain circumstances, to allow the shelf registration statement to cease to become effective and useable or to delay the filing or the effectiveness of the shelf registration statement, if not then filed or effective, for one or more periods of 90 days in aggregate in any twelve month period. If we exercise this right, the two-year period referenced above will be extended by the number of days during which the exchange offer registration statement was not effective or useable.

Additional Interest

Subject to our rights to allow the exchange offer registration statement or the shelf registration statement to cease to become effective and useable and to delay the filing or the effectiveness of a shelf registration statement, if, pursuant to the terms of the registration rights agreement, one of the following occurs (each such event is referred to as a “registration default”):

•	we do not file any of the registration statements required by the registration rights agreement with the SEC on or prior to the applicable filing deadline; or

•	any of such registration statements is not declared effective by the SEC on or prior to the applicable effectiveness deadline; or

•	we fail to consummate the exchange offer on or prior to 30 business days after the registration statement is declared effective by the SEC; or

•	any registration statement required by the registration rights agreement is filed and declared effective but shall thereafter cease to be effective or useable for its intended purpose,

then we will pay to each holder of original notes affected thereby additional interest in an amount equal to $.05 per week per $1,000 in principal amount of original notes held by such holder for each week or portion thereof that the registration default described above continues for the first 90-day period immediately following the occurrence of such registration default.

The amount of the additional interest increases by an additional $.05 per week per $1,000 in principal amount of original notes with respect to each subsequent 90-day period until all registration defaults described above have been cured, up to a maximum amount of additional interest of $.50 per week per $1,000 in principal amount of original notes; provided that we will in no event be required to pay additional interest for more than one registration default at any given time.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “—Certain Definitions.” In this description, the word “Company” refers only to Pinnacle Entertainment, Inc. and not to any of its subsidiaries or affiliates.

The Company issued the original notes, and will issue the exchange notes, as a single class of securities under that certain Indenture (the “Indenture”), dated as of June 8, 2007, among itself, the initial Guarantors and The Bank of New York Trust Company, N.A., as trustee (the “Trustee”). The form and terms of the exchange notes are substantially identical in all material respects to the form and terms of the original notes, except that the exchange notes have been registered under the Securities Act and, therefore, will bear a different CUSIP number from the original notes, will not have registration rights and will not have the right to additional interest in the event of registration defaults. The terms of the Notes (as defined herein) include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”).

The following description is a summary of the material provisions of the Indenture. It does not restate such agreement in its entirety. We urge you to read the Indenture because it, and not this description, defines your rights as holders of the Notes. We have made copies of the Indenture available as set forth below under the section entitled “Where You Can Find More Information; Incorporation of Certain Documents by Reference.” Certain defined terms used in this description but not defined below under “—Certain Definitions” have the meanings assigned to them in the Indenture. A copy of the Indenture is listed as an exhibit to the registration statement of which this prospectus is a part.

Except as otherwise indicated below, the term “Notes” means both the exchange notes and the original notes, unless otherwise indicated, and the term “Guaranties” means both the guaranties of the exchange notes and the original notes, unless otherwise indicated.

The registered holder of a Note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Guaranties

The Notes

These Notes:

•	are general unsecured obligations of the Company;

•	are subordinated in right of payment to all existing and future Senior Debt of the Company;

•	are effectively subordinated to all secured Indebtedness of the Company;

•	rank equally with the 8.25% Senior Subordinated Notes due 2012 (the “8.25% Notes”) and the 8.75% Senior Subordinated Notes due 2013 (the “8.75% Notes”) issued by the Company;

•	are senior in right of payment to any future Indebtedness of the Company that is specifically subordinated to the Notes; and

•	are unconditionally guaranteed by the Guarantors.

The Guaranties

These Notes are guaranteed by each of the existing and, subject to compliance with applicable gaming laws, future Material Restricted Subsidiaries of the Company, which are all of the direct and indirect subsidiaries of the Company except: Landing Condominium, LLC and Port St. Louis Condominium, LLC, unrestricted subsidiaries that own the Company’s share of the St. Louis condominium project; Casino Magic Neuquén S.A., an unrestricted subsidiary that owns the Company’s Argentina operations; PNK Development 10, LLC, an unrestricted subsidiary that owns a Falcon 2000 airplane; PNK Development 11, LLC, an unrestricted subsidiary which holds miscellaneous assets including, as of December 31, 2007, cash in the amount of approximately $72.9 million and marketable securities as of such date; President Riverboat Casino-Missouri, Inc., which owns The Admiral Riverboat Casino facility in St. Louis; PNK (Exuma) Limited, which owns our casino in the Bahamas; and certain new project development subsidiaries, smaller subsidiaries, and foreign subsidiaries.

The Guaranties of these Notes:

•	are general unsecured obligations of each Guarantor;

•	are subordinated in right of payment to all existing and future Senior Debt of each Guarantor;

•	are effectively subordinated to all secured Indebtedness of each Guarantor;

•	rank equally with each Guarantor’s guarantee of each of the 8.25% Notes and the 8.75% Notes issued by the Company and all future senior subordinated Indebtedness of the Company;

•	are senior in right of payment to any future Indebtedness of each Guarantor that is specifically subordinated to the Guaranties; and

•	are subject to release in the circumstances specified in the Indenture.

As indicated above and as discussed in detail below under the subheading “—Subordination,” payments on the Notes and under the Guaranties will be subordinated to the payment of Senior Debt. As of December 31, 2007, the Notes and the Guaranties were subordinated to (i) approximately $71 million of outstanding Senior Debt, and (ii) approximately $554 million of unused revolving credit facilities. Between January 1, 2008 and March 31, 2008, we drew approximately an additional $100 million under our revolving credit facility. The Indenture permits us and the Guarantors to incur additional Senior Debt.

As of the date of the Indenture, all of our Subsidiaries were “Restricted Subsidiaries,” except for Casino Magic Chile S.A., and its subsidiaries, including Casino Magic Calama, S.A., Casino Magic Rancagua S.A., Immobiliaria Casino Magic Calama, S.A., Immobiliaria Casino Magic Chile S.A., Casino Magic Antofagasta S.A., Immobiliaria Casino Magic Talcahuano S.A., Casino Magic Talca, S.A., Casino Magic Buenos Aires, S.A., Casino Magic (Europe), B.V., Casino Magic Hellas Management Services, S.A., Casino Magic Neuquén S.A., Landing Condominium, LLC, PNK Development 10, LLC, PNK (PA), LLC, and Port St. Louis Condominium, LLC. Under the circumstances described below, we will also be permitted to designate certain additional subsidiaries as “Unrestricted Subsidiaries.” Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Unrestricted Subsidiaries do not guarantee these Notes. PNK Development 11, LLC, has been designated as an Unrestricted Subsidiary.

Not all of our “Restricted Subsidiaries” will guarantee these Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor subsidiaries, these non-guarantor subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to us. Our subsidiaries that will be non-guarantor restricted and unrestricted subsidiaries under the Indenture generated approximately 10.5% of our consolidated revenues for the twelve months ended December 31, 2007 and held approximately 8.3% of our consolidated assets as of December 31, 2007.

Principal, Maturity and Interest

On June 8, 2007, we issued an aggregate principal amount of original notes equal to $385 million. The Company may issue additional notes from time to time after this offering. Any issuance of additional notes will be subject to all of the covenants in the Indenture, including the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.” The Notes and any further additional notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. Notes are issued in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on June 15, 2015.

Interest on the exchange notes will accrue at the rate of 7 1/2% per annum from their date of issue. Interest will be payable semi-annually in arrears on June 15 and December 15 of each year, with the initial interest payment on June 15, 2008 (assuming that the exchange offer is consummated by such date), including interest accrued on the original notes from December 15, 2007 through the date of issue of the exchange notes. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months. The Company will make each interest payment to the holders of record of the exchange notes on the immediately preceding June 1 and December 1. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional interest is payable with respect to the Notes in certain circumstances if the Company does not consummate the exchange offer (or shelf registration, if applicable) as provided in the registration rights agreement as further described under “The Exchange Offer—Additional Interest.”

Methods of Receiving Payments on the Notes

If a Holder has given wire transfer instructions to the Company, the Company will make all principal, premium and interest payments on those Notes in accordance with those instructions. All other payments on these Notes will be made at the office or agency of the Company maintained for such purpose within the City and State of New York unless the Company elects to make interest payments by check mailed to the Holders at their address set forth in the register of Holders; provided that all payments with respect to Global Notes, and any definitive Notes the Holder of which has given wire instructions to the Company will be made by wire transfer. Until otherwise designated by the Company, the Company’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Optional Redemption

Except as set forth below and under the next two headings, the Company does not have the option to redeem the Notes prior to June 15, 2011. Thereafter, the Company has the option to redeem the Notes, in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of the principal amount thereof) set forth below plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on June 15 of the years indicated below:

Year	Percentage
2011	103.750%
2012	101.875%
2013 and thereafter	100.000%

Notwithstanding the foregoing, the Company may, at any time prior to June 15, 2010, redeem up to 35% of the initially outstanding aggregate principal amount of Notes with the net cash proceeds of one or more Equity Offerings of the Company at a redemption price in cash of 107.5% of the principal amount thereof, plus accrued and unpaid interest and additional interest, if any, on the Notes redeemed, to the redemption date; provided that:

(1) at least 65% of the initially outstanding aggregate principal amount of Notes remains outstanding immediately after the occurrence of such redemption;

(2) notice of any such redemption shall be given by the Company to the Holders and the Trustee within 15 days after the consummation of any such Equity Offering; and

(3) such redemption shall occur within 60 days of the date of such notice.

Redemption at Make-Whole Premium

At any time prior to June 15, 2011, the Company may also redeem all or a part of the Notes upon not less than 15 nor more than 60 days’ prior notice mailed by first-class mail to each holder’s registered address, at a redemption price equal to 100% of the principal amount of notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and additional interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of holders of Notes on the relevant record dates occurring prior to the Redemption Date to receive interest due on the relevant interest payment date.

Gaming Redemption or Other Disposition

If:

(1) any Gaming Authority makes a determination of unsuitability of a holder or beneficial owner of Notes (or of an Affiliate of such holder or beneficial owner), or

(2) any Gaming Authority requires that a holder or beneficial owner of Notes (or an Affiliate thereof) must either (i) be licensed, qualified or found suitable under any applicable Gaming Laws or (ii) reduce its position in the Notes to below a level that would require licensure, qualification or a finding of suitability, and such holder or beneficial owner (or Affiliate thereof):

(a) fails to apply for a license, qualification or a finding of suitability within 30 days (or such shorter period as may be required by the applicable Gaming Authority) after being requested to do so by the Gaming Authority,

(b) fails to reduce its position in the Notes appropriately; or

(c) is denied such license or qualification or not found suitable,

the Company shall have the right, at any time from or after the Issue Date, at its option:

(1) to require any such holder or beneficial owner to dispose of all or a portion of its Notes within 30 days (or such earlier date as may be required by the applicable Gaming Authority) of receipt of such notice or finding by such Gaming Authority, or

(2) to call for the redemption of all or a portion of the Notes of such holder or beneficial owner at a redemption price equal to the least of:

(a) the principal amount thereof,

(b) the price at which such holder or beneficial owner acquired the Notes, in the case of either clause (a) above or this clause (b), together with accrued and unpaid interest and additional interest, if any, to the earlier of the date of redemption or the date of the denial of license or qualification or of the finding of unsuitability by such Gaming Authority (subject to the rights of holders of Notes on the relevant record dates occurring prior to such redemption date to receive interest on the relevant interest payment date), or

(c) such other lesser amount as may be required by any Gaming Authority.

Immediately upon a determination by a Gaming Authority that a holder or beneficial owner of Notes (or an Affiliate thereof) will not be licensed, qualified or found suitable or is denied a license, qualification or finding of suitability, the holder or beneficial owner will not have any further rights with respect to the Notes to:

(1) exercise, directly or indirectly, through any Person, any right conferred by the Notes; or

(2) receive any interest or additional interest, if any, or any other distribution or payment with respect to the Notes, or

(3) receive any remuneration in any form from the Company or its Affiliates for services rendered or otherwise, except the redemption price of the Notes.

The Company shall notify the Trustee in writing of any such redemption as soon as practicable. The holder or beneficial owner (or an Affiliate thereof) applying for a license, qualification or a finding of suitability must pay all costs of the licensure or investigation for such qualification or finding of suitability.

In addition, by accepting a Note, each holder or beneficial owner of a Note will be agreeing to comply with all requirements of the Gaming Laws and Gaming Authorities in each jurisdiction where the Company and its Affiliates are licensed or registered under applicable Gaming Laws or conduct gaming activities. Each holder or beneficial owner will also be agreeing that the Notes held by such holder or beneficial owner shall be subject to the provisions of Article XIII of the Company’s Restated Certificate of Incorporation (dealing with Gaming Laws and gaming-related restrictions on ownership and transfer), including any amendments thereto or any successor provisions thereto.

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the Trustee will select the Notes to be redeemed among the holders of Notes as follows:

(1) if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed, or

(2) if the Notes are not so listed, on a pro rata basis, by lot or in accordance with any other method the Trustee considers fair and appropriate.

No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 15 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address. Notices of redemption may be conditional in that the Company may, notwithstanding the giving of the notice of redemption, condition the redemption of the Notes specified in the notice of redemption upon the completion of other transactions, such as refinancings or acquisitions (whether of the Company or by the Company).

If any Note is to be redeemed in part only, the notice of redemption that relates to such Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion thereof will be issued in the name of the holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption, subject to the satisfaction of any conditions to such redemption. On and after the redemption date, subject to the satisfaction of any conditions to such redemption, interest ceases to accrue on Notes or portions of them called for redemption so long as the Company has deposited with the Paying Agent funds sufficient to pay the principal of, plus accrued and unpaid interest and additional interest, if any, on the Notes to be redeemed.

Mandatory Redemption

Except as described below under “—Repurchase at the Option of Holders,” the Company is not required to make mandatory redemption or sinking fund payments with respect to the Notes.

Subordination

The payment of principal and interest on the Notes and the related Guaranties is subordinated to the prior payment in full of all Senior Debt, whether outstanding on the Issue Date or thereafter Incurred.

Upon any distribution to creditors of any Obligor in a liquidation or dissolution of such Obligor or in a proceeding under Bankruptcy Law relating to such Obligor or its property, in an assignment for the benefit of creditors or any marshaling of such Obligor’s assets and liabilities:

(1) the holders of Senior Debt will be entitled to receive payment in full of all Obligations in respect of such Senior Debt (including Accrued Bankruptcy Interest) and to have all outstanding Letter of Credit Obligations and applicable Hedging Obligations fully cash collateralized before the Trustee or the holders shall be entitled to receive any payment or distribution on Obligations in respect of the Notes (except that the Trustee or the holders may receive payments and other distributions made from the defeasance or redemption trust described under “—Legal Defeasance and Covenant Defeasance” or “—Selection and Notice” and the issuance of Permitted Junior Securities), and

(2) until all Obligations with respect to Senior Debt (as provided in clause (1) above) are paid in full and all outstanding Letter of Credit Obligations and applicable Hedging Obligations are fully cash collateralized, any distribution to which the Trustee or the holders would be entitled but for this provision, including any such distribution that is payable or deliverable by reason of the payment of any other Indebtedness of such Obligor being subordinated to the payment of the Notes, shall be made to holders of Senior Debt or their representatives, ratably in accordance with the respective amounts of the principal of such Senior Debt, interest (including, without limitation, Accrued Bankruptcy Interest) thereon and all other Obligations with respect thereto (except that holders may receive payments and other distributions made from the defeasance or redemption trust described under “—Legal Defeasance and Covenant Defeasance” or “—Selection and Notice” and the issuance of Permitted Junior Securities), as their respective interests may appear.

The Obligors will also be restrained from making any payment or distribution to the Trustee or any holder in respect of Obligations arising under or in connection with the Notes, and from acquiring from the Trustee or any holder any Notes for cash or property (other than payments and other distributions made from any defeasance or redemption trust described under “—Legal Defeasance and Covenant Defeasance” or “—Selection and Notice” and the issuance of Permitted Junior Securities), until all principal and other Obligations arising under or in connection with the Senior Debt have been paid in full or fully cash-collateralized, if not yet due if:

(1) a default in the payment of any Obligations with respect to Designated Senior Debt occurs and is continuing (including any default in payment upon the maturity of any Designated Senior Debt by lapse of time, acceleration or otherwise), or any judicial proceeding is pending to determine whether any such default has occurred, or

(2) any other default occurs and is continuing with respect to Designated Senior Debt that permits holders of the Designated Senior Debt as to which such default relates to accelerate its maturity and the Trustee receives a notice of such default (a “Payment Blockage Notice”) from the affected Obligors or the holders of any Designated Senior Debt.

Payments on the Notes may and shall be resumed:

(1) in the case of a payment default, upon the date on which such default is cured or waived, and

(2) in case of a nonpayment default, the earlier of the date on which such nonpayment default is cured or waived or 179 days after the date on which the applicable Payment Blockage Notice is received by the Trustee, unless the maturity of any Designated Senior Debt has been accelerated.

No new period of payment blockage predicated on a nonpayment default may be commenced unless and until 360 days have elapsed since the effectiveness of the immediately prior Payment Blockage Notice. No nonpayment default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default shall have been waived for a period of not less than 180 days.

Notwithstanding the foregoing, the Company will be permitted to repurchase, redeem, repay or prepay any or all of the Notes to the extent required to do so by any Gaming Authority having authority over any Obligor or pursuant to the provisions described under the heading “—Gaming Redemption or Other Disposition.”

The Indenture provides that the Trustee or any holder that has received any payment or distribution in violation of the foregoing provisions will be required to hold the same without commingling and deliver the same, in the form received, together with any necessary endorsements, to the holders of Senior Debt or their representatives. The Indenture further requires that each affected Obligor promptly notify holders of Senior Debt if payment of the Notes is accelerated because of an Event of Default.

As a result of the subordination provisions described above, in the event of a liquidation or insolvency, holders of Notes may recover less ratably than creditors of the affected Obligors who are holders of Senior Debt. See “Risk Factors—Risks Related to Our Capital Structure and this Offering—Your right to receive payments on the notes or under the subsidiary guarantees is junior to our existing senior indebtedness and our subsidiary guarantors’ existing senior indebtedness and possibly all of our future borrowings. Further, your right to receive payments on the notes could be adversely affected if any of our non-guarantor subsidiaries declares bankruptcy, liquidates or reorganizes.”

Repurchase at the Option of Holders

Change of Control. Upon the occurrence of a Change of Control, each holder of Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such holder’s Notes pursuant to the offer described below (the “Change of Control Offer”) at an offer price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes plus accrued and unpaid interest thereon and additional interest, if any, to the date of repurchase. Within 30 days following any Change of Control, the Company will mail a notice to the Trustee and each holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the date specified in such notice, which date shall be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”), pursuant to the procedures required by the Indenture and described in such notice. The Company will comply with all applicable laws, including, without limitation, Section 14(e) of the Exchange Act and the rules thereunder and all applicable federal and state securities laws, and will include all instructions and materials necessary to enable holders to tender their Notes.

On the Change of Control Payment Date, the Company will, to the extent lawful:

(1) accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered, and

(3) deliver or cause to be delivered to the Trustee the Notes so accepted, together with an officers’ certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the Company.

The Paying Agent will promptly mail to each holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered by such holder, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

The Indenture provides that, prior to complying with the provisions of this covenant, but in any event within 90 days following a Change of Control, the Company will either:

(1) repay all outstanding obligations with respect to Senior Debt,

(2) obtain the requisite consents, if any, from the holders of Senior Debt to permit the repurchase of the Notes required by this covenant, or

(3) deliver to the Trustee an officers’ certificate to the effect that no action of the kind described in clause (1) or (2) is necessary.

The Change of Control provisions described above will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the holders of the Notes to require that the Company repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

The Bank Credit Agreement contains, and any future Credit Facilities or other agreements relating to Indebtedness to which the Company becomes a party may contain, restrictions on the ability of the Company to purchase any Notes, and also may provide that certain change of control events with respect to the Company would constitute a default thereunder. In the event a Change of Control occurs at a time when the Company is prohibited from purchasing Notes, the Company could seek the consents of its lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the Company does not obtain all such requisite consents or repay such borrowings, the Company will remain prohibited from purchasing Notes. In such case, the Company’s failure to purchase tendered Notes would constitute an Event of Default under the Indenture. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the holders of Notes. Thus, there can be no assurance that in the event of a Change of Control the Company will have sufficient funds, or that it will be permitted under the terms of the Bank Credit Agreement, to satisfy its obligations with respect to any or all of the tendered Notes.

The Company will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the Company and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

The definition of Change of Control includes a phrase relating to the sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the assets of the Company and its Restricted Subsidiaries taken as a whole. Although there is a developing body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require the Company to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the Company or the Company and its Restricted Subsidiaries, taken as a whole, to another Person or group may be uncertain.

The presence of the Company’s Note repurchase obligation in the event of a Change of Control may deter potential bidders from attempting to acquire the Company, whether by merger, tender offer or otherwise. Such deterrence may have an adverse effect on the market price for the Company’s securities, particularly its common stock, which would presumably reflect the market’s perception of the likelihood of any takeover attempt at a premium to the market price.

Asset Sales. The Indenture provides that no Obligor will, directly or indirectly,:

(1) consummate an Asset Sale unless such Obligor receives consideration at the time of such Asset Sale (or at such earlier time as such Obligor becomes obligated to complete such Asset Sale) at least equal to the fair market value of the assets sold or of which other disposition is made (as determined reasonably and in good faith by the Board of such Obligor), and

(2) consummate or enter into a binding obligation to consummate an Asset Sale unless at least 75% of the consideration received by such Obligor from such Asset Sale will be cash or Cash Equivalents and will be received at the time of the consummation of any such Asset Sale. For purposes of this provision, each of the following shall be deemed to be cash:

(a) any liabilities as shown on the Obligor’s most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Company and (iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and

(b) to the extent of the cash received, any notes or other obligations received by the Company or any such Restricted Subsidiary from such transferee that are converted by such Obligor into cash within 90 days of receipt.

Notwithstanding the foregoing, an Obligor will be permitted to consummate an Asset Sale without complying with the foregoing provisions if:

(1) such Obligor receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or other property sold, issued or otherwise disposed of (as evidenced by a resolution of the Board of such Obligor),

(2) the transaction constitutes a “like-kind exchange” of the type contemplated by Section 1031 of the Internal Revenue Code, and

(3) the consideration for such Asset Sale constitutes Productive Assets; provided that any non-cash consideration not constituting Productive Assets received by such Obligor in connection with such Asset Sale that is converted into or sold or otherwise disposed of for cash or Cash Equivalents at any time within 360 days after such Asset Sale and any Productive Assets constituting cash or Cash Equivalents received by such Obligor in connection with such Asset Sale shall constitute Net Cash Proceeds subject to the provisions set forth above.

Upon the consummation of an Asset Sale, the Company or the affected Obligor will be required to apply an amount equal to all Net Cash Proceeds that are received from such Asset Sale within 360 days of the receipt thereof either:

(1) to reinvest (or enter into a binding commitment to invest, if such investment is effected within 360 days after the date of such commitment) in Productive Assets or in Asset Acquisitions not otherwise prohibited by the Indenture, or

(2) to permanently prepay or repay Indebtedness of any Obligor other than Indebtedness that is subordinate in right of payment to the Notes.

Pending the final application of any such Net Cash Proceeds, the Obligors may temporarily reduce revolving Indebtedness or otherwise invest such Net Cash Proceeds in any manner not prohibited by the Indenture.

On the 361st day after an Asset Sale or such earlier date, if any, as the Board of the Company or the affected Obligor determines not to apply the Net Cash Proceeds relating to such Asset Sale as set forth in clauses (1) or (2) of the preceding paragraph (each a “Net Proceeds Offer Trigger Date”), such aggregate amount of Net Cash Proceeds which have not been applied on or before such Net Proceeds Offer Trigger Date as permitted in clauses (1) or (2) of the preceding paragraph (each a “Net Proceeds Offer Amount”), will be applied by the Company to make an offer to purchase (the “Net Proceeds Offer”), on a date (the “Net Proceeds Offer Payment Date”) not less than 30 nor more than 60 days following the applicable Net Proceeds Offer Trigger Date, on a pro rata basis (a) Notes at a purchase price in cash equal to 100% of the aggregate principal amount of Notes, in each case, plus accrued and unpaid interest thereon and additional interest, if any, on the Net Proceeds Offer Payment Date and

(b) the outstanding 8.25% Notes, 8.75% Notes or other Indebtedness Incurred by the Company which is pari passu with the Notes, in each case to the extent required by the terms thereof; provided that if at any time within 360 days after an Asset Sale any non-cash consideration received by the Company or the affected Obligor in connection with such Asset Sale is converted into or sold or otherwise disposed of for cash, then such conversion or disposition will be deemed to constitute an Asset Sale hereunder and the Net Cash Proceeds thereof will be applied in accordance with this covenant. To the extent that the aggregate principal amount of Notes, 8.25% Notes, 8.75% Notes or other pari passu Indebtedness tendered pursuant to the Net Proceeds Offer is less than the Net Proceeds Offer Amount, the Obligors may use any remaining proceeds of such Asset Sales for general corporate purposes (but subject to the other terms of the Indenture). Upon completion of a Net Proceeds Offer, the Net Proceeds Offer Amount relating to such Net Proceeds Offer will be deemed to be zero for purposes of any subsequent Asset Sale. In the event that a Restricted Subsidiary consummates an Asset Sale, only that portion of the Net Cash Proceeds therefrom (including any Net Cash Proceeds received upon the sale or other disposition of any noncash proceeds received in connection with an Asset Sale) that are distributed to or received by any Obligor will be required to be applied by the Obligors in accordance with the provisions of this paragraph.

Notwithstanding the foregoing, if a Net Proceeds Offer Amount is less than $25 million the application of the Net Cash Proceeds constituting such Net Proceeds Offer Amount to a Net Proceeds Offer may be deferred until such time as such Net Proceeds Offer Amount plus the aggregate amount of all Net Proceeds Offer Amounts arising subsequent to the date of the Indenture from all Asset Sales by the Obligors in respect of which a Net Proceeds Offer has not been made aggregate at least $25 million, at which time the affected Obligor will apply all Net Cash Proceeds constituting all Net Proceeds Offer Amounts that have been so deferred to make a Net Proceeds Offer (each date on which the aggregate of all such deferred Net Proceeds Offer Amounts is equal to $25 million or more will be deemed to be a Net Proceeds Offer Trigger Date). In connection with any Asset Sale with respect to assets having a book value in excess of $25 million or as to which it is expected that the aggregate consideration therefor to be received by the affected Obligor will exceed $25 million in value, such Asset Sale will be approved, prior to the consummation thereof, by the Board of the applicable Obligor.

Certain Covenants

Restricted Payments. The Indenture provides that neither the Company nor any Restricted Subsidiary will, directly or indirectly:

(1) declare or pay any dividend or make any other payment or distribution (other than dividends or distributions payable solely in Qualified Capital Stock of the Company or dividends or distributions payable to the Company or a Restricted Subsidiary) in respect of the Company’s or any Restricted Subsidiary’s Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company or such Restricted Subsidiary, as applicable) or to the direct or indirect holders of the Company’s or such Restricted Subsidiary’s Equity Interests in their capacity as such,

(2) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any Restricted Subsidiary) Equity Interests of the Company or any Restricted Subsidiary or of any direct or indirect parent or Affiliate of the Company or any Restricted Subsidiary (other than any such Equity Interests owned by the Company or any Restricted Subsidiary),

(3) make any payment on or with respect to, or purchase, defease, redeem, prepay, decrease or otherwise acquire or retire for value any Indebtedness that is subordinate in right of payment to the Notes, except a payment of principal, interest or other amounts required to be paid at Stated Maturity, or

(4) make any Investment (other than Permitted Investments) (each of the foregoing prohibited actions set forth in clauses (1), (2), (3) and (4) being referred to as a “Restricted Payment”),

if at the time of such proposed Restricted Payment or immediately after giving effect thereto,

(1) a Default or an Event of Default has occurred and is continuing or would result therefrom,

(2) the Company is not, or would not be, able to Incur at least $1.00 of additional Indebtedness under the Consolidated Coverage Ratio test described in the second paragraph of the covenant described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or

(3) the aggregate amount of Restricted Payments (including such proposed Restricted Payment) made subsequent to September 25, 2003 (the amount expended for such purposes, if other than in cash, being the fair market value of such property as determined reasonably and in good faith by the Company) exceeds or would exceed the sum, without duplication, of:

(a) 50% of the cumulative Consolidated Net Income (or if cumulative Consolidated Net Income shall be a loss, minus 100% of such loss) of the Company and the Restricted Subsidiaries during the period (treating such period as a single accounting period) beginning on September 25, 2003 and ending on the last day of the most recent fiscal quarter of the Company ending immediately prior to the date of the making of such Restricted Payment for which internal financial statements are available ending not more than 135 days prior to the date of determination, plus

(b) 100% of the fair market value of the aggregate net proceeds received by the Company from any Person (other than from a Subsidiary of the Company) from the issuance and sale of Qualified Capital Stock of the Company or the conversion of debt securities or Disqualified Capital Stock into Qualified Capital Stock (to the extent that proceeds of the issuance of such Qualified Capital Stock would have been includable in this clause if such Qualified Capital Stock had been initially issued for cash) subsequent to September 25, 2003 and on or prior to the date of the making of such Restricted Payment (excluding any Qualified Capital Stock of the Company the purchase price of which has been financed directly or indirectly using funds (i) borrowed from the Company or any Restricted Subsidiary, unless and until and to the extent such borrowing is repaid, or (ii) contributed, extended, guaranteed or advanced by the Company or any Restricted Subsidiary (including, without limitation, in respect of any employee stock ownership or benefit plan)); provided that such aggregate net proceeds are limited to cash, Cash Equivalents and other assets used or useful in a Related Business or the Capital Stock of a Person engaged in a Related Business, plus

(c) 100% of the aggregate cash received by the Company subsequent to September 25, 2003 and on or prior to the date of the making of such Restricted Payment upon the exercise of options or warrants (whether issued prior to or after September 25, 2003) to purchase Qualified Capital Stock of the Company, plus

(d) to the extent that any Restricted Investment that was made after September 25, 2003 is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or any dividends, distributions, principal repayments, or returns of capital are received by the Company or any Restricted Subsidiary in respect of any Restricted Investment, the proceeds of such sale, liquidation, repayment, dividend, distribution, principal repayment or return of capital or subrogation recovery, in each such case (i) reduced by the amount of any Amount Limitation Restoration (as defined below) for such Restricted Investment and (ii) valued at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), and to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after September 25, 2003 is terminated or cancelled, the excess, if any of (x) the amount by which such Restricted Investment reduced the sum otherwise available for making Restricted Payments under this first paragraph of the Restricted Payment covenant, over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, plus

(e) to the extent that any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary after September 25, 2003, the lesser of (i) the fair market value of the Restricted Investment of the Company and its Restricted Subsidiaries in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary on the date of redesignation as a Restricted Subsidiary or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after September 25, 2003, the amount of the Company and its Restricted Subsidiaries’ Restricted Investment therein as determined under the last paragraph of this covenant, plus the aggregate fair market value of any additional Restricted Investments (each valued as of the date made) by the Company and its Restricted Subsidiaries in such Unrestricted Subsidiary after September 25, 2003; provided that any amount so determined in (i) or (ii) shall be reduced to the extent that such Restricted Investment shall have been recouped as an Amount Limitation Restoration to the Amount Limitations of clauses (4), (6), (16) or (18) below. Notwithstanding the other provisions of this subparagraph (e), in the event of the first redesignation by the Company of each of PNK Development 13, LLC, ACE Gaming, LLC, Mitre Associates, LLC and Brighton Park Maintenance Corp. as a Restricted Subsidiary after September 25, 2003 (including without limitation treating the entry into a Guaranty of the Notes by each such entity in connection with the initial issuance of Notes under the Indenture as such a redesignation of such entity as a Restricted Subsidiary, since such entity had been an Unrestricted Subsidiary under the indentures governing the 8.75% Notes and 8.25% Notes prior to the issuance of the Notes), the amount determined under this subparagraph (e) shall be equal to the amount of the Restricted Investments of the Company and its Restricted Subsidiaries in such entities at the times they were originally made (including the amount of any additional Restricted Investments made in such entities, each as of the date originally made) irrespective of the fair market value or book value of such Restricted Investments as of the date they were originally made or at the time of designation or redesignation; provided that any such amount shall be reduced to the extent that such Restricted Investment shall have been recouped as an Amount Limitation Restoration to the Amount Limitations of clauses (4), (6), (16) or (18) below.

Notwithstanding the foregoing, the provisions set forth in the immediately preceding paragraph will not prohibit:

(1) the payment of any dividend or the making of any distribution within 60 days after the date of declaration of such dividend or distribution if the making thereof would have been permitted on the date of declaration; provided such dividend will be deemed to have been made as of its date of declaration or the giving of such notice for purposes of this clause (1);

(2) the redemption, repurchase, retirement or other acquisition of Capital Stock of the Company or warrants, rights or options to acquire Capital Stock of the Company either (a) solely in exchange for shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company, or (b) through the application of net proceeds of a substantially concurrent sale for cash (other than to a Subsidiary of the Company) of shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

(3) the redemption, repurchase, retirement, defeasance or other acquisition of Indebtedness of any Obligor that is subordinate or junior in right of payment to the Notes or the Guaranties either (a) solely in exchange for shares of Qualified Capital Stock of the Company or for Permitted Refinancing Indebtedness, or (b) through the application of the net proceeds of a substantially concurrent sale for cash (other than to an Obligor) of (i) shares of Qualified Capital Stock of the Company or warrants, rights or options to acquire Qualified Capital Stock of the Company or (ii) Permitted Refinancing Indebtedness; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment pursuant to this clause (3) or would not result therefrom;

(4) Restricted Payments in an amount not in excess of $100 million in the aggregate for all such Restricted Payments made in reliance upon this clause (4), for the purpose of (a) Limited Real Estate

Development or (b) developing, constructing, improving or acquiring (i) a Casino or Casinos or, if applicable, any Related Business in connection with a Casino or Casinos or (ii) a Related Business to be used primarily in connection with an existing Casino or Casinos;

(5) redemptions, repurchases or repayments to the extent required by any Gaming Authority having jurisdiction over the Company or any Restricted Subsidiary or deemed necessary by the Board of the Company in order to avoid the suspension, revocation or denial of a gaming license by any Gaming Authority;

(6) other Restricted Payments not to exceed $125 million in the aggregate; provided no Default or Event of Default then exists or would result therefrom;

(7) repurchases by the Company of its common stock, options, warrants or other securities exercisable or convertible into such common stock from employees and directors of the Company or any of its respective Subsidiaries upon death, disability or termination of employment or directorship of such employees or directors;

(8) the payment of any amounts in respect of Equity Interests by any Restricted Subsidiary organized as a partnership or a limited liability company or other pass-through entity:

(a) to the extent of capital contributions made to such Restricted Subsidiary (other than capital contributions made to such Restricted Subsidiary by the Company or any Restricted Subsidiary),

(b) to the extent required by applicable law, or

(c) to the extent necessary for holders thereof to pay taxes with respect to the net income of such Restricted Subsidiary, the payment of which amounts under this clause (c) is required by the terms of the relevant partnership agreement, limited liability company operating agreement or other governing document;

provided, that except in the case of clause (b) and (c), no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom, and provided further that, except in the case of clause (b) or (c), such distributions are made pro rata in accordance with the respective Equity Interests contemporaneously with the distributions paid to the Company or a Restricted Subsidiary or their Affiliates holding an interest in such Equity Interests;

(9) Investments in Unrestricted Subsidiaries, joint ventures, partnerships or limited liability companies consisting of conveyances of substantially undeveloped real estate in a number of acres which, after giving effect to any such conveyance, would not exceed in the aggregate for all such conveyances after September 25, 2003, 50% of the sum of (a) the acres of substantially undeveloped real estate held by the Company and its Restricted Subsidiaries on the date of such conveyance plus (b) the acres of substantially undeveloped real estate previously so conveyed by the Company and its Restricted Subsidiaries after September 25, 2003; provided, that no Default or Event of Default has occurred and is continuing at the time of such Restricted Payment or would result therefrom;

(10) Investments, not to exceed $35 million in the aggregate, in any combination of (a) readily marketable equity securities and (b) assets of the kinds described in the definition of “Cash Equivalents”; provided, that for the purposes of this clause (10), such Investments may be made without regard to the rating requirements or the maturity limitations set forth in such definition;

(11) the payment of any dividend or distributions by a Restricted Subsidiary of the Company to the holders of its Equity Interests on a pro rata basis;

(12) the repurchase of Equity Interests deemed to occur upon the exercise of stock options to the extent such Equity Interests represent a portion of the exercise price of those stock options;

(13) the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Capital Stock of the Company or any Restricted Subsidiary of the Company issued on or after September 25, 2003 in accordance with the Consolidated Coverage Ratio test described below under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock;”

(14) contributions, payments, loans or remittances to the Argentina Subsidiaries from the Company or a Restricted Subsidiary of the Argentina Contribution Amount;

(15) the payment of any dividend or other distribution by the Company or its Restricted Subsidiaries of Equity Interests in the Argentina Subsidiaries that are Unrestricted Subsidiaries and the termination of any agreements or arrangements with such entities in connection therewith; provided that no Default or Event of Default shall have occurred and be continuing at the time of such Restricted Payment or would result therefrom;

(16) Investment Guarantees and Completion Guarantee and Keep-Well Agreements in a principal or other similar amount not to exceed $200 million in the aggregate; provided that no Default or Event of Default shall have occurred and be continuing at the time of entering into such Investment Guarantee or Completion Guarantee and Keep-Well Agreement or would result therefrom;

(17) any Investment Guarantee Payments in respect of Investment Guarantees permitted under clause (16) or the making of any payments pursuant to any Completion Guarantee and Keep-Well Agreements permitted under clause (16) or in respect of any Completion Guarantee/Keep-Well Indebtedness Incurred pursuant to any Completion Guarantee and Keep-Well Agreements permitted under clause (16); or

(18) the provision of goods to any Unrestricted Subsidiary in the ordinary course of business with a fair market value as determined reasonably and in good faith by the Company not to exceed $2.0 million in the aggregate.

In determining the aggregate amount of Restricted Payments made subsequent to September 25, 2003, Restricted Payments made pursuant to clauses (2), (3), (4), (6), (8), (9), (11), (12), (14), (15), (16) and (18) of this paragraph shall, in each case, be excluded from such calculation; provided, that any amounts expended or liabilities incurred in respect of fees, premiums or similar payments in connection therewith shall be included in such calculation. Restricted Payments under clauses (4), (6), (10), (16) and (18) shall be limited to the respective amounts of $100 million, $125 million, $35 million, $200 million and $2.0 million set forth in such clauses (each, an “Amount Limitation”). The Amount Limitation for each clause shall be permanently reduced at the time of any Restricted Payment made under such clause; provided, however, that to the extent that a Restricted Investment made under such clause is sold for cash or Cash Equivalents or otherwise liquidated or repaid for cash or Cash Equivalents, or principal repayments, returns of capital or subrogation recoveries are received by the Company or any Restricted Subsidiary in respect of such Restricted Investment, valued, in each such case at the cash or marked-to-market value of Cash Equivalents received with respect to such Restricted Investment (less the cost of disposition, if any), or to the extent that any Restricted Investment consisting of a guarantee or other contingent obligation that was made after the date of the Indenture is terminated or cancelled, the excess, if any of (x) the amount by which such Restricted Investment counted toward the Amount Limitation, over (y) the aggregate amount of payments made (including costs incurred) in respect of such guarantee or other contingent obligation, then the Amount Limitation for such clause shall be increased by the amount so received by the Company or a Restricted Subsidiary or the amount of such excess of (x) over (y) (an “Amount Limitation Restoration”). In no event shall the aggregate Amount Limitation Restorations for a Restricted Investment exceed the original amount of such Restricted Investment.

With respect to clauses (4), (6), (16) and (18) above, the respective Amount Limitation under each such clause, as applicable, shall also be increased when any Person becomes a Restricted Subsidiary or an Unrestricted Subsidiary is redesignated as a Restricted Subsidiary (each such increase also referred to as an “Amount Limitation Restoration”) by the lesser of (i) the fair market value of the Restricted Investment made under clause (4), (6), (16) or (18) above, as the case may be, in such Person as of the date it becomes a Restricted Subsidiary or in such Unrestricted Subsidiary as of the date of redesignation, as the case may be, or (ii) the fair market value of such Restricted Investment as of the date such Restricted Investment was originally made in such Person or, in the case of the redesignation of an Unrestricted Subsidiary into a Restricted Subsidiary which Subsidiary was designated as an Unrestricted Subsidiary after the date of the Indenture, the amount of the Company’s Restricted Investment therein as determined under the last paragraph of this covenant, plus the aggregate fair market value of any additional Investments (each valued as of the date made) made under clause (4), (6), (16) or (18) above, as the case may be, in such Unrestricted Subsidiary after the date of the Indenture.

Not less than once each fiscal quarter in which the Company has made a Restricted Payment, the Company shall deliver to the Trustee an officers’ certificate stating that each Restricted Payment (and any Amount Limitation Restoration relied upon in making such Restricted Payment) made during the prior fiscal quarter complies with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed, including any applicable calculations of the Argentina Receipts, Argentina Contribution Amount and the Reclassified Argentina Receipts (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company’s latest available internal quarterly financial statements. In the event that the Company makes one or more Restricted Payments in an amount exceeding $5 million that have not been covered by an officers’ certificate issued pursuant to the immediately preceding sentence, the Company shall deliver to the Trustee an officers’ certificate stating that such Restricted Payments (and any Amount Limitation Restoration relied upon in making such Restricted Payment) comply with the Indenture and setting forth in reasonable detail the basis upon which the required calculations were computed (upon which the Trustee may conclusively rely without any investigation whatsoever), which calculations may be based upon the Company’s latest available internal quarterly financial statements. In the event the Company fails to deliver any such report described in this paragraph to the Trustee, such failure shall not constitute a Default until and unless the Company has failed to deliver such report after written notice to the Company of such failure by the Trustee or by a Holder.

For purposes of this covenant, it is understood that the Company may rely on internal or publicly reported financial statements even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any Restricted Payment that complied with the conditions of this covenant, made in reliance on such calculation by the Company based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the conditions of this covenant, notwithstanding any subsequent adjustments that may result in changes to such internal financial or publicly reported statements.

The Board of the Company may designate any of its Restricted Subsidiaries to be Unrestricted Subsidiaries if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Obligors (except to the extent repaid in cash or in kind) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this covenant to the extent that such deemed Restricted Payments would not be excluded from such calculation under the second paragraph of this covenant. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the greatest of:

(1) the net book value of such Investments at the time of such designation,

(2) the fair market value of such Investments at the time of such designation, and

(3) the original fair market value of such Investments at the time they were made.

Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

Incurrence of Indebtedness and Issuance of Preferred Stock. The Indenture provides that the Company will not, directly or indirectly:

(1) Incur any Indebtedness or issue any Disqualified Capital Stock, other than Permitted Indebtedness, or

(2) cause or permit any of its Restricted Subsidiaries to Incur any Indebtedness or issue any Disqualified Capital Stock or preferred stock, in each case, other than Permitted Indebtedness.

Notwithstanding the foregoing limitations, the Company may issue Disqualified Capital Stock and may Incur Indebtedness (including, without limitation, Acquired Debt), and any Obligor (other than the Company) may issue preferred stock or Incur Indebtedness (including without limitation, Acquired Debt), and any Domestic Restricted Subsidiary that is not an Obligor may Incur Senior Debt (including without limitation, Senior Debt that is Acquired Debt), if:

(1) no Default or Event of Default shall have occurred and be continuing on the date of the proposed Incurrence or issuance or would result as a consequence of such proposed Incurrence or issuance, and

(2) immediately after giving pro forma effect to such proposed Incurrence or issuance and the receipt and application of the net proceeds therefrom, the Company’s Consolidated Coverage Ratio would not be less than 2.00:1.00.

Any Indebtedness of any Person existing at the time it becomes a Restricted Subsidiary (whether by merger, consolidation, acquisition of capital stock or otherwise) shall be deemed to be Incurred as of the date such Person becomes a Restricted Subsidiary.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Indebtedness described in clauses (1) through (18) of such definition or is entitled to be Incurred pursuant to the second paragraph of this covenant, the Company will, in its sole discretion, classify such item of Indebtedness in any manner that complies with this covenant and such item of Indebtedness will be treated as having been Incurred pursuant to only one of such clauses or pursuant to the second paragraph hereof. The Company may reclassify such Indebtedness from time to time in its sole discretion and may classify any item of Indebtedness in part under one or more of the categories of Permitted Indebtedness and/or in part as Indebtedness entitled to be Incurred pursuant to the second paragraph of this covenant. Accrual of interest, the accretion of principal amount and the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms will not be deemed to be an Incurrence of Indebtedness for purposes of this covenant.

Liens. The Indenture provides that no Obligor will, directly or indirectly, create, Incur or assume any Lien, except a Permitted Lien, securing Indebtedness that is pari passu with or subordinate in right of payment to the Notes or the Guaranties, on or with respect to any of its property or assets including any shares of stock or Indebtedness of any Restricted Subsidiary, whether owned on the Issue Date or thereafter acquired, or any income, profits or proceeds therefrom, unless:

(1) in the case of any Lien securing Indebtedness that is pari passu in right of payment with the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to or pari passu with such Lien, and

(2) in the case of any Lien securing Indebtedness that is subordinate in right of payment to the Notes or the Guaranties, the Notes or the Guaranties are secured by a Lien on such property, assets or proceeds that is senior in priority to such Lien.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries. The Indenture provides that no Obligor will, directly or indirectly, create or otherwise cause or permit or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1) pay dividends or make any other distributions on its Capital Stock,

(2) make loans or advances to or pay any Indebtedness or other obligations owed to any Obligor or to any Restricted Subsidiary, or

(3) transfer any of its property or assets to any Obligor or to any Restricted Subsidiary (each such encumbrance or restriction in clause (1), (2) or (3), a “Payment Restriction”).

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(a) applicable law or required by any Gaming Authority;

(b) the Indenture;

(c) customary non-assignment provisions of any purchase money financing contract or lease of any Restricted Subsidiary entered into in the ordinary course of business of such Restricted Subsidiary;

(d) any instrument governing Acquired Debt Incurred in connection with an acquisition by any Obligor or Restricted Subsidiary in accordance with the Indenture as the same was in effect on the date of such Incurrence; provided that such encumbrance or restriction is not, and will not be, applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries or the property or assets, including directly-related assets, such as accessions and proceeds so acquired or leased;

(e) any restriction or encumbrance contained in contracts for the sale of assets to be consummated in accordance with the Indenture solely in respect of the assets to be sold pursuant to such contract;

(f) any restrictions of the nature described in clause (3) above with respect to the transfer of assets secured by a Lien that was permitted by the Indenture to be Incurred;

(g) any encumbrance or restriction contained in Permitted Refinancing Indebtedness; provided that the provisions relating to such encumbrance or restriction contained in any such Permitted Refinancing Indebtedness are no less favorable to the holders of the Notes in any material respect in the good faith judgment of the Board of the Company than the provisions relating to such encumbrance or restriction contained in the Indebtedness being refinanced;

(h) agreements governing Indebtedness of the Company or its Restricted Subsidiaries existing on the Issue Date, including the Bank Credit Agreement and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of those agreements; provided that the amendments, modifications, restatements, renewals, increases, supplements, refundings, replacement or refinancings are no more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in those agreements on the date of the Indenture, taken as a whole; or

(i) any agreement for the sale or other disposition of a Restricted Subsidiary that restricts distributions by that Restricted Subsidiary pending the sale or other disposition.

Merger, Consolidation, or Sale of Assets. The Indenture provides that the Company may not, in a single transaction or a series of related transactions, consolidate or merge with or into any Person, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any Person or adopt a Plan of Liquidation unless:

(1) either

(a) in the case of a consolidation or merger, the Company, or any successor thereto, is the surviving or continuing corporation, or

(b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, transfer, lease, conveyance or other disposition of the properties and assets of the Company and its Subsidiaries, taken as a whole, or in the case of a Plan of Liquidation, the Person to which assets of the Company and its Subsidiaries have been transferred (i) shall be a corporation organized and validly existing under the laws of the

United States or any State thereof or the District of Columbia and (ii) shall expressly assume, by supplemental indenture (in form and substance satisfactory to the Trustee), executed and delivered to the Trustee, the due and punctual payment of the principal of, and premium, if any, and interest on all of the Notes and the performance of every covenant of the Notes and the Indenture on the part of the Company to be performed or observed;

(2) in the event that such transaction involves (a) the incurrence by the Company or any Restricted Subsidiary, directly or indirectly, of additional Indebtedness (and treating any Indebtedness not previously an obligation of the Company or any of its Restricted Subsidiaries incurred in connection with or as a result of such transaction as having been incurred at the time of such transaction) and/or (b) the assumption contemplated by clause (1)(b)(ii) above (including giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred in connection with or in respect of such transaction), then immediately after giving effect to such incurrence and/or assumption under clauses (a) and (b), (i) the Company, or any such other Person assuming the obligations of the Company through the operation of clause (1)(b) above, could Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test described above under the caption “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” or (ii) the Consolidated Coverage Ratio of the Company (or such other Person assuming the obligations of the Company through the operation of clause (1)(b) above) is no less than the Company’s Consolidated Coverage Ratio immediately prior to such transaction or series of transactions;

(3) immediately before and immediately after giving effect to such transaction and the assumption contemplated by clause (1)(b)(ii) above (including, without limitation, giving effect to any Indebtedness and Acquired Debt Incurred or anticipated to be Incurred and any Lien granted in connection with or in respect of the transaction) no Default and no Event of Default shall have occurred or be continuing; and

(4) the Company or such other Person shall have delivered to the Trustee an officers’ certificate and an opinion of counsel, each stating that such consolidation, merger, sale, assignment, transfer, lease, conveyance, other disposition or Plan of Liquidation and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with the applicable provisions of the Indenture and that all conditions precedent in the Indenture relating to such transaction have been satisfied.

Notwithstanding clause (2) above:

(a) any Restricted Subsidiary may consolidate with, or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to the Company or to a Restricted Subsidiary, and

(b) the Company or any Subsidiary may consolidate with or merge with or into, or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its assets to any Person that has conducted no business and Incurred no Indebtedness or other liabilities if such transaction is solely for the purpose of effecting a change in the state of incorporation or form of organization of the Company or such Subsidiary.

For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise, in a single transaction or series of transactions) of all or substantially all of the properties and assets of one or more Subsidiaries of the Company, the Capital Stock of which constitutes all or substantially all of the properties and assets of the Company, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Transactions With Affiliates. The Indenture provides that no Obligor will make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing, an “Affiliate Transaction”), unless:

(1) such Affiliate Transaction is, considered in light of any series of related transactions of which it comprises a part, on terms that are fair and reasonable and no less favorable to such Obligor than those that might reasonably have been obtained at such time in a comparable transaction or series of related transactions on an arms-length basis from a Person that is not such an Affiliate;

(2) with respect to any Affiliate Transaction involving aggregate consideration of $20 million or more to the affected Obligor, a majority of the disinterested members of the Board of the Company (and of any other affected Obligor, where applicable) shall, prior to the consummation of any portion of such Affiliate Transaction, have reasonably and in good faith determined, as evidenced by a resolution of its Board, that such Affiliate Transaction meets the requirements of the foregoing clause; and

(3) with respect to any Affiliate Transaction involving value of $30 million or more to the affected Obligor, the Board of the applicable Obligor shall have received prior to the consummation of any portion of such Affiliate Transaction, a written opinion from an independent investment banking, accounting or appraisal firm of recognized national standing that such Affiliate Transaction is on terms that are fair to such Obligor from a financial point of view.

The foregoing restrictions will not apply to:

(1) reasonable fees and compensation (including any such compensation in the form of Equity Interests not derived from Disqualified Capital Stock, together with loans and advances, the proceeds of which are used to acquire such Equity Interests) paid to, and indemnity provided on behalf of, officers, directors, employees or consultants of the Obligors as determined in good faith by the Board or senior management,

(2) any transaction solely between or among Obligors and Restricted Subsidiaries to the extent any such transaction is otherwise in compliance with, or not prohibited by, the Indenture,

(3) any Restricted Payment permitted by the terms of the covenant described above under the heading “—Certain Covenants—Restricted Payments” or any Permitted Investment,

(4) provision of management and related services (including intellectual property rights and the use of corporate aircraft in providing such management services) (including any agreements therefor) to an Unrestricted Subsidiary in connection with the development, construction and operation of gaming facilities or any Related Business, provided the Obligor is reimbursed for all non-ordinary course costs and expenses it incurs in providing such services and, provided further, that such Obligor shall not be required to allocate employee compensation for management services provided by employees of Obligors to Unrestricted Subsidiaries in connection with such employees’ services to Obligors, or

(5) transactions pursuant to agreements existing on the Issue Date.

No Subordinated Debt Senior to The Notes or Guaranties. The Indenture provides that no Obligor will Incur any Indebtedness that is subordinate or junior in right of payment to any Senior Debt and senior in any respect in right of payment to the Notes or the Guaranties. No such Indebtedness will be considered to be senior by virtue of being secured on a first or junior priority basis.

Amendments to Subordination Provisions. The Indenture provides that, without the consent of the holders of 66 2/3% of the principal amount of the outstanding Notes, the Obligors will not amend, modify or alter the terms of any indebtedness subordinated to the Notes or the Guaranties in any way that will:

(1) increase the rate of or change the time for payment of interest on such subordinated indebtedness,

(2) increase the principal of, advance the final maturity date of or shorten the Weighted Average Life to Maturity of any such subordinated indebtedness,

(3) alter the redemption provisions or the price or terms at which any Obligor is required to offer to purchase such subordinated indebtedness, or

(4) amend the subordination provisions of any documents, instruments or agreements governing any such subordinated indebtedness, except to the extent that any of the foregoing would be required to permit any Obligor to make a Restricted Payment permitted by the covenant described above under the heading “—Certain Covenants—Restricted Payments.”

Lines of Business. The Indenture provides that the Obligors will not engage in any lines of business other than the Core Businesses.

Reports. The Indenture provides that, whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, the Company will furnish to the Trustee for mailing to the holders of Notes:

(1) all quarterly and annual financial information that would be required to be contained in a filing or filings by the Company with the SEC on Forms 10-Q and 10-K if the Company were required to file such forms, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by the Company’s certified independent accountants, and

(2) all current reports that would be required to be filed by the Company with the SEC on Form 8-K if the Company were required to file such reports,

in each case within 15 days of the time periods specified in the SEC’s rules and regulations.

In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. The Indenture permits the Company to deliver the consolidated reports or financial information of the Company to comply with the foregoing requirements.

Events of Default and Remedies

The Indenture provides that each of the following constitutes an Event of Default:

(1) default for 30 days in the payment when due of interest (including any additional interest) on the Notes or the Guaranties (whether or not prohibited by the subordination provisions of the Indenture);

(2) default in payment of the principal of or premium, if any, on the Notes or the Guaranties when due and payable, at maturity, upon acceleration, redemption or otherwise (whether or not prohibited by the subordination provisions of the Indenture);

(3) failure by any Obligor to comply with any of its other agreements in the Indenture, the Notes or the Guaranties for 60 days after written notice to the Company by the Trustee or by Holders of not less than 25% in aggregate principal amount of the Notes then outstanding voting as a single class;

(4) default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by any Obligor (or the payment of which is guaranteed by any Obligor) whether such Indebtedness or guarantee now exists, or is created after the Issue Date, which default:

(a) is caused by a failure to pay principal of or premium, if any, or interest, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”), or

(b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $25 million or more;

(5) failure by any Obligor to pay final judgments aggregating in excess of $25 million, net of any applicable insurance, the carrier or underwriter with respect to which has acknowledged liability in writing, which judgments are not paid, discharged or stayed for a period of 60 days after such judgment or judgments become final and non-appealable; and

(6) certain events of bankruptcy or insolvency with respect to any Obligor.

If an Event of Default (other than an Event of Default with respect to certain events of bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries or any group of Obligors that, taken together as a whole, would constitute a Significant Subsidiary) occurs and is continuing, then and in every such case, the Trustee or the holders of not less than 25% in aggregate principal amount of the then outstanding Notes may declare the principal amount, together with any accrued and unpaid interest and premium on all the Notes and Guaranties then outstanding to be due and payable, by a notice in writing to the Company (and to the Trustee, if given by holders) specifying the Event of Default and that it is a “notice of acceleration” and on the fifth Business Day after delivery of such notice the principal amount, in either case, together with any accrued and unpaid interest and premium and additional interest, if any, on all the Notes or the Guaranties then outstanding will become immediately due and payable, notwithstanding anything contained in the Indenture, the Notes or the Guaranties to the contrary. Upon the occurrence of specified Events of Default relating to bankruptcy, insolvency or reorganization with respect to the Company or any of its Significant Subsidiaries or any group of Obligors that, taken together as a whole, would constitute a Significant Subsidiary, the principal amount, together with any accrued and unpaid interest and premium and additional interest, if any, will immediately and automatically become due and payable, without the necessity of notice or any other action by any Person. Holders of the Notes may not enforce the Indenture, the Notes or the Guaranties except as provided in the Indenture. Subject to certain limitations, holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee shall be under no obligation to exercise any of the rights or powers at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. The Trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest.

Notwithstanding any other provision of the indenture, the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Certain Covenants—Reports”, and for any failure to comply with the requirements of Section 314(a) of the TIA, will for the 365 days after the occurrence of such an Event of Default consist exclusively of the right to receive Additional Interest on the principal amount of the Notes at a rate equal to 0.50% per annum. This Additional Interest will be payable in the same manner and subject to the same terms as other interest payable under the indenture. The Additional Interest will accrue on all outstanding Notes from and including the date on which an Event of Default relating to a failure to comply with the reporting obligations described above under the heading “—Certain Covenants—Reports” or Section 314(a) of the TIA first occurs to but not excluding the 365th day thereafter (or such earlier date on which the Event of Default relating to the reporting obligations under described above under the heading “—Certain Covenants—Reports” or Section 314(a) of the TIA shall have been cured or waived). On such 365th day (or earlier, if the Event of Default relating to such reporting obligations is cured or waived prior to such 365th day), such Additional Interest will cease to accrue and the Notes will be subject to the other remedies as provided under the heading of “—Events of Default and Remedies” if the Event of Default is continuing. For the avoidance of doubt, the provisions of this paragraph will not affect the rights of Holders of Notes in the event of the occurrence of any other Event of Default.

In the case of any Event of Default occurring by reason of any willful action (or inaction) taken (or not taken) by or on behalf of any Obligor with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs prior to June 15, 2011 by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Notes prior to June 15, 2011 (other than a redemption of Notes permitted by the covenant under the caption “—Redemption at Make-Whole Premium” or “—Gaming Redemption or Other Disposition”), then the additional premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes and Guaranties.

The holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the holders of all of the Notes rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of principal of, premium, if any, or interest on the Notes or the Guaranties. The waiver by the holders of any Indebtedness described in clause (4) of the first paragraph of “—Events of Default and Remedies” above of the predicating default under such Indebtedness shall be deemed a waiver of such Default or Event of Default arising under, and a rescission of any acceleration resulting from the application of such clause (4), from the effective date, during the effective period and to the extent of, the waiver by the holders of such other Indebtedness.

The Company will be required to deliver to the Trustee annually statements regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No past, present or future director, officer, employee, agent, manager, partner, member, incorporator or stockholder of any Obligor, in such capacity, will have any liability for any obligations of any Obligor under the Notes, the Indenture or the Guaranties or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes and the Guaranties. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The Company may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Guaranties (“Legal Defeasance”) except for:

(1) the rights of holders of outstanding Notes to receive payments in respect of the principal of, premium, if any, and interest on such Notes when such payments are due from the trust referred to below;

(2) the Company’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Company’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Company may, at its option and at any time, elect to have the obligations of the Company and the Guarantors released with respect to certain covenants that are described in the Indenture (“—Covenant Defeasance”) and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “—Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1) the Company must irrevocably deposit with the Trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the Company must specify whether the Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that:

(a) the Company has received from, or there has been published by, the Internal Revenue Service a ruling, or

(b) since the date of the Indenture, there has been a change in the applicable federal income tax law,

in either case to the effect that, and based thereon such opinion of counsel shall confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Company shall have delivered to the Trustee an opinion of counsel reasonably acceptable to the Trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default or Event of Default shall have occurred and be continuing either:

(a) on the date of such deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit); or

(b) insofar as Events of Default resulting from bankruptcy or insolvency events are concerned, at any time in the period ending on the 91st day after the date of deposit (in which case such defeasance shall immediately cease to be effective);

(5) such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the Company or any of its Restricted Subsidiaries is a party or by which the Company or any of its Restricted Subsidiaries is bound;

(6) the Company must have delivered to the Trustee an opinion of counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance as preferential transfers in any proceeding by or against the Company under any applicable Bankruptcy Law;

(7) the Company must deliver to the Trustee an officers’ certificate stating that the deposit was not made by the Company with the intent of preferring the holders of Notes over the other creditors of the Company with the intent of defeating, hindering, delaying or defrauding creditors of the Company or others; and

(8) the Company must deliver to the Trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a holder to pay any taxes and fees required by law or permitted by the Indenture. The Company is not required to transfer or exchange any Note selected for redemption. Also, the Company is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed. The registered holder of a Note will be treated as the owner of it for all purposes.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture or the Notes may be amended or supplemented with the consent of the holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in principal amount of the then outstanding Notes (including consents obtained in connection with a tender offer or exchange offer for Notes).

Without the consent of each holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting holder):

(1) reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver,

(2) reduce the principal of or change the fixed maturity of any Note or alter the provisions with respect to the redemption of the Notes (other than provisions relating to the covenants described above under the caption “—Repurchase at the Option of Holders”),

(3) reduce the rate of or change the time for payment of interest on any Note,

(4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration),

(5) make any Note payable in money other than that stated in the Notes,

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of or premium, if any, or interest on the Notes,

(7) waive a redemption payment with respect to any Note (other than a payment required by one of the conditions described above under the caption “—Repurchase at the Option of Holders”), or

(8) make any change in the foregoing amendment and waiver provisions.

Notwithstanding the foregoing, without notice to or the consent of any holder of Notes, the Obligors and the Trustee may amend or supplement the Indenture or the Notes to cure any ambiguity, defect or inconsistency, to provide for uncertificated Notes in addition to or in place of certificated Notes, to provide for the assumption of the Obligors’ obligations to holders of Notes in the case of a merger or consolidation, to make any change that would provide any additional rights or benefits to the holders of Notes or that does not adversely affect the legal rights under the Indenture of any such holder, to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, to comply with requirements of applicable Gaming Laws or to provide for requirements imposed by applicable Gaming Authorities, or to allow any Guarantor to execute a Guaranty with respect to the Notes.

In addition, any amendment (1) to the provisions of the article of the Indenture which governs subordination or (2) which releases any Guarantor from its obligations under any Guaranty (except as specified in the Guaranty release provisions contained in the Indenture prior to any such amendment), in either case will require the consent of the holders of at least 66 2/3% in aggregate principal amount of the Notes then outstanding, if such amendment would adversely affect the rights of holders of Notes.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when:

(1) either:

(a) all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to the Company, have been delivered to the Trustee for cancellation; or

(b) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption (and all conditions to such redemption having been satisfied or waived) or otherwise or will become due and payable within one year and the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable Government Securities, or a combination of cash in U.S. dollars and non-callable Government Securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption;

(2) no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from transactions occurring contemporaneously with the borrowing of funds, or the borrowing of funds, to be applied to such deposit) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the Company or any Guarantor is a party or by which the Company or any Guarantor is bound;

(3) The Company or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(4) The Company has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

In addition, the Company must deliver an officers’ certificate and an opinion of counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Upon compliance with the foregoing, the Trustee shall execute proper instrument(s) acknowledging the satisfaction and discharge of all of the Company’s obligations under the Notes and the Indenture.

Concerning The Trustee

The Indenture contains certain limitations on the rights of the Trustee, should it become a creditor of the Company, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue in certain circumstances or resign. The holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. However, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any holder of

Notes, unless such holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

The Trustee also serves as trustee under the indentures governing the 8.25% Notes and the 8.75% Notes.

Book-Entry, Delivery and Form

Except as set forth below, the Notes will be issued in registered, global form in minimum denominations of $1,000 and integral multiples of $1,000 in excess of $1,000 (“Global Notes”). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company (“DTC”), in New York, New York, and registered in the name of DTC or its nominee, who will be the Global Notes Holder, in each case, for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for definitive notes in registered certificated form (“Certificated Notes”) except in the limited circumstances described below. See “—Exchange of Global Notes for Certificated Notes.” Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear System (“Euroclear”) and Clearstream Banking, S.A. (“Clearstream”), which may change from time to time.

So long as the Global Note Holder is the registered owner of any notes, the Global Note Holder will be considered the sole Holder under the Indenture of any Notes evidenced by the Global Notes. Beneficial owners of Notes evidenced by the Global Notes will not be considered the owners or Holders of the notes under the Indenture for any purpose, including with respect to the giving of any directions, instructions or approvals to the trustee thereunder. Neither the Company nor the trustee will have any responsibility or liability for any aspect of the records of DTC or for maintaining, supervising or reviewing any records of DTC relating to the Notes.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The Company takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised the Company that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between the Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised the Company that, pursuant to procedures established by it:

(1) upon deposit of the Global Notes, DTC will credit the accounts of the Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2) ownership of these interests in the Global Notes will be shown on, and the transfer of ownership of these interests will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of the Participants, which in turn act on behalf of the Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, and Additional Interest, if any, on, a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the indenture. Under the terms of the indenture, the Company and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners of the Notes for the purpose of receiving payments and for all other purposes. Consequently, neither the Company, the trustee nor any agent of the Company or the trustee has or will have any responsibility or liability for:

(1) any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2) any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised the Company that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe that it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or the Company. Neither the Company nor the trustee will be liable for any delay by DTC or any of the Participants or the Indirect Participants in identifying the beneficial owners of the Notes, and the Company and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Subject to compliance with the transfer restrictions applicable to the Notes described herein, cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by their respective depositaries; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised the Company that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. None of the Company, the trustee and any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for Certificated Notes if:

(1) DTC (a) notifies the Company that it is unwilling or unable to continue as depositary for the Global Notes or (b) has ceased to be a clearing agency registered under the Exchange Act and, in either case, the Company fails to appoint a successor depositary;

(2) the Company, at its option, notifies the trustee in writing that it elects to cause the issuance of the Certificated Notes; or

(3) there has occurred and is continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the trustee a written certificate (in the form provided in the indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

The Company will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Additional Interest, if any) by wire transfer of immediately available funds to the accounts specified by DTC or its nominee. The Company will make all payments of principal, interest and premium, if any, and Additional Interest, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders of the Certificated Notes or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to be eligible to trade in The PORTALSM Market and to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The Company expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the Company that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

“Accrued Bankruptcy Interest” means, with respect to any Senior Debt, all interest accruing thereon after the filing of a petition or commencement of any other proceeding by or against any Obligor under any Bankruptcy Law, in accordance with and at the rate (including any rate applicable upon any default or event of default, to the extent lawful) specified in the documents evidencing or governing such Indebtedness or Hedging Obligations, whether or not the claim for such interest is allowed as a claim after such filing in any proceeding under such Bankruptcy Law.

“Acquired Debt” means, with respect to any specified Person, Indebtedness of another Person and any of such other Person’s Subsidiaries existing at the time such other Person becomes a Subsidiary of such Person or at the time it merges or consolidates with such Person or any of such Person’s Subsidiaries or is assumed by such Person or any Subsidiary of such Person in connection with the acquisition of assets from such other Person and in each case not Incurred by such Person or any Subsidiary of such Person or such other Person in connection with, or in anticipation or contemplation of, such other Person becoming a Subsidiary of such Person or such acquisition, merger or consolidation.

“Additional Interest” means all amounts, if any, payable (i) pursuant to the provisions relating to additional interest described above under the heading “—Events of Default and Remedies” as the sole remedy for an Event of Default relating to the failure to comply with the reporting obligations described above under the heading “—Certain Covenants—Reports”, and for any failure to comply with the requirements of Section 314(a) of the TIA and/or (ii) pursuant to the provisions relating to additional interest described above under the heading “The Exchange Offer—Additional Interest” in the event of a Registration Default.

“Affiliate” means, when used with reference to any Person:

(1) any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, the referent Person or such other Person, as the case may be, or

(2) any director, officer or partner of such Person or any Person specified in clause (1) above.

For the purposes of this definition, the term “control” when used with respect to any specified Person means the power to direct or cause the direction of management or policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative of the foregoing. None of the underwriters nor any of their respective Affiliates shall be deemed to be an Affiliate of any Obligor or of any of their respective Affiliates.

“Applicable Premium” means with respect to any Note on any redemption date, as determined by the Company, the greater of:

(1) 1.0% of the principal amount of the Note; or

(2) the excess of:

(a) the present value at such redemption date of (i) the redemption price of the Note at June 15, 2011 (such redemption price being set forth in the table appearing above under the caption “—Optional Redemption”) plus (ii) all required interest payments due on the Note through June 15, 2011 (excluding accrued but unpaid interest to the redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b) the principal amount of the Note.

“Argentina Contribution Amount” means all amounts received after September 25, 2003 by the Company or any Restricted Subsidiary as Argentina Receipts less (i) all Reclassified Argentina Receipts and (ii) all amounts previously distributed after September 25, 2003 under the clause (14) of the second paragraph of the covenant described under the heading “—Certain Covenants—Restricted Payments.”

“Argentina Receipts” means any dividend, distribution, payment, reimbursement or other amounts received after September 25, 2003 from an Argentina Subsidiary by the Company or any Restricted Subsidiary.

“Argentina Subsidiaries” means Casino Magic Neuquén S.A. and any successors thereto and any other Subsidiary which conducts operations in Argentina.

“Asset Acquisition” means:

(1) an Investment by any Obligor in any other Person pursuant to which such Person shall become an Obligor or a Restricted Subsidiary of an Obligor or shall be merged into, or with any Obligor or Restricted Subsidiary of an Obligor, or

(2) the acquisition by any Obligor of assets of any Person comprising a division or line of business of such Person or all or substantially all of the assets of such Person.

“Asset Sale” means any direct or indirect sale, issuance, conveyance, transfer, lease (other than operating leases entered into in the ordinary course of business), assignment or other disposition (for purposes of this definition, each a “disposition”) by any Obligor (including, without limitation, pursuant to any sale and leaseback transaction or any merger or consolidation of any Restricted Subsidiary of the Company with or into another Person (other than another Obligor) whereby such Restricted Subsidiary shall cease to be a Restricted Subsidiary of the Company) to any Person of:

(1) any property or assets of any Obligor (other than Capital Stock of any Unrestricted Subsidiary) to the extent that any such disposition is not in the ordinary course of business of such Obligor, or

(2) any Capital Stock of any Restricted Subsidiary (other than directors’ qualifying shares or shares required by law to be held by a Person other than the Company or a Restricted Subsidiary),

other than, in both cases:

(a) any disposition to the Company,

(b) any disposition to any Obligor or Restricted Subsidiary,

(c) any disposition that constitutes a Restricted Payment or a Permitted Investment that is made in accordance with the covenant described above under the caption “—Certain Covenants—Restricted Payments,”

(d) any transaction or series of related transactions resulting in Net Cash Proceeds to such Obligor of less than $20 million,

(e) any transaction that is consummated in accordance with the covenant described above under the caption “—Certain Covenants—Merger, Consolidation or Sale of Assets,”

(f) the sale or discount, in each case without recourse (direct or indirect), of accounts receivable arising in the ordinary course of business of the Company or such Restricted Subsidiary, as the case may be, but only in connection with the compromise or collection thereof,

(g) any Permitted Lien or any other pledge, assignment by way of collateral security, grant of security interest, hypothecation or mortgage, permitted by the Indenture or any foreclosure, judicial or other sale, public or private, by the pledgee, assignee, mortgagee or other secured party of the subject assets,

(h) a disposition of assets constituting a Permitted Investment,

(i) any disposition of undeveloped or substantially undeveloped real estate, provided that in such disposition:

(i) the Obligor making such disposition receives consideration at the time of such disposition at least equal to the fair market value of the real estate assets disposed of (as determined reasonably and in good faith by the Board of such Obligor), and

(ii) at least 60% of the consideration received from such disposition by the Obligor making such disposition is cash or Cash Equivalents and is received at the time of the consummation of such disposition. (For purposes of this provision, each of the following shall be deemed to be cash: (a) any liabilities as shown on such Obligor’s most recent balance sheet (or in the notes thereto) (other than (i) Indebtedness subordinate in right of payment to the Notes, (ii) contingent liabilities, (iii) liabilities or Indebtedness to Affiliates of the Company and (iv) Non-Recourse Indebtedness) that are assumed by the transferee of any such assets, and (b) to the extent of the cash received, any notes or other obligations received by the Obligor making the disposition from such transferee that are converted by such Obligor into cash within 60 days of receipt), or

(j) any disposition, relinquishment or transfer of assets or licenses in connection a sale, disposition or a partial or complete shutdown of the President Riverboat Casino.

“Bank Credit Agreement” means the credit facility provided to the Company pursuant to the Second Amended and Restated Credit Agreement, dated as of December 14, 2005, as amended, by and among the Company, the financial institutions from time to time named therein, and Lehman Commercial Paper Inc., as Administrative Agent, as amended, restated, modified, renewed, refunded, replaced (whether upon or after termination or otherwise) or refinanced (including by means of sales of debt securities to institutional investors or other purchasers) in whole or in part from time to time.

“Bankruptcy Law” means the United States Bankruptcy Code and any other bankruptcy, insolvency, receivership, reorganization, moratorium or similar law providing relief to debtors, in each case, as from time to time amended and applicable to the relevant case.

“Board” means (1) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board; (2) with respect to a partnership, the board of directors (or any committee thereof duly authorized to act on behalf of such board) or other similar governing body of the controlling general partner of the partnership; (3) with respect to a limited liability company, the Person or

Persons who are the managing member, members or managers or any controlling committee or managing member, members or managers thereof; and (4) with respect to any other Person, the board or committee or other body of such Person serving a similar function.

“Biloxi Property” means the Casino Magic Biloxi hotel and river-boat casino, located in Biloxi, Mississippi.

“Capital Stock” means:

(1) with respect to any Person that is a corporation, any and all shares, rights, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, including each class of common stock and preferred stock of such Person, and

(2) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person.

“Capitalized Lease Obligation” means, as to any Person, the discounted rental stream payable by such Person that is required to be classified and accounted for as a capital lease obligation under GAAP and, for purposes of this definition, the amount of such obligation at any date shall be the capitalized amount of such obligation at such date, determined in accordance with GAAP. The final maturity of any such obligation shall be the date of the last payment of rent or any other amount due under such lease prior to the first date upon which such lease may be terminated by the lessee without penalty.

“Cash Equivalents” means:

(1) Government Securities;

(2) certificates of deposit, eurodollar time deposits and bankers acceptances maturing within 12 months from the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary and issued by any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia or any U.S. branch of a foreign bank having, at the date of acquisition of the applicable Cash Equivalent, (a) combined capital and surplus of not less than $500 million and (b) a commercial paper rating of at least A-1 from S&P or at least P-1 from Moody’s;

(3) repurchase obligations with a term of not more than seven days after the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary for underlying securities of the types described in clauses (1), (2) and (4) hereof, entered into with any financial institution meeting the qualifications specified in clause (2) above;

(4) commercial paper having a rating of at least P-1 from Moody’s or a rating of at least A-1 from S&P on the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary;

(5) debt obligations of any corporation maturing within 12 months after the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary, having a rating of at least “P-1” or “aaa” from Moody’s or “A-1” or “AAA” from S&P on the date of such acquisition; and

(6) mutual funds and money market accounts investing at least 90% of the funds under management in instruments of the types described in clauses (1) through (5) above and, in each case, maturing within the period specified above for such instrument after the date of acquisition thereof by any Obligor or Domestic Restricted Subsidiary.

“Casino” means any gaming establishment and other property or assets directly ancillary thereto or used in connection therewith, including any building, restaurant, hotel, theater, parking facilities, retail shops, land, golf courses and other recreation and entertainment facilities, marina, vessel, barge, ship and equipment.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the assets of the Company, or the Company and its Restricted Subsidiaries taken as a whole, to any “person” (as such term is used in Section 13(d)(3) of the Exchange Act),

(2) the adoption, or, if applicable, the approval of any requisite percentage of the Company’s stockholders of a plan relating to the liquidation or dissolution of the Company,

(3) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any “person” (as defined above) becomes the “beneficial owner” (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that a person shall be deemed to have “beneficial ownership” of all securities that such person has the right to acquire, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by voting power rather than number of shares), or

(4) during any consecutive two-year period, individuals who at the beginning of such period constituted the Board of the Company (together with any new directors whose election to such Board or whose nomination for election by the stockholders of the Company was approved by a vote of a majority of the directors of the Company then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason to constitute a majority of the Board of the Company then in office.

“Completion Guarantee and Keep-Well Agreement” means (i) the guarantee by the Company or a Guarantor of the completion of the development, construction and opening of a new gaming facility or related or ancillary amenities or businesses in Atlantic City, New Jersey and/or Las Vegas, Nevada by one or more Unrestricted Subsidiaries of the Company, (ii) any Indebtedness of an Unrestricted Subsidiary guaranteed by the Company or any Guarantor pursuant to a Completion Guarantee and Keep-Well Agreement, prior to the time the Company or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness, and/or (iii) the agreement by the Company or a Guarantor to advance funds, property or services on behalf of one or more Unrestricted Subsidiaries of the Company in order to maintain the financial condition of such Unrestricted Subsidiaries in connection with the development, construction, opening and operation of a new gaming facility or related or ancillary amenities or businesses in Atlantic City, New Jersey and/or Las Vegas, Nevada by such Unrestricted Subsidiaries; provided that, in the case of clauses (i), (ii) and (iii) above, such guarantee or agreement is entered into in connection with obtaining financing for such gaming facility or related or ancillary amenities or businesses or is required by a Gaming Authority.

“Completion Guarantee/Keep-Well Indebtedness” of the Company or any Guarantor means (i) any Indebtedness Incurred for money borrowed by the Company or any Guarantor in connection with the performance of any Completion Guarantee and Keep-Well Agreement or (ii) any Indebtedness of one or more Unrestricted Subsidiaries of the Company that is guaranteed by the Company or a Guarantor pursuant to a Completion Guarantee and Keep-Well Agreement, in the case of guaranteed Indebtedness under this clause (ii), on and after the time the Company or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness.

“Consolidated Coverage Ratio” means, with respect to any Person on any date of determination, the ratio of:

(1) Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date, to

(2)(a) Consolidated Interest Expense during such period plus (b) dividends on or in respect of any Capital Stock of any such Person paid in cash during such period;

provided that the Consolidated Coverage Ratio shall be calculated giving pro forma effect, as of the beginning of the applicable period, to any acquisition, Incurrence or redemption of Indebtedness (including the Notes), issuance or redemption of Disqualified Capital Stock, acquisition, Asset Sale, purchases of assets that were previously leased or re-designation of a Restricted Subsidiary as an Unrestricted Subsidiary, at any time during or subsequent to such period, but on or prior to the applicable Determination Date.

In making such computation, Consolidated Interest Expense:

(1) attributable to any Indebtedness bearing a floating interest rate shall be computed on a pro forma basis as if the rate in effect on the date of computation had been the applicable rate for the entire period, or

(2) attributable to interest on any Indebtedness under a revolving Credit Facility shall be computed on a pro forma basis based upon the average daily balance of such Indebtedness outstanding during the applicable period.

It is understood that the Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any action taken or not taken in compliance with a covenant in the Indenture which is based upon or made in reliance on a computation of the Consolidated Coverage Ratio by the Company based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

For purposes of calculating Consolidated EBITDA of the Company for the most recently completed period of four full fiscal quarters ending on the last day of the last quarter for which internal financial statements are available (such period of four fiscal quarters, the “Measurement Period”), not more than 135 days prior to the transaction or event giving rise to the need to calculate the Consolidated EBITDA,

(1) any Person that is a Restricted Subsidiary on such Determination Date (or would become a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) shall be deemed to have been a Restricted Subsidiary at all times during such Measurement Period,

(2) any Person that is not a Restricted Subsidiary on such Determination Date (or would cease to be a Restricted Subsidiary on such Determination Date in connection with the transaction that requires the determination of the Consolidated Coverage Ratio) will be deemed not to have been a Restricted Subsidiary at any time during such Measurement Period,

(3) if the Company or any Restricted Subsidiary shall have in any manner

(a) acquired (including through an Asset Acquisition or the commencement of activities constituting such operating business) any operating business or commenced operation of any Project during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, or

(b) disposed of (including by way of an Asset Sale or the termination or discontinuance of activities constituting such operating business) any operating business during such Measurement Period or after the end of such Measurement Period and on or prior to the Determination Date, such calculation shall be made on a pro forma basis in accordance with GAAP as if, in the case of an Asset Acquisition or the commencement of activities constituting such operating business or operation of such Project, all such transactions had been consummated or effected on the first day of such Measurement Period and, in the case of an Asset Sale or termination or discontinuance of activities constituting such operating business, all such transactions had been consummated prior to the first day of such Measurement Period (except to the extent of any Estimated Business Interruption Insurance taken into account in computing Consolidated EBITDA for such Measurement Period); provided, however, that such pro forma adjustment shall not give effect to the Consolidated EBITDA of any acquired Person to the extent that such Person’s net income would be excluded pursuant to clause (6) of the definition of Consolidated Net Income; and

(4) any Indebtedness Incurred and proceeds thereof received and applied as a result of the transaction giving rise to the need to calculate the Consolidated Coverage Ratio will be deemed to have been so Incurred, received and applied on the first day of such Measurement Period.

“Consolidated EBITDA” means, with respect to any Person for any period, the sum (without duplication) of:

(1) the Consolidated Net Income of such Person for such period, plus

(2) to the extent that any of the following shall have been taken into account in determining such Consolidated Net Income, and without duplication:

(a) all income taxes of such Person and its Restricted Subsidiaries paid or accrued in accordance with GAAP for such period (other than income taxes attributable to extraordinary, unusual or nonrecurring gains or losses or taxes attributable to sales or dispositions of assets outside the ordinary course of business),

(b) the Consolidated Interest Expense of such Person for such period,

(c) the amortization expense (including the amortization of deferred financing charges) and depreciation expense for such Person and its Restricted Subsidiaries for such period,

(d) other non-cash items (other than non-cash interest) of such Person or any of its Restricted Subsidiaries (including any non-cash compensation expense attributable to stock option or other equity compensation arrangements), other than any non-cash item for such period that requires the accrual of or a reserve for cash charges for any future period (except as otherwise provided in clause (e) below) and other than any non-cash charge for such period constituting an extraordinary item of loss,

(e) any non-recurring costs or expenses of an acquired company or business incurred in connection with the purchase or acquisition of such acquired company or business by such Person and any non-recurring adjustments necessary to conform the accounting policies of the acquired company or business to those of such Person, and

(f) any losses, charges, costs or expenses incurred in connection with the partial or complete shutdown of the President Riverboat Casino, less

(3)(a) all non-cash items of such Person or any of its Restricted Subsidiaries increasing such Consolidated Net Income for such period other than the accrual of revenue in the ordinary course of business and (b) all cash payments during such period relating to non-cash items that were added back in determining Consolidated EBITDA in any prior period, plus

(4) pre-opening expenses related to the Projects, plus

(5) the Estimated Business Interruption Insurance for such period (notwithstanding any classification of the affected operations as discontinued operations or any disposal of such operations), less

(6) any business interruption insurance received or expected to be received and included in the calculation of Consolidated Net Income in accordance with GAAP for such period;

provided, that, with respect to each Project, for each of the first full three fiscal quarters following the date of any Project Opening, that portion of Consolidated EBITDA which is attributable to the applicable Project owned and operated by the Company or any of its Restricted Subsidiaries for such full fiscal quarters shall be annualized (ignoring any stub period). In computing such annualization, such full fiscal quarters shall be treated together as one accounting period and annualized.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum of:

(1) the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued (including, without limitation, amortization of original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capitalized Lease Obligations, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net payments (if any) pursuant to Hedging Obligations), and

(2) the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period, and

(3) any interest accruing on Indebtedness of another Person that is guaranteed by such Person or one of its Restricted Subsidiaries (excluding any Investment Guarantee and any Completion Guarantee and Keep-Well Agreement, but including any interest expense or interest component of any comparable debt service payments with respect to any Investment Guarantee Indebtedness or any Completion Guarantee/Keep-Well Indebtedness to the extent such Investment Guarantee Indebtedness or such Completion Guarantee/Keep-Well Indebtedness is actually being serviced by such Person or any Restricted Subsidiary of such Person) or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries (whether or not such Lien is called upon), and

(4) the product of:

(a) all dividend payments on any series of preferred stock of such Person or any of its Restricted Subsidiaries, times

(b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate net income (or loss) of such Person and its Restricted Subsidiaries for such period on a consolidated basis, determined in accordance with GAAP; provided, however, that there shall be excluded therefrom:

(1) net after-tax gains and losses from all sales or dispositions of assets outside of the ordinary course of business,

(2) net after-tax extraordinary or non-recurring gains or losses and losses on early extinguishment of debt,

(3) the effect of marking to market Interest Swap Obligations and Hedging Obligations permitted to be Incurred by clause (9) of Permitted Indebtedness,

(4) the cumulative effect of a change in accounting principles,

(5) any net income of any other Person if such other Person is not a Restricted Subsidiary and is accounted for by the equity method of accounting, except that such Person’s equity in the net income of any such other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such other Person during such period to such Person or a Restricted Subsidiary as a dividend or other distribution (subject, in case of a dividend or other distribution to a Restricted Subsidiary, to the limitation that such amount so paid to a Restricted Subsidiary shall be excluded to the extent that such amount could not at that time be paid to the Company due to the restrictions set forth in clause (6) below (regardless of any waiver of such conditions)),

(6) any net income of any Restricted Subsidiary if such Restricted Subsidiary is subject to restrictions, directly or indirectly, by contract, operation of law, pursuant to its charter or otherwise on the payment of dividends or the making of distributions by such Restricted Subsidiary to such Person except that:

(a) such Person’s equity in the net income of any such Restricted Subsidiary for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash that could have been paid or distributed during such period to such Person as a dividend or other distribution (provided that such ability is not due to a waiver of such restriction), and

(b) such Person’s equity in a net loss of any such Restricted Subsidiary for such period shall be included in determining such Consolidated Net Income regardless of any such restriction,

(7) any restoration to income of any contingency reserve, except to the extent that provision for such reserve was made out of Consolidated Net Income accrued at any time following September 25, 2003,

(8) income or loss attributable to discontinued operations (including, without limitation, operations disposed of during such period whether or not such operations were classified as discontinued),

(9) in the case of a successor to such Person by consolidation or merger or as a transferee of such Person’s assets, any net income or loss of the successor corporation prior to such consolidation, merger or transfer of assets, and

(10) the net income (but not loss) of any Unrestricted Subsidiary, except that the Company’s or any Restricted Subsidiary’s equity in the net income of any Unrestricted Subsidiary (other than the Argentina Subsidiaries) or other Person for such period shall be included in such Consolidated Net Income up to the aggregate amount of cash actually distributed by such Unrestricted Subsidiary or Person during such period to the Company or a Restricted Subsidiary as a dividend or other distribution; provided, however, that all Reclassified Argentina Receipts may be included in determining Consolidated Net Income in the period in which the reclassification is made.

“Consolidated Total Assets” means, as of any Determination Date, the total amount of assets that would appear on a consolidated balance sheet of the Company and its Restricted Subsidiaries, determined on a consolidated basis in accordance with GAAP.

“Contribution Indebtedness” means Indebtedness of the Company, any Guarantor or any Domestic Restricted Subsidiary that is not an Obligor in an aggregate principal amount on any date of Incurrence not greater than twice the aggregate amount of any net cash proceeds received by the Company from any Equity Offerings of the Company after the Issue Date; provided that:

(1) such net cash proceeds can be the basis of Contribution Indebtedness on such date of Incurrence only to the extent that such net cash proceeds have not then been used to make a Restricted Payment under the second clause (3) of the first paragraph of the covenant described above under the caption “—Certain Covenants—Restricted Payments”, where such net cash proceeds shall not be considered to have been used to make a Restricted Payment unless the amount available to make such Restricted Payment under such clause (3) at such time excluding such net cash proceeds would not be sufficient to permit such Restricted Payment and then only to the extent such net cash proceeds are necessary to permit such Restricted Payment at such time (and any restoration of the amount available for Restricted Payments under such clause (3) pursuant to subclauses (d) and (e) of such clause (3) of an amount of net cash proceeds considered to have been used to make a Restricted Payment, to the extent the Restricted Investment involved in such restoration was considered made using such net cash proceeds, shall also result in such net cash proceeds not being considered used to make a Restricted Payment), and

(2) if, on the date of Incurrence of any Contribution Indebtedness, after giving pro forma effect to the incurrence thereof, the aggregate outstanding principal amount of Contribution Indebtedness would exceed the aggregate amount of such net cash proceeds, the amount of such excess then being Incurred shall be Indebtedness (i) that is not secured Indebtedness, (ii) that does not rank senior in right of payment to the Notes, and (iii) with a final maturity date no earlier than the final maturity date of the Notes, and

(3) such Contribution Indebtedness is so designated as Contribution Indebtedness pursuant to an officers’ certificate on the Incurrence date thereof;

provided, further that, in the case of Contribution Indebtedness Incurred by a Domestic Restricted Subsidiary that is not an Obligor, such Contribution Indebtedness Incurred must be Senior Debt and, accordingly, such Domestic

Restricted Subsidiary that is not an Obligor may not Incur Contribution Indebtedness described in clause (2) above.

“Core Businesses” means (a) the gaming, card club, racing, sports, entertainment, lodging, restaurant, riverboat operations, real estate development and all other businesses and activities necessary for or reasonably related or incident thereto, including, without limitation, related acquisition, construction, development or operation of related truck stop, transportation, retail and other facilities designed to enhance any of the foregoing and (b) any of the types of pre-existing businesses being operated on land acquired (whether by purchase, lease or otherwise) by an Obligor, or similar types of businesses conducted by such Obligor after such acquisition of land, and all other businesses and activities necessary for or reasonably related or incident thereto, provided that such land was acquired by such Obligor for the purpose, determined in good faith by the Company, of ultimately conducting a business or activity described in clause (a) above at some time in the future.

“Credit Facilities” means, with respect to any Obligor, one or more debt facilities (including, without limitation, the Bank Credit Agreement) or commercial paper facilities with any combination of banks, other institutional lenders and other Persons extending financial accommodations or holding corporate debt obligations in the ordinary course of their business, providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time by the same or different institutional investors or other purchasers.

“Default” means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

“Designated Senior Debt” means any Indebtedness under the Bank Credit Agreement (which is outstanding or which the lenders thereunder have a commitment to extend) and, if applicable, any other Senior Debt permitted under the Indenture, the principal amount (committed or outstanding) of which is $25 million or more and that has been designated by the Company as “Designated Senior Debt.”

“Determination Date” means, with respect to any calculation, the date on or as of which such calculation is made in accordance with the terms hereof.

“Disqualified Capital Stock” means any Capital Stock which by its terms (or by the terms of any security into which it is, by its terms, convertible or for which it is, by its terms, exchangeable at the option of the holder thereof), or upon the happening of any specified event, is required to be redeemed or is redeemable (at the option of the holder thereof) at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes or is exchangeable at the option of the holder thereof for Indebtedness at any time prior to the earlier of the repayment of all Notes or the stated maturity of the Notes.

“Domestic Restricted Subsidiary” means any Restricted Subsidiary that is a Person organized under the laws of the United States or any state thereof.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Offering” means any public or private sale of Qualified Capital Stock.

“Estimated Business Interruption Insurance” means an estimate of the amount (determined in good faith by senior management of the Company, notwithstanding the failure of any designation by applicable insurance carriers as to how much of any expected recovery is attributable to business interruption coverage as opposed to other types of coverage) of business interruption insurance the Company expects to collect in any applicable period; provided, that, (i) with respect to the damage to the Biloxi Property resulting from Hurricanes Katrina and/or Rita, such amount, which shall not be taken into account for any period after two years following the Issue Date, shall not exceed the sum of (A) $4,100,000 per fiscal quarter, and (B) the amount of business interruption insurance that the Company expects to collect as a reimbursement in respect of the expenses incurred at the Biloxi Property with respect to such fiscal quarter provided that the amount included pursuant to this clause (B) shall not exceed the amount of expenses incurred at the Biloxi Property that are actually included in calculating Consolidated Net Income for such fiscal quarter, and (ii) with respect to damage to any property not covered under the preceding clause (i), such amount, which shall not be taken in account for any period after two years following the date of the event giving rise to the claim under the relevant business interruption insurance, shall not exceed the sum of (A) the excess of (x) such property’s historical quarterly Consolidated EBITDA for the previous four fiscal quarters most recently ended prior to such date for which internal financial reports are available for that property ending prior to the date the damage occurred (or annualized if such property has less than four full quarters of operations) over (y) the actual Consolidated EBITDA generated by such property for such four fiscal quarter period, and (B) the amount of business interruption insurance proceeds not reflected in clause (A) that the Company expects to collect as a reimbursement in respect of other expenses incurred at that property with respect to such period (provided that the amount included pursuant to this clause (B) shall not exceed the amount of the other expenses incurred at that property that are actually included in calculating Consolidated Net Income for such fiscal quarter).

“Event of Default” means the occurrence of any of the events described under the caption “—Events of Default and Remedies,” after giving effect to any applicable grace periods or notice requirements.

“Foreign Restricted Subsidiary” means any Restricted Subsidiary that is not a Domestic Restricted Subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be approved by a significant segment of the accounting profession of the United States, which are in effect as of the Issue Date.

“Gaming Approval” means any governmental approval, license, registration, qualification or finding of suitability relating to any gaming business, operation or enterprise.

“Gaming Authority” means any governmental authority with regulatory oversight of, authority to regulate or jurisdiction over any gaming businesses, operations or enterprises, including the Nevada State Gaming Control Board and City of Reno, Nevada gaming authorities, Nevada Gaming Commission, Mississippi Gaming Commission, Indiana Gaming Commission, Louisiana Gaming Control Board, New Jersey Casino Control Commission, Missouri Gaming Commission and Colorado Division of Gaming, with regulatory oversight of, authority to regulate or jurisdiction over any existing or proposed gaming business, operation or enterprise owned, managed or operated by any Obligor.

“Gaming Laws” means all applicable provisions of all:

(1) constitutions, treaties, statutes or laws governing gaming operations (including, without limitation, card club casinos and pari mutuel race tracks) and rules, regulations and ordinances of any Gaming Authority,

(2) Gaming Approvals, and

(3) orders, decisions, judgments, awards and decrees of any Gaming Authority.

“Global Note” means a permanent global note in registered form deposited with the Trustee, as a custodian for The Depositary Trust Company or any other designated depositary.

“Government Securities” means marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency or instrumentality thereof and backed by the full faith and credit of the United States, in each case maturing within 12 months from the date of acquisition thereof by any Obligor or any Domestic Restricted Subsidiary.

“Guarantor” means any existing or future Material Restricted Subsidiary of the Company, which has guaranteed the obligations of the Company arising under or in connection with the Notes, as required by the Indenture.

“Guaranty” means a guaranty by a Guarantor of the Obligations of the Company arising under or in connection with the Notes.

“Hedging Obligations” means all obligations of the Obligors or any Domestic Restricted Subsidiary that is not an Obligor (provided that such Domestic Restricted Subsidiary that is not an Obligor Incurs such obligations as Senior Debt) arising under or in connection with any rate or basis swap, forward contract, commodity swap or option, equity or equity index swap or option, bond, note or bill option, interest rate option, foreign currency exchange transaction, cross currency rate swap, currency option, cap, collar or floor transaction, swap option, synthetic trust product, synthetic lease or any similar transaction or agreement.

“Incur” means, with respect to any Indebtedness of any Person or any Lien, to create, issue, incur (by conversion, exchange or otherwise), assume, guarantee or otherwise become liable in respect of such Indebtedness or Lien or the recording, as required pursuant to GAAP or otherwise, of any such Indebtedness on the balance sheet of such Person (and “Incurrence,” “Incurred,” “Incurrable” and “Incurring” shall have meanings correlative to the foregoing).

“Indebtedness” means with respect to any Person, without duplication, whether contingent or otherwise,

(1) any obligations for money borrowed,

(2) any obligation evidenced by bonds, debentures, notes or other similar instruments,

(3) Letter of Credit Obligations and obligations in respect of other similar instruments,

(4) any obligations to pay the deferred purchase price of property or services, including Capitalized Lease Obligations,

(5) the maximum fixed redemption or repurchase price of Disqualified Capital Stock,

(6) Indebtedness of other Persons of the types described in clauses (1) through (5) above, secured by a Lien on the assets of such Person or its Restricted Subsidiaries, valued, in such cases where the recourse thereof is limited to such assets, at the lesser of the principal amount of such Indebtedness or the fair market value of the subject assets,

(7) Indebtedness of other Persons of the types described in clauses (1) through (5) above, guaranteed by such Person or any of its Restricted Subsidiaries, and

(8) the net obligations of such Person under Hedging Obligations,

provided that the amount of any Indebtedness at any date shall be calculated as the outstanding balance of all unconditional obligations and the maximum liability supported by any contingent obligations at such date.

Notwithstanding the foregoing, (i) an Investment Guarantee and a Completion Guarantee and Keep-Well Agreement shall not constitute Indebtedness, (ii) Investment Guarantee Indebtedness and Completion Guarantee/

Keep-Well Agreement Indebtedness shall constitute Indebtedness, and (iii) “Indebtedness” shall not be construed to include trade payables, credit on open account, accrued liabilities, provisional credit, daylight overdrafts or similar items. For purposes of this definition, the “maximum fixed redemption or repurchase price” of any Disqualified Capital Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Capital Stock as if such Disqualified Capital Stock were repurchased on the date on which Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Capital Stock, such fair market value shall be determined reasonably and in good faith by the Board of the issuing Person. Unless otherwise specified in the Indenture, the amount outstanding at any time of any Indebtedness issued with original issue discount is the full amount of such Indebtedness less the remaining unamortized portion of the original issue discount of such Indebtedness at such time as determined in conformity with GAAP.

“Interest Swap Obligations” means the net obligations of any Person under any interest rate protection agreement, interest rate future, interest rate option, interest rate swap, interest rate cap, collar or floor transaction or other interest rate Hedging Obligation.

“Investment” by any Person means, without duplication, any direct or indirect:

(1) loan, advance or other extension of credit or capital contribution (valued at the fair market value thereof as of the date of contribution or transfer) (by means of transfers of cash or other property or services for the account or use of other Persons, or otherwise, other than a Permitted Lien under clause (14) of the definition of Permitted Lien);

(2) purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidences of Indebtedness issued by any other Person (whether by merger, consolidation, amalgamation or otherwise and whether or not purchased directly from the issuer of such securities or evidences of Indebtedness);

(3) guarantee or assumption of any Indebtedness or any other obligation of any other Person (except for any assumption of Indebtedness for which the assuming Person receives consideration at the time of such assumption in the form of property or assets with a fair market value at least equal to the principal amount of the Indebtedness assumed);

(4) the making by such Person or any Subsidiary of such Person of any Investment Guarantee Payment or of any payment pursuant to any Completion Guarantee and Keep-Well Agreement or in respect of any Completion Guarantee/Keep-Well Indebtedness (without duplication of amounts taken into account under clause (3) above), and

(5) all other items that would be classified as investments (including, without limitation, purchases of assets outside the ordinary course of business) on a balance sheet of such Person prepared in accordance with GAAP.

Notwithstanding the foregoing, the purchase or acquisition of any securities, Indebtedness or Productive Assets of any other Person solely with Qualified Capital Stock shall not be deemed to be an Investment. The term “Investments” shall also exclude extensions of trade credit and advances to customers and suppliers to the extent made in the ordinary course of business on ordinary business terms. The amount of any non-cash Investment shall be the fair market value of such Investment, as determined conclusively in good faith by management of the Company or the affected Restricted Subsidiary, as applicable, unless the fair market value of such Investment exceeds $5 million, in which case the fair market value shall be determined conclusively in good faith by the Board of such Person as of the time such Investment is made or such other time as specified in the Indenture. Unless otherwise required by the Indenture, the amount of any Investment shall not be adjusted for increases or decreases in value, or write-ups, write-downs or write-offs subsequent to the date such Investment is made with respect to such Investment.

“Investment Guarantee” means any guarantee, directly or indirectly, by the Company or any Guarantor of Indebtedness of a Permitted Joint Venture, provided that at the time such guarantee is incurred, the Company is permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Coverage Ratio in the covenant described above under the heading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock.”

“Investment Guarantee Indebtedness” of the Company or any Guarantor means any Indebtedness of another Person guaranteed by the Company or such Guarantor pursuant to an Investment Guarantee, on and after the time the Company or such Guarantor makes any principal, interest or comparable debt service payment with respect to such guaranteed Indebtedness.

“Investment Guarantee Payments” means, without duplication, (1) any payments made pursuant to any Investment Guarantee, including any payment in respect of any Investment Guarantee Indebtedness, or (2) the full amount of any Investment Guarantee if, at any time, the Person whose Indebtedness is guaranteed by such Investment Guarantee ceases to constitute a Permitted Joint Venture as a result of a decline in the Company’s or Guarantor’s ownership interest to less than 35% as a result of a sale, transfer or other disposition of Capital Stock of such Person by the Company or such Guarantor.

“Issue Date” means June 8, 2007.

“Letter of Credit Obligations” means Obligations of an Obligor arising under or in connection with letters of credit.

“Lien” means, with respect to any assets, any mortgage, lien, pledge, charge, security interest or other similar encumbrance (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof, any option or other agreement to sell, and any filing of or agreement to give, any security interest).

“Limited Real Estate Development” means the development or improvement of (1) any undeveloped or substantially undeveloped real estate held by the Company or a Subsidiary on the date of the Indenture or (2) any undeveloped or substantially undeveloped real estate that is acquired by the Company or a Subsidiary in an acquisition of a company that is primarily in the Casino business.

“Material Restricted Subsidiary” means any Subsidiary which is both a Material Subsidiary and a Restricted Subsidiary.

“Material Subsidiary” means any Subsidiary of the Company organized under the laws of the United States or any state thereof, other than a Non-Material Subsidiary.

“Moody’s” means Moody’s Investors Services, Inc., and its successors.

“Net Cash Proceeds” means with respect to any Asset Sale, the proceeds in the form of cash or Cash Equivalents including payments in respect of deferred payment obligations when received in the form of cash or Cash Equivalents received by any Obligor from such Asset Sale, net of:

(1) reasonable out-of-pocket expenses, fees and other direct costs relating to such Asset Sale (including, without limitation, brokerage, legal, accounting and investment banking fees and sales commissions),

(2) taxes paid or payable after taking into account any reduction in tax liability due to available tax credits or deductions and any tax sharing arrangements,

(3) repayment of Indebtedness (other than any intercompany Indebtedness) that is required by the terms thereof to be repaid or pledged as cash collateral, or the holders of which otherwise have a contractual claim that is legally superior to any claim of the holders (including a restriction on transfer) to the proceeds of the subject assets, in connection with such Asset Sale, and

(4) appropriate amounts to be provided by any applicable Obligor, as a reserve, in accordance with GAAP, against any liabilities associated with such Asset Sale and retained by any applicable Obligor including, without limitation, pension and other post- employment benefit liabilities, liabilities related to environmental matters and liabilities under any indemnification obligations associated with such Asset Sale and any reserve for adjustment to the sale price received in such Asset Sale for so long as such reserve is held.

“Non-Material Foreign Restricted Subsidiaries” means all Foreign Restricted Subsidiaries designated as Non-Material Foreign Subsidiaries by the Company; provided, that all such Foreign Restricted Subsidiaries may not, in the aggregate at any time have assets (attributable to the Company’s and its Restricted Subsidiaries’ equity interest in such entity) constituting more than 1.5% of the Company’s total assets on a consolidated basis based on the Company’s most recent internal financial statements. As of the Issue Date, the Non-Material Foreign Subsidiaries shall be all of the Company’s Foreign Restricted Subsidiaries existing as of the Issue Date.

“Non-Material Subsidiaries” means all Domestic Restricted Subsidiaries designated as Non-Material Subsidiaries by the Company; provided, that all such Domestic Restricted Subsidiaries may not, in the aggregate at any time have assets (attributable to the Company’s and its Domestic Restricted Subsidiaries’ equity interest in such entity) constituting more than 6% of the Company’s total assets on a consolidated basis based on the Company’s most recent internal financial statements. As of the Issue Date, the Non-Material Subsidiaries shall be all of the Company’s Domestic Restricted Subsidiaries existing as of the Issue Date other than the Guarantors as of the Issue Date.

“Non-Recourse Indebtedness” means Indebtedness of an Unrestricted Subsidiary

(1) as to which none of the Obligors:

(a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness),

(b) is directly or indirectly liable (as a guarantor or otherwise), or

(c) constitutes the lender;

(2) no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit (upon notice, lapse of time or both) any holder of any other Indebtedness (other than the Notes being offered hereby) of any Obligor to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity, and

(3) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any Obligor.

The foregoing notwithstanding, if an Obligor or a Restricted Subsidiary (x) makes a loan to an Unrestricted Subsidiary that is permitted under the covenant described under the caption “—Certain Covenants—Restricted Payments” or is a Permitted Investment and is otherwise permitted to be incurred under the Indenture or (y) executes an Investment Guarantee or a Completion Guarantee and Keep-Well Agreement for the benefit of an Unrestricted Subsidiary for the purpose of developing, constructing, opening and operating a new gaming facility or related or ancillary amenities or businesses or Incurs Investment Guarantee Indebtedness or Completion Guarantee/Keep-Well Indebtedness, such actions referred to in the foregoing clauses (x) and (y) shall not prevent the Indebtedness of an Unrestricted Subsidiary to which such actions relate from being considered Non-Recourse Indebtedness.

“Obligations” means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, whether absolute or contingent, payable under the documentation governing any Indebtedness.

“Obligor” means the Company or any Guarantor and any Foreign Restricted Subsidiary that is not a Non-Material Foreign Restricted Subsidiary.

“Paying Agent” means the Person so designated by the Company in accordance with the Indenture, initially the Trustee.

“Permitted Indebtedness” means, without duplication, each of the following:

(1) Indebtedness of the Company or any Restricted Subsidiary outstanding on the Issue Date (other than Indebtedness under the Bank Credit Agreement) as reduced by the amount of any scheduled amortization payments or mandatory prepayments when actually paid or permanent reductions thereof;

(2) Indebtedness Incurred by the Company under the Notes and by the Guarantors under the Guaranties;

(3) Indebtedness Incurred by the Company or any Restricted Subsidiary pursuant to the Bank Credit Agreement or other Indebtedness constituting Senior Debt; provided that the aggregate principal amount of all such Indebtedness outstanding under this clause (3) as of any date of Incurrence (after giving pro forma effect to the application of the proceeds of such Incurrence), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (3), shall not exceed the greater of (x) $1.50 billion and (y) 2.5 times the Company’s Consolidated EBITDA for the period of four fiscal quarters most recently ended prior to such date for which internal financial reports are available, ended not more than 135 days prior to such date (using the pro forma and calculation conventions for Consolidated EBITDA referenced in the definition of Consolidated Coverage Ratio), in each case, to be reduced dollar-for-dollar by the amount of the aggregate amount of all Net Cash Proceeds of Asset Sales applied by an Obligor to permanently prepay or repay Indebtedness under the Bank Credit Agreement pursuant to the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales”;

(4) Indebtedness of the Company to any Obligor or of any Guarantor to any other Obligor for so long as such Indebtedness is held by the Company or by another Obligor; provided that:

(a) any Indebtedness of the Company to any other Obligor that is not a Guarantor is unsecured and evidenced by an intercompany promissory note that is subordinated, pursuant to a written agreement, to the Company’s obligations under the Indenture and the Notes, and

(b) if as of any date any Person other than the Company or a Guarantor owns or holds any such Indebtedness or holds a Lien in respect of such Indebtedness (other than such a Lien in favor of the lenders under the Bank Credit Agreement or holders of other Senior Debt), such date shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (4) by the issuer of such Indebtedness;

(5) Indebtedness of a Restricted Subsidiary to the Company for so long as such Indebtedness is held by an Obligor; provided that if as of any date any Person other than an Obligor acquires any such Indebtedness or holds a Lien in respect of such Indebtedness (other than such a Lien in favor of the lenders under the Bank Credit Agreement or holders of other Senior Debt), such acquisition shall be deemed to be an Incurrence of Indebtedness not constituting Permitted Indebtedness under this clause (5) by the issuer of such Indebtedness;

(6) Permitted Refinancing Indebtedness;

(7) the Incurrence by Unrestricted Subsidiaries of Non-Recourse Indebtedness; provided that, if any such Indebtedness ceases to be Non-Recourse Indebtedness of an Unrestricted Subsidiary, such event shall be deemed to constitute an Incurrence of Indebtedness that is not permitted by this clause (7);

(8)(a) Indebtedness Incurred by the Company or any Restricted Subsidiary solely to finance the construction or acquisition or improvement of, or consisting of Capitalized Leased Obligations Incurred to acquire rights of use in, capital assets useful in the Company’s or such Subsidiary’s business, as applicable, and, in any such case, Incurred prior to or within 180 days after the construction, acquisition, improvement or leasing of the subject assets, not to exceed $175 million in aggregate principal amount outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (8)) for all of the Company and its Restricted Subsidiaries, and (b) additional Indebtedness of the kind described in this clause (8) with respect to which neither the Company nor any Restricted Subsidiary is directly or indirectly liable, and which is expressly made non-recourse to all of such Person’s assets, except the asset so financed;

(9) Hedging Obligations and Interest Swap Obligations entered into not as speculative Investments but as hedging transactions designed to protect the Company and its Restricted Subsidiaries against fluctuations in interest rates in connection with Indebtedness otherwise permitted hereunder or against exchange rate risk or commodity pricing risk;

(10) Indebtedness of the Company or any Restricted Subsidiary arising in respect of performance bonds and completion guaranties (to the extent that the Incurrence thereof does not result in the Incurrence of any obligation for the payment of borrowed money of others), in the ordinary course of business, in amounts and for the purposes customary in such Person’s industry; provided, that such Indebtedness shall be Incurred solely in connection with the development, construction, improvement or enhancement of assets useful in such Person’s business;

(11) Completion Guarantee/Keep-Well Indebtedness or Investment Guarantee Indebtedness up to a maximum of $200 million in aggregate principal amount (or accreted value, as applicable) outstanding at any time (including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (11));

(12) the guarantee by a Guarantor of Indebtedness of the Company, or the guarantee by a Restricted Subsidiary of Senior Debt of the Company, provided such Indebtedness was outstanding on the Issue Date or was, at the time it was incurred, permitted to be incurred by the Company under the Indenture; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee may only be incurred by a Guarantor and shall be subordinated to, or pari passu with, as applicable, the Notes to the same extent as the Indebtedness guaranteed;

(13) the issuance by any of the Company’s Restricted Subsidiaries to the Company or to any of its Restricted Subsidiaries of shares of preferred stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such preferred stock being held by a Person other than the Company or a Restricted Subsidiary; and

(b) any sale or other transfer of any such preferred stock to a Person that is not either the Company or a Restricted Subsidiary of the Company;

will be deemed, in each case, to constitute an issuance of such preferred stock by such Restricted Subsidiary that was not permitted by this clause (13);

(14) Indebtedness in an amount not to exceed $25 million under a junior pay-in-kind note incurred in order to redeem or repurchase Capital Stock of the Company upon a final determination by any Gaming Authority of the unsuitability of a holder or beneficial owner of Capital Stock of the Company or upon any other requirement or order by any Gaming Authority having jurisdiction over the Company prohibiting a holder from owning, beneficially or otherwise, the Company’s Capital Stock, provided that the Company has used its reasonable best efforts to effect a disposition of such capital stock to a third party and has been unable to do so; provided, further, that such junior pay-in-kind note:

(a) is expressly subordinated to the Notes,

(b) provides that no installment of principal matures (whether by its terms, by optional or mandatory redemption or otherwise) earlier than three months after the maturity of the Notes,

(c) provides for no cash payments of interest, premium or other distributions earlier than six months after the maturity of the Notes and provides that all interest, premium or other distributions may only be made by distributions of additional junior pay-in-kind notes, which such in-kind distributions shall be deemed Permitted Indebtedness, and

(d) contains provisions whereby the holder thereof agrees that prior to the maturity or payment in full in cash of the Notes, regardless of whether any insolvency or liquidation has occurred against any Obligor, such holder will not exercise any rights or remedies or institute any action or proceeding with respect to such rights or remedies under such junior pay-in-kind note;

(15) Contribution Indebtedness;

(16) Indebtedness of the Company or Indebtedness or preferred stock of a Guarantor incurred or issued to finance an acquisition or the incurrence of Acquired Debt of Persons that are acquired by the Company or any Restricted Subsidiary (whether by merger or otherwise) in accordance with the terms of the Indenture; provided that after giving effect to such acquisition, either (a) the Company would be permitted to Incur at least $1.00 of Indebtedness (other than Permitted Indebtedness) pursuant to the Consolidated Coverage Ratio test set forth in the second paragraph of the covenant described above under the heading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” or (b) the Company’s Consolidated Coverage Ratio immediately following such acquisition and incurrence or issuance would be no less than the Company’s Consolidated Coverage Ratio immediately prior to such acquisition and incurrence or issuance;

(17) the Incurrence by the Company or any Guarantor of Indebtedness in an aggregate principal amount outstanding at any time under this clause (17), including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (17) (or accreted value, as applicable), not to exceed $500 million at any time outstanding for the purpose of developing, constructing, improving or acquiring a Casino or Casinos in Atlantic City, New Jersey or, if applicable, any Related Business in connection with such Casino or Casinos; provided, however, that Indebtedness may not be Incurred pursuant to this clause (17) unless and until the Consolidated EBITDA of the Company (using the pro forma and calculation conventions for Consolidated EBITDA referenced in the definition of Consolidated Coverage Ratio) for any period of four consecutive full fiscal quarters at any time prior to such Incurrence (which need not be the most recently completed four fiscal quarters), for which internal financial statements are available, exceeds $210 million (the “EBITDA Threshold”) (provided that (x) in the event of a sale or other disposition of an operating facility owned by the Company or a Restricted Subsidiary (whether or not owned by the Company and its Subsidiaries on the Issue Date, and whether by sale of assets or the equity of such Restricted Subsidiary or otherwise) after the Issue Date and prior to the date of any such Incurrence under this clause (17), and (y) the consideration received by the Company or any of its Restricted Subsidiaries from such sale or other disposition is at least equal to the fair market value of the assets sold or of which other disposition is made (as determined reasonably and in good faith by the Board), then the EBITDA Threshold shall be reduced by the positive Consolidated EBITDA, if any, of the Restricted Subsidiary or of the operating facility sold or disposed of for the last complete four quarter period prior to its sale or other disposition; provided, further, that for purposes of computing the EBITDA Threshold in this clause (17) only, the Consolidated EBITDA of the Company shall not include any net income of an Unrestricted Subsidiary for such four fiscal quarter period notwithstanding any actual distribution of cash to the Company or any Restricted Subsidiary by such Unrestricted Subsidiary; and

(18) the Incurrence by the Company or any Restricted Subsidiary of additional Indebtedness in an aggregate principal amount (or accreted value, as applicable) outstanding under this clause (18) as of any date of Incurrence, including all Permitted Refinancing Indebtedness Incurred to repay, redeem, extend, refinance, renew, replace, defease or refund any Indebtedness Incurred pursuant to this clause (18), not to exceed the greater of (i) 5% of Consolidated Total Assets and (ii) $250 million.

For purposes of this definition, it is understood that the Company may rely on internal or publicly reported financial reports even though there may be subsequent adjustments (including review and audit adjustments) to such financial statements. For avoidance of doubt, any incurrence of Permitted Indebtedness which is based upon or made in reliance on a computation based on such internal or publicly reported financial statements, shall be deemed to continue to comply with the applicable covenant, notwithstanding any subsequent adjustments that may result in changes to such internal or publicly reported financial statements.

“Permitted Investments” means, without duplication, each of the following:

(1) Investments in cash (including deposit accounts with major commercial banks) and Cash Equivalents;

(2) Investments by the Company or a Restricted Subsidiary in the Company or any Restricted Subsidiary or any Person that is or will immediately become upon giving effect to such Investment, or as a result of which, such Person is merged, consolidated or liquidated into, or conveys substantially of all its assets to, an Obligor or a Restricted Subsidiary; provided that Investments in any such Person (other than the Company or any Restricted Subsidiary) made prior to such Investment shall not be “Permitted Investments”; and provided, further, that for purposes of calculating at any date the aggregate amount of Investments made since September 25, 2003 pursuant to the covenant described above under the caption “—Certain Covenants—Restricted Payments,” such Investment shall be a Permitted Investment only so long as any Subsidiary in which any such Investment has been made continues to be an Obligor or a Restricted Subsidiary;

(3) Investments existing on the Issue Date;

(4) accounts receivable created or acquired in the ordinary course of business of the Company or any Restricted Subsidiary on ordinary business terms;

(5) Investments arising from transactions by the Company or a Restricted Subsidiary with trade creditors or customers in the ordinary course of business (including any such Investment received pursuant to any plan of reorganization or similar arrangement pursuant to the bankruptcy or insolvency of such trade creditors or customers or otherwise in settlement of a claim);

(6) Investments made as the result of non-cash consideration received from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “—Repurchase at the Option of Holders—Assets Sales”;

(7) Investments consisting of advances to officers, directors and employees of the Company or a Restricted Subsidiary for travel, entertainment, relocation, purchases of Capital Stock of the Company or a Restricted Subsidiary permitted by the Indenture and analogous ordinary business purposes;

(8) Hedging Obligations and Interest Swap Obligations consisting of Permitted Indebtedness under clause (9) thereof;

(9) Transfers by the Company of the following agreements to an Unrestricted Subsidiary:

(a) Letter Agreement, dated as of September 25, 1995, between Casino Magic Corp. and Casino Magic Neuquén S.A. relating to slot machine leases;

(b) Letter Agreement, dated as of September 25, 1995, between Casino Magic Corp. and Casino Magic Neuquén S.A. relating to technical assistance services;

(c) Letter Agreement, dated as of September 25, 1995, between Casino Magic Corp. and Casino Magic Neuquén S.A. relating to the non-exclusive license of the trade name “Casino Magic”;

(d) Loan Agreement, dated as of February 8, 2005, between the Company and Casino Magic Nuequén S.A., and any promissory notes issued by Casino Magic Neuquén S.A. thereunder;

(e) Modifications and amendments to, and restatements and replacements of the agreements listed in clauses (a)—(d); and

(f) Any similar agreements, or other agreements entered in the ordinary course of business, between an Obligor or a Restricted Subsidiary and the Argentina Subsidiaries;

(10) other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (10) that are at the time outstanding, not to exceed $50 million; and

(11) the provision of management and related services (including intellectual property rights and the use of corporate aircraft in providing such management services) to any Unrestricted Subsidiary in the ordinary course of business, and, provided however, that the Company or any Restricted Subsidiary shall not be required to allocate employee compensation for management services provided by employees of the Company or any Restricted Subsidiary to Unrestricted Subsidiaries in connection with such employees’ services to the Company or any Restricted Subsidiary.

“Permitted Joint Venture” means a Person primarily engaged or preparing to engage in a Related Business or related or ancillary business thereto as to which the Company or a Guarantor owns at least 35% of the shares of Capital Stock (including at least 35% of the total voting power thereof) of such Person.

“Permitted Junior Securities” means Equity Interests in the Obligors or debt securities that are subordinated to all Senior Debt (and any debt securities issued in exchange for Senior Debt) to substantially the same extent as, or to a greater extent than, the Notes and the Guaranties are subordinated to Senior Debt pursuant to the Indenture.

“Permitted Liens” means:

(1) Liens in favor of the Company or Liens on the assets of any Guarantor so long as such Liens are held by another Obligor;

(2) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or a Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary, as applicable;

(3) Liens on property existing at the time of acquisition thereof by any Obligor or Restricted Subsidiary; provided that such Liens were not Incurred in anticipation of such acquisition;

(4) Liens Incurred to secure Indebtedness permitted by clause (8) of the definition of Permitted Indebtedness, attaching to or encumbering only the subject assets and directly related property such as proceeds (including insurance proceeds) and products thereof and accessions, replacements and substitutions thereof;

(5) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature incurred in the ordinary course of business;

(6) Liens created by “notice” or “precautionary” filings in connection with operating leases or other transactions pursuant to which no Indebtedness is Incurred by the Company or any Restricted Subsidiary;

(7) Liens existing on the Issue Date;

(8) Liens for taxes, assessments or governmental charges or claims (including, without limitation, Liens securing the performance of workers compensation, social security, or unemployment insurance obligations) that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

(9) Liens on shares of any equity security or any warrant or option to purchase an equity security or any security which is convertible into an equity security issued by any Obligor that holds, directly or indirectly through a holding company or otherwise, a license under any applicable Gaming Laws; provided that this clause (9) shall apply only so long as such Gaming Laws provide that the creation of any restriction on the disposition of any of such securities shall not be effective and, if such Gaming Laws at any time cease to so provide, then this clause (9) shall be of no further effect;

(10) Liens on securities constituting “margin stock” within the meaning of Regulation T, U or X promulgated by the Board of Governors of the Federal Reserve System, to the extent that (i) prohibiting such Liens would result in the classification of the obligations of the Company under the Notes as a “purpose credit” and (ii) the Investment by any Obligor in such margin stock is permitted by the Indenture;

(11) Liens securing Permitted Refinancing Indebtedness; provided that any such Lien attaches only to the assets encumbered by the predecessor Indebtedness, unless the Incurrence of such Liens is otherwise permitted under the Indenture;

(12) Liens securing stay and appeal bonds or judgment Liens in connection with any judgment not giving rise to an Event of Default under paragraph (5) of the Events of Default;

(13) statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business, in respect of obligations not constituting Indebtedness and not past due; provided that adequate reserves shall have been established therefor in accordance with GAAP;

(14) easements, rights-of-way, zoning restrictions, reservations, encroachments and other similar charges or encumbrances in respect of real property which do not, individually or in the aggregate, materially interfere with the conduct of business by any Obligor;

(15) any interest or title of a lessor under any Capitalized Lease Obligation permitted to be incurred hereunder;

(16) Liens upon specific items of inventory or equipment and proceeds thereof, Incurred to secure obligations in respect of bankers’ acceptances issued or created for the account of any Obligor or Restricted Subsidiary in the ordinary course of business to facilitate the purchase, shipment or storage of such inventory or equipment;

(17) Liens securing Letter of Credit Obligations permitted to be Incurred hereunder Incurred in connection with the purchase of inventory or equipment by an Obligor or Restricted Subsidiary in the ordinary course of the business and secured only by such inventory or equipment, the documents issued in connection therewith and the proceeds thereof; and

(18) Liens in favor of the Trustee arising under the Indenture.

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any Restricted Subsidiary issued in exchange for, or the net proceeds of which are used to repay, redeem, extend, refinance, renew, replace, defease or refund other Permitted Indebtedness of such Person arising under clauses (1), (2), (3), (6), (8), (10), (11), (15), (16), (17) or (18) of the definition of “Permitted Indebtedness” or Indebtedness Incurred under the Consolidated Coverage Ratio test in the covenant described above under the heading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” (any such Indebtedness, “Existing Indebtedness”); provided that:

(1) the principal amount of such Permitted Refinancing Indebtedness does not exceed the principal amount and accrued interest of such Existing Indebtedness (plus the amount of prepayment penalties, fees, premiums and expenses incurred or paid in connection therewith), except to the extent that the Incurrence of such excess is otherwise permitted by the Indenture;

(2) if such Existing Indebtedness is subordinated to, or pari passu in right of payment with, the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, such Existing Indebtedness; provided this clause (2) shall not apply to Permitted Refinancing Indebtedness to repay, redeem, refinance, retire for value, replace, defease or refund the 8.25% Notes or 8.75% Notes outstanding on the Issue Date;

(3) if such Existing Indebtedness is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date on or later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being repaid, redeemed, extended, refinanced, renewed, replaced, defeased or refunded; and

(4) such Permitted Refinancing Indebtedness shall be Indebtedness solely of an Obligor or a Restricted Subsidiary obligated under such Existing Indebtedness, unless otherwise permitted by the Indenture.

“Plan of Liquidation” means, with respect to any Person, a plan (including by operation of law) that provides for, contemplates or the effectuation of which is preceded or accomplished by (whether or not substantially contemporaneously):

(1) the sale, lease or conveyance of all or substantially all of the assets of such Person otherwise than as an entirety or substantially as an entirety, and

(2) the distribution of all or substantially all of the proceeds of such sale, lease, conveyance, or other disposition and all or substantially all of the remaining assets of such Person to holders of Capital Stock of such Person.

“Productive Assets” means assets (including assets owned directly or indirectly through Capital Stock of a Restricted Subsidiary) of a kind used or usable in the businesses of the Obligors as they are conducted on the date of the Asset Sale or on any other determination date.

“Project” means any new facility developed or being developed by the Company or one of its Restricted Subsidiaries and any expansion, renovation or refurbishment of a facility owned by the Company or one of its Restricted Subsidiaries which expansion, renovation or refurbishment costs $40 million or more.

“Project Opening” means, with respect to (a) any Project which is a new facility, when all of the following have occurred: (i) a certificate of occupancy (which may be a temporary certificate of occupancy) has been issued in respect of such Project and, if such Project includes gaming facilities, then such certificate of occupancy need only relate to such gaming facilities and not the remainder of such Project; (ii) such Project (or the gaming facility portion thereof in the case of a Project that includes gaming facilities and not the remainder of such Project) is in a condition (including installation of furnishings, fixtures and equipment) to receive customers in the ordinary course of business; (iii) if such Project includes gaming facilities, such Project’s gaming facilities (but not necessarily the hotel facilities if a hotel is contemplated to accompany such Project’s gaming facilities) are legally open for business and to the general public and operating in accordance with applicable law; and (iv) all Gaming Approvals, if applicable, with respect to such Project have been granted and not revoked or suspended, and (b) any Project which is an expansion, renovation or refurbishment, when clauses (ii), (iii) and (iv) have occurred, to the extent applicable.

“Property” means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible, including, without limitation, Capital Stock.

“Qualified Capital Stock” means any Capital Stock that is not Disqualified Capital Stock.

“Reclassified Argentina Receipts” means all Argentina Receipts which, as determined in good faith by the Company, will no longer be deemed available for distributions to any Argentina Subsidiary under clause (14) of the second paragraph of the covenant described under the heading “—Certain Covenants—Restricted Payments,” provided that such amount does not exceed the balance of the Argentina Contribution Amount immediately prior to such reclassification.

“Related Business” means the gaming (including pari-mutuel betting) business and/or any and all reasonably related businesses necessary for, in support or anticipation of and ancillary to or in preparation for (or required by a Gaming Authority to be developed, constructed, improved or acquired in connection with the licensing approval of such Casino or Casinos), the gaming business including, without limitation, the development, expansion or operation of any Casino (including any land-based, dockside, riverboat or other type of Casino), owned, or to be owned, by the Company or one of its Subsidiaries.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary. If no referent Person is specified, “Restricted Subsidiary” means a Subsidiary of the Company.

“S&P” means Standard & Poor’s Rating Group, a division of The McGraw-Hill Industries, Inc., and its successors.

“Senior Debt” means:

(1) all Indebtedness outstanding of the Company or any Guarantor or Domestic Restricted Subsidiary that is not a Guarantor under Credit Facilities (including the Bank Credit Agreement) and all Hedging Obligations with respect thereto,

(2) any other Indebtedness of the Company or any Guarantor or Domestic Restricted Subsidiary that is not a Guarantor permitted to be Incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is Incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes, and

(3) all Obligations with respect to the foregoing.

Notwithstanding anything to the contrary in the foregoing, Senior Debt will not include:

(1) any liability for federal, state, local or other taxes owed or owing by the Company,

(2) any intercompany Indebtedness of the Company or any of its Subsidiaries to the Company or any of its Affiliates,

(3) any trade payables,

(4) any Indebtedness that is incurred in violation of the Indenture, and

(5) Indebtedness which, when Incurred and without respect to any election under Section 1111(b) of Title 11, United States Code, is without recourse.

Notwithstanding anything in the Indenture to the contrary, Senior Debt shall not include the 8.25% Notes and the 8.75% Notes. The Indenture expressly provides that the Obligations in respect of the Notes and the Guaranties will be on a parity with the Obligations in respect of the 8.25% Notes and the 8.75% Notes, and the guarantees thereof in right of payment.

“Significant Subsidiary” means any Obligor, other than the Company, that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subsidiary,” with respect to any Person, means:

(1) any corporation or comparably organized entity, a majority of whose voting stock (defined as any class of capital stock having voting power under ordinary circumstances to elect a majority of the Board of such Person) is owned, directly or indirectly, by any one or more of the Obligors, and

(2) any other Person (other than a corporation) in which any one or more of the Obligors, directly or indirectly, has at least a majority ownership interest entitled to vote in the election of directors, managers or trustees thereof or of which such Obligor is the managing general partner.

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to June 15, 2011; provided, however, that if the period from the redemption date to June 15, 2011 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of the Company that is designated by the Board of the Company as its Unrestricted Subsidiary pursuant to a Board resolution; but only to the extent that such Subsidiary:

(a) has, or will have after giving effect to such designation, no Indebtedness other than Non-Recourse Indebtedness,

(b) is not party to any agreement, contract, arrangement or understanding with any Obligor unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to such Obligor than those that might be obtained at the time from Persons who are not Affiliates of such Obligor, or such agreement, contract, arrangement or understanding constitutes a Restricted Payment that is made in accordance with the covenant described above under the caption “—Certain Covenants—Restricted Payments,” a Permitted Investment, or an Asset Sale that is made in accordance with the covenant described above under the caption “—Repurchase at the Option of Holders—Asset Sales,”

(c) is a Person with respect to which none of the Obligors has any direct or indirect obligation (i) to subscribe for additional equity interests or (ii) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results,

(d) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of any Obligor, and

(e) has at least one member on its Board who is not a member of the Board or executive officer of any Obligor and has at least one executive officer who is not a member of the Board or executive officer of any Obligor;

provided, however, that the Company or any of its Guarantors may execute an Investment Guarantee or Completion Guarantee and Keep-Well Agreement for the benefit of an Unrestricted Subsidiary, or may Incur

Investment Guarantee Indebtedness or Completion Guarantee/Keep-Well Indebtedness, for the purpose of such Unrestricted Subsidiary developing, constructing, opening and operating a new gaming facility or related or ancillary amenities or businesses, and the execution and performance (if such performance is permitted under the covenant described under the heading “—Certain Covenants—Restricted Payments”) of such Investment Guarantee, Completion Guarantee and Keep-Well Agreement, Investment Guarantee Indebtedness, or Completion Guarantee/Keep-Well Indebtedness shall not prevent a Subsidiary from becoming or remaining an Unrestricted Subsidiary.

Any such designation by the Board of the Company shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board resolution giving effect to such designation and an officers’ certificate certifying that such designation complied with the foregoing conditions and was permitted by the covenant described above under “—Restricted Payments.” If at any time any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be Incurred by a Restricted Subsidiary as of such time (and, if such Indebtedness is not permitted to be Incurred as of such date under the covenant described above under “—Incurrence of Indebtedness and Issuance of Preferred Stock,” the Company shall be in default of such covenant). The Board of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an Incurrence of Indebtedness by a Restricted Subsidiary of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if:

(1) such Indebtedness is permitted under the covenant described above under the heading “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” and, if applicable, calculated on a pro forma basis as if such designation had occurred at the beginning of the reference period, and

(2) no Default or Event of Default would be in existence following such designation.

As of the Issue Date, the following entities shall be Unrestricted Subsidiaries: Casino Magic Chile S.A., and its subsidiaries, including Casino Magic Calama, S.A., Casino Magic Rancagua S.A., Immobiliaria Casino Magic Calama, S.A., Immobiliaria Casino Magic Chile S.A., Casino Magic Antofagasta S.A., Immobiliaria Casino Magic Talcahuano S.A., Casino Magic Talca, S.A., Casino Magic Buenos Aires, S.A., Casino Magic (Europe), B.V., Casino Magic Hellas Management Services, S.A., Casino Magic Neuquén S.A., Landing Condominium, LLC, PNK Development 10, LLC, PNK (PA), LLC, and Port St. Louis Condominium, LLC. After the Issue Date, we designated PNK Development 11, LLC as an unrestricted subsidiary.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the Company’s calculations of the number of years obtained by dividing:

(1) the then outstanding aggregate principal amount of such Indebtedness into,

(2) the total of the products obtained by multiplying:

(a) the amount of each then remaining installment, sinking fund, serial maturity or other required payment of principal, including payment at final maturity, in respect thereof, by

(b) the number of years (calculated to the nearest one-twelfth) which will elapse between such date and the making of such payment.

SUMMARY OF MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

General

The following is a general discussion of the material U.S. federal income tax consequences of the exchange of original notes for exchange notes in this exchange offer.

Except where noted, the summary deals only with notes held as capital assets within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended (the “Code”), and does not deal with special situations, such as those of broker-dealers, tax exempt organizations, individual retirement accounts and other tax deferred accounts, financial institutions, insurance companies, U.S. Holders (as defined below) whose functional currency is not the U.S. dollar, or persons holding notes as part of a hedging or “conversion” transaction or a straddle, or a constructive sale. Further, the discussion below is based upon the provisions of the Code and Treasury regulations, rulings and judicial decisions as of the date hereof, and such authorities may be repealed, revoked, or modified, possibly with retroactive effect, resulting in United States federal income tax consequences different from those discussed below. In addition, except as otherwise indicated, the following discussion does not consider the effect of any applicable foreign, state, local or other tax laws or estate or gift tax considerations. Furthermore, this discussion does not consider the tax treatment of holders of the exchange notes who are partnerships or other pass-through entities for U.S. federal income tax purposes, or who are former citizens or former long-term residents of the United States.

This summary addresses tax consequences relevant to a holder of notes that is either a U.S. Holder or a Non-U.S. Holder. As used herein, a “U.S. Holder” is a beneficial owner of a note who is, for U.S. federal income tax purposes, either (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation for U.S. federal income tax purposes created in, or organized in or under the laws of, the United States or any political subdivision thereof, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust (a) the administration of which is subject to the primary supervision of a U.S. court and which has one or more United States persons who have the authority to control all substantial decisions of the trust or (b) that was in existence on August 20, 1996, was treated as a United States person under the Code on that date and has made a valid election to be treated as a United States person under the Code. A “Non-U.S. Holder” is a beneficial owner of a note that is, for U.S. federal income tax purposes, a nonresident alien or a corporation, estate or trust that is not a U.S. Holder.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND SHOULD NOT BE CONSTRUED AS TAX ADVICE. HOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS WITH REGARD TO THE APPLICATION OF THE TAX CONSIDERATIONS DISCUSSED BELOW TO THEIR PARTICULAR SITUATIONS, AS WELL AS THE APPLICATION OF ANY STATE, LOCAL, FOREIGN, ESTATE, GIFT OR OTHER TAX LAWS.

TO COMPLY WITH IRS CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT: (A) ANY DISCUSSION OF U.S. FEDERAL TAX ISSUES CONTAINED OR REFERRED TO IN THIS PROSPECTUS IS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED BY YOU, FOR THE PURPOSES OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE; (B) SUCH DISCUSSION IS BEING USED IN CONNECTION WITH THE PROMOTION OR MARKETING BY THE COMPANY OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN; AND (C) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Exchange of original notes for exchange notes

Pursuant to the exchange offer, holders are entitled to exchange the original notes for exchange notes that would be substantially identical in all material respects to the original notes, except that the exchange notes would be registered and therefore would not be subject to transfer restrictions. Participation in the exchange offer should not result in a taxable exchange to the issuer or any holder of an exchange note. Accordingly,

(1)	no gain or loss should be realized by a holder of an original note upon receipt of an exchange note,

(2)	the holding period of the exchange note should include the holding period of the original note surrendered in exchange for the exchange note,

(3)	the adjusted tax basis of the exchange note should be the same as the adjusted tax basis of the original note surrendered in exchange for the exchange note immediately before the exchange, and

(4)	the holder of an exchange note should recognize income with respect to the exchange note in the same manner as such holder treated the original note surrendered in exchange for the exchange note.

GOVERNMENT REGULATIONS AND GAMING ISSUES

General

The gaming industry is highly regulated, and we must maintain our licenses and pay gaming taxes to continue our operations. Each of our casinos is subject to extensive regulation under the laws, rules and regulations of the jurisdiction where it is located. These laws, rules and regulations generally concern the responsibility, financial stability and character of the owners, managers, and persons with financial interest in the gaming operations. Violations of laws in one jurisdiction could result in disciplinary action in other jurisdictions.

Our businesses are subject to various federal, state and local laws and regulations in addition to gaming regulations. These laws and regulations include, but are not limited to, restrictions and conditions concerning alcoholic beverages, environmental matters, employees, currency transactions, taxation, zoning and building codes, and marketing and advertising. Such laws and regulations could change or could be interpreted differently in the future, or new laws and regulations could be enacted. Material changes, new laws or regulations, or material differences in interpretations by courts or governmental authorities could adversely affect our operating results.

As a holder of the exchange notes, you may be required to comply with regulation, licensing, qualification or other requirements under the gaming laws or dispose of your exchange notes or have your exchange notes redeemed.

The gaming authority of any jurisdiction in which we currently or in the future conduct or propose to conduct gaming may require that a holder of the exchange notes be registered, licensed, qualified or found suitable, or comply with any other requirement under applicable gaming laws. See the section of this prospectus entitled “Description of Exchange Notes—Gaming Redemption or Other Disposition” for additional information about these suitability and redemption requirements as they relate to the exchange notes.

The various state gaming regulatory commissions also impose certain restrictions on holding certain amounts of our securities, including the following specific restrictions regarding our debt securities:

•

Louisiana—Any person acquiring a five percent or more ownership interest or economic interest shall be subject to a suitability determination, unless otherwise exempted. Under certain circumstances, an “institutional investor” otherwise required to be found suitable or qualified shall be presumed suitable or qualified upon submitting documentation sufficient to establish qualifications as an institutional investor, as defined in the Louisiana Gaming Control Law and applicable regulations. An institutional investor must also certify that (i) it owns, holds, or controls publicly traded securities of a licensee or its parent company in the ordinary course of business for investment purposes only; (ii) it does not exercise influence over the affairs of the issuer of the securities or of the licensee; and (iii) it does not intend to exercise influence over the affairs of the issuer of the securities or of the licensee. The exercise of voting privileges with regard to publicly traded securities shall not be deemed to constitute the exercise of influence over the affairs of a licensee.

•

Nevada—The Nevada Gaming Commission may, in its discretion, require the holder of any debt security of a Nevada Registered Corporation to file applications, be investigated and be found suitable to own the debt or other security of a Nevada Registered Corporation if the Nevada Gaming Commission has reason to believe that such holder’s acquisition of such debt or other security would otherwise be inconsistent with the policy of the State of Nevada. If the Nevada Gaming Commission determines that a person is unsuitable to own such security, then pursuant to the Nevada Gaming Control Act and the regulations promulgated thereunder, the Nevada Registered Corporation can be sanctioned, including the loss of its approvals if, without the prior approval of the Nevada Gaming Commission, it: (i) pays to the unsuitable person any dividend, interest, or any distribution whatsoever; (ii) recognizes any voting right by such unsuitable person in connection with such securities; (iii) pays the unsuitable person remuneration in any form; or (iv) makes any payment to the unsuitable person by way of principal, redemption, conversion, exchange, liquidation, or similar transaction.

•

New Jersey—At such time as we seek a casino license in New Jersey, our debt holders may be subject to a qualification requirement. Institutional holders, as that term is defined under the New Jersey Casino Control Act, of publicly traded debt securities of an affiliate of a casino licensee or an applicant for a casino license are entitled to a waiver of qualification if the holder’s position in the aggregate is not more than twenty percent (20%) of the total outstanding debt of the affiliate and not more than fifty percent (50%) of any outstanding publicly traded debt issue of the affiliate (such as individual series of subordinated debt), and if the institutional investor satisfies other conditions specified by the New Jersey Casino Control Commission.

To date, we have obtained all gaming licenses necessary for the operation of our gaming activities. Gaming licenses and related approvals, however, are deemed to be privileges under the laws of the jurisdictions in which we conduct gaming activities, and no assurances can be given that any new gaming licenses that may be required in the future will be granted or that existing gaming licenses will not be revoked or suspended.

In addition, the various state gaming jurisdictions have certain approval or notice requirements with respect to the incurrence of debt, including the exchange notes, by licensed entities. The following summarizes those requirements.

Indiana. A riverboat licensee or an affiliate may not enter into a debt transaction of $1,000,000 or more without approval of the Indiana Gaming Commission (the “Indiana Commission”). The Indiana Commission has taken the position that a “debt transaction” includes increases in maximum amount available under revolving credit facilities. A riverboat owner licensee or any other person may not lease, hypothecate, borrow money against or loan money against or otherwise securitize a riverboat owner’s license. Indiana Commission regulations also require a licensee or applicant (or affiliate) to conduct due diligence to ensure that each person with whom the licensee or applicant (or affiliate) enters into a debt transaction would be suitable for licensure under the Indiana Act. The Indiana Commission rules require that:

•

a written request for approval of the debt transaction, along with relevant information regarding the debt transaction, be submitted to the Indiana Commission at least ten days prior to a scheduled meeting of the Indiana Commission;

•	a representative of the riverboat licensee or applicant be present at the meeting to answer any questions; and

•	a decision regarding the approval of the debt transaction be issued by the Indiana Commission at the next following meeting.

The Indiana Commission rules also authorize the Executive Director of the Indiana Commission to waive certain of these requirements with the approval of the chairperson of the Indiana Commission and an outside financial expert retained by the Indiana Commission. A licensee, or its parent company, that is publicly traded must notify the Indiana Commission of a public offering that will be registered with the SEC. The licensee must notify the Indiana Commission within 10 business days of the initial filing of a registration statement with the SEC. An ownership interest in a licensee may only be transferred in accordance with the Indiana Act and rules promulgated thereunder. The Executive Director of the Indiana Commission has waived the requirement that the issuance of the original notes and the exchange notes and related guaranties be approved by the full Indiana Commission. The waiver and interim approval were ratified by the Indiana Commission in June 2007. The ratification is subject to certain conditions which were or are expected to be satisfied prior to the issuance of the original notes and the exchange notes, as applicable.

Louisiana. In addition to its obligation to periodically submit detailed financial and operating reports to the Louisiana Gaming Control Board (the “Board”), a Louisiana licensee or person acting on a licensee’s behalf must notify the Board and obtain prior written approval whenever it (i) applies for, receives, accepts, or modifies the terms of any loan, line of credit, third-party financing agreement, sale with buy-back or lease-back provisions, or similar financing transaction; (ii) makes use of any cash, property, credit, loan, or line of credit; or (iii) guarantees or grants any other form of security for a loan. Exceptions to prior written approval include, without limitation, any transaction for less than $2,500,000 in which all of the lending institutions are federally regulated; transactions which do not substantially modify or alter the terms of an existing, previously approved loan transaction, or transactions involving publicly registered debt and securities sold pursuant to a firm underwriting agreement. Transactions involving publicly registered debt and securities registered with the Securities and Exchange Commission and sold pursuant to a firm underwriting agreement are, however, subject to certain notice and reporting requirements. The issuance of the exchange notes and the related guaranties will be pursuant to this exception.

Missouri. The Missouri Gaming Commission must be notified of the intention to consummate any of the following transactions at least fifteen days prior to consummation, and the Missouri Gaming Commission may reopen the licensing hearing of President Riverboat Casino Missouri, Inc. (“PRC-MO”) or Casino One Corporation (“Casino One”) to consider the effect of the transaction on suitability for each or either licensee: (A) any private incurrence of debt equal to or exceeding one million dollars by Pinnacle or PRC-MO or Casino One; (B) any public issuance of debt by Pinnacle or PRC-MO or Casino One; or (C) any transaction involving PRC-MO or Casino One and a “related party” (any key person or holding company of PRC-MO or Casino One, including Pinnacle and Casino Magic Corporation, another subsidiary of Pinnacle; any person under the control of PRC-MO or Casino One, or any of its key persons, including Pinnacle; or any person sharing a holding company in common with PRC-MO or Casino One) where the transaction involves any of the following: (1) consideration paid for services provided by the related party or personnel working on behalf of the related party; (2) any arrangement in which consideration paid to the related party is based upon any measure of financial or business production of PRC-MO or Casino One; (3) any allocation of expenses between related parties; or (4) any loan or credit issued from the related party to PRC-MO or Casino One at a rate of interest that is at least one percent higher than the “bank prime loan rate” as reported by the Federal Reserve System Board of Governors on Form H.15.

In addition, PRC-MO and Casino One must notify the Missouri Gaming Commission no later than seven days following the consummation of any transaction by Pinnacle, PRC-MO, or Casino One, or any entity affiliated with PRC-MO and/or Casino One that involves or relates to PRC-MO and/or Casino One and has a dollar value equal to or greater than one million dollars.

In connection with the exchange notes, Pinnacle, PRC-MO and Casino One, as Missouri Gaming Commission licensees, are required to provide fifteen days’ notice of their intent to consummate the exchange offer for the previously issued 7.50% senior subordinated notes due 2015. The Missouri Gaming Commission may reopen the licensing hearing of PRC-MO, Pinnacle and/or Casino One prior to or following the consummation of the transaction to consider the effect of the transaction on the gaming licensee’s suitability.

Nevada. We are not permitted to make a public offering of our securities without the prior approval of the Nevada Gaming Commission (the “Nevada Commission”) if the securities or the proceeds therefrom are intended to be used to construct, acquire or finance gaming facilities in Nevada, or to retire or extend obligations incurred for such purposes. On February 22, 2007, the Nevada Commission granted us prior approval to make public offerings for a period of two years, subject to certain conditions (the “Nevada Shelf Approval”). The Nevada Shelf Approval also includes approval for our subsidiary which operates Boomtown Reno and two other gaming operations that have only slot machines (the “Gaming Subsidiary”) to guarantee any security issued by, and for the Gaming Subsidiary to hypothecate its assets to secure the payment or performance of any obligations evidenced by a security issued by us or an affiliated company wholly owned by us (an “Affiliate”) in a public offering under the Nevada Shelf Approval. The issuance of the exchange notes and related guaranties will be a public offering and will be made pursuant to the Nevada Shelf Approval. The Nevada Shelf Approval, however, may be rescinded for good cause without prior notice upon the issuance of an interlocutory stop order by the Chairman of the Nevada State Gaming Control Board. The Nevada Shelf Approval does not constitute a finding, recommendation or approval of the Nevada Commission, the Nevada State Gaming Control Board or the City of Reno as to the accuracy or the adequacy of the prospectus or the investment merits of the securities offered thereby. Any representation to the contrary is unlawful. If the Nevada Shelf Approval is rescinded, the issuance of the exchange notes and the related guaranties will need to be separately approved by the Nevada Commission.

New Jersey. Pinnacle is subject to the jurisdiction of the New Jersey Casino Control Commission (the “New Jersey Commission”) and the New Jersey Casino Control Act (the “New Jersey Act”) by reason of being (i) an applicant for a Statement of Compliance that Pinnacle is qualified to be a holding company of a casino licensee; and (ii) an applicant for a gaming-related CSI license. The latter application was required by the New Jersey Commission as a condition of, among other things, Pinnacle’s being able to possess, store and transport slot machines in connection with the closing of the Sands Hotel and Casino. Pinnacle anticipates that a New Jersey affiliate of Pinnacle will become an applicant for a casino license. No approval of the exchange notes or guaranties of the exchange notes is required by the New Jersey gaming authorities. Notice of the issuance of the exchange notes and guaranties is required to be given to the New Jersey gaming authorities.

The foregoing is only a summary of the applicable regulatory requirements. For a more detailed description of the applicable regulatory requirements, including requirements under gaming laws and our certificate of incorporation, see “Government Regulations and Gaming Issues” filed as Exhibit 99.1 to our Annual Report on Form 10-K for the year ended December 31, 2007, which is incorporated by reference herein.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Broker-dealers may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resale of exchange notes received in exchange for original notes where the broker-dealer acquired the original notes as a result of market-making activities or other business trading activities. We have agreed that, starting at the expiration date and ending 180 days after the thirtieth day following effective date of this registration statement, or such shorter period ending when all exchange notes held by broker-dealers have been sold, we will use commercially reasonable efforts to make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. During this 180-day period, the registration rights agreement permits us, under certain circumstances, to allow the exchange offer registration statement to cease to become effective and useable for one or more periods of 90 days in aggregate in any twelve month period. If we exercise this right, the 180-day period referenced above will be extended by the number of days during which the exchange offer registration statement was not effective or useable. In addition, until August 6, 2008, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers or any other persons. Broker-dealers may sell exchange notes received by them for their own account pursuant to the exchange offer from time to time in one or more transactions:

•	in the over-the-counter market;

•	in negotiated transactions;

•	through the writing of options on the exchange notes; or

•	through a combination of the above methods of resale,

at market prices prevailing at the time of resale, at prices related to the prevailing market prices or negotiated prices. Broker-dealers may resell exchange notes directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any broker-dealer and/or the purchasers of the exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of the exchange notes may be deemed to be “underwriters” within the meaning of the Securities Act and any profit on any resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay certain expenses incident to the exchange offer (including the expenses of one counsel for the holders of original notes), other than commissions and concessions of any broker-dealer. We also will provide indemnification against specified liabilities, including liabilities that may arise under the Securities Act, to broker-dealers effecting resales of exchange notes pursuant to this prospectus.

By its acceptance of the exchange offer, any broker-dealer that receives exchange notes pursuant to the exchange offer agrees to notify us before using the prospectus in connection with the sale or transfer of exchange notes. The broker-dealer further acknowledges and agrees that, upon receipt of notice from us of:

•	the happening of any event which:

•	makes any statement in the prospectus untrue in any material respect; or

•	requires the making of any changes in the prospectus to make the statements in the prospectus not misleading, or

•	a board determination in good faith that it is in our best interests not to disclose the existence of facts surrounding any proposed or pending material corporate transaction,

which notice we agree to deliver promptly to the broker-dealer, the broker-dealer will suspend use of the prospectus, subject to certain time limitations in certain circumstances, until we have notified the broker-dealer that delivery of the prospectus may resume and have furnished copies of any amendment or supplement to the prospectus to the broker-dealer. If we suspend the use of this prospectus, the 180-day period referred to above will be extended by a number of days equal to the period of the suspension.

LEGAL MATTERS

The validity of the exchange notes offered hereby will be passed upon for us by Irell & Manella LLP, Los Angeles, California.

EXPERTS

The consolidated financial statements and the related financial statement schedule, incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K for the year ended December 31, 2007, and the effectiveness of Pinnacle Entertainment Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports (1) express an unqualified opinion on the consolidated financial statements and financial statement schedule and include explanatory paragraphs relating to the adoption of the provisions of Statement of Financial Accounting Standards No. 123(R), Share-Based Payment on January 1, 2006 and the adoption of the provisions of Financial Accounting Standards Board Interpretation No. 48, Accounting for Uncertainty in Income Taxes, an interpretation of FASB Statement No 109 on January 1, 2007, and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated herein by reference. Such consolidated financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

No dealer, salesperson or any other person has been authorized to give any information or to make any representations other than those contained in this prospectus in connection with the exchange offer covered by this prospectus and, if given or made, such information or representations must not be relied upon as having been authorized by the company. Neither the delivery of this prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the company since the dates as of which information is given in this prospectus. This prospectus does not constitute an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation.

All tendered original notes, executed letters of transmittal and other related documents should be directed to the exchange agent. Questions and requests for assistance and requests for additional copies of this prospectus, the letter of transmittal and other related documents should be addressed to the exchange agent as follows:

The exchange agent for the exchange offer is:

THE BANK OF NEW YORK TRUST COMPANY, N.A.

By Registered or Certified Mail, Overnight Delivery, or Hand Delivery:

Bank of New York Mellon Corporation

Corporate Trust Operations

Reorganization Unit

101 Barclay St.

Floor 7 East

New York, NY 10286

Attention: David Mauer

By Facsimile Transmission:

(212) 298-1915

Confirm by Telephone:

(212) 815-3687

(Originals of all documents submitted by facsimile should be sent promptly by hand, overnight courier, or registered or certified mail).

$385,000,000

Offer to Exchange

7 1/2 % Senior Subordinated Notes due 2015,

Which Have Been Registered Under the Securities Act of 1933,

for any and all Outstanding 7 1/2 % Senior Subordinated Notes Due 2015

PROSPECTUS

Dated                     , 2008

Until August 6, 2008, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers

Registrants Incorporated or Organized in Delaware

Section 145 of the Delaware General Corporation Law (“DGCL”) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation), by reason of the fact that the person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 further authorizes a Delaware corporation to indemnify any person serving in such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person.

Section 102(b)(7) of the DGCL permits a corporation to include in its certificate of incorporation a provision eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

As permitted by Section 102(b)(7) of the DGCL, Article XII of the Company’s Restated Certificate of Incorporation, as amended, provides that no director of the Company shall be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty by such director for corporate actions as a director to the fullest extent permitted by the DGCL.

As permitted by Section 145 of the DGCL, the Company’s Restated Bylaws provide that directors and elected officers who are made, or are threatened to be made, parties to, or are involved in any action, suit or proceeding will be indemnified by the Company to the fullest extent authorized by the DGCL against all expenses, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. The Restated Bylaws of the Company require it to advance expenses to its directors and elected officers, provided that, if the DGCL so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

The Company has entered into employment agreements with certain of its officers that require the Company to provide insurance on behalf of such officers. The Company maintains insurance policies under which its directors and officers and the directors and officers of its subsidiaries are insured, within the limits and subject to the limitations of the policies, against expenses in connection with the defense of actions, suits or proceedings, and certain liabilities that might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been directors or officers of the Company or its subsidiaries, as applicable.

Section 18-108 of the Delaware Limited Liability Company Act (“DLLCA”) provides that subject to such standards and restrictions, if any, as are set forth in its limited liability company agreement, a limited liability company may, and shall have the power to, indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of AREH MLK LLC, AREP Boardwalk Properties LLC, Boomtown, LLC, Mitre Associates LLC, PNK (CHILE 1), LLC, PNK (CHILE 2), LLC, PNK Development 7, LLC, PNK Development 8, LLC, PNK Development 9, LLC, PNK (ES), LLC, PNK (STLH), LLC, PNK (ST. LOUIS RE), LLC and PSW Properties LLC (each a “Delaware Company” and collectively, the “Delaware Companies”) provides that the member and any manager, director or officer and any person acting on behalf of a member to direct the activities of a limited liability company (herein, a “Covered Person”) will not be liable to such Delaware Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of each of the Delaware Companies also provides that each of the Delaware Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Section 18-108 of the DLLCA if such Covered Person acted in good faith on behalf of such Delaware Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Delaware Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Delaware Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Delaware Company.

Registrant Incorporated or Organized in Indiana

Section 23-18-2-2 of the Indiana Business Flexibility Act (“Indiana LLC Law”) provides that, unless the limited liability company’s articles of organization provide otherwise, every limited liability company has the power to indemnify and hold harmless any member, manager, agent, or employee from and against any and all claims and demands, except in the case of action or failure to act by the member, agent, or employee which constitutes willful misconduct or recklessness and subject to any standards and restrictions set forth in a written operating agreement. Section 23-18-4-4 of Indiana LLC Law provides that a written operating agreement may provide for indemnification of a member or manager for monetary damages for judgments, settlements, penalties, fines, or expenses incurred in a proceeding to which a person is a party because the person is or was a member or manager.

The Operating Agreement of Ogle Haus, LLC provides that the company shall indemnify the member or any of its agents or managers with respect to company matters, except for fraud.

Registrants Incorporated or Organized in Louisiana

Section 83 of the Louisiana Business Corporation Law as codified in Chapter 1 of Title 12 of the Louisiana Revised Statutes permits a corporation to indemnify its directors, officers, employees and agents against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any action, suit or proceeding to which he is or was a party or is threatened to be made a party (including any action by or in the right of the corporation) if such action arises out of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another business, foreign or non-profit corporation, partnership, joint venture, or other enterprise and he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The indemnification provisions of Section 83 are not exclusive, but no corporation may indemnify any person for willful or intentional misconduct. Section 83 also permits a corporation to advance expenses to its directors and officers, provided that they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

The Second Amended and Restated Bylaws of PNK (Bossier City), Inc. provide for mandatory indemnification for current and former directors and officers to the full extent permitted by Louisiana law, including the right to be paid expenses incurred in defending a proceeding in advance of its final disposition.

Section 1315 of the Louisiana Limited Liability Company Law (“Louisiana LLC Law”) as codified in Chapter 22 of Title 12 of the Louisiana Revised Statutes permits a limited liability company in its articles of organization or operating agreement to eliminate or limit the personal liability of members and managers for monetary damages for breaches of certain statutorily specified duties and to provide for indemnification of members and managers for judgments, settlements, penalties, fines, or expenses incurred because such person is or was a member or manager. No such permitted provisions shall limit or eliminate the liability of a member or manager for the amount of a financial benefit received by a member or manager to which he is not entitled or for any intentional violation of criminal law.

The limited liability company agreement of each of PNK (SCB), L.L.C. and PNK (LAKE CHARLES), L.L.C. (each a “Louisiana Company” and collectively, the “Louisiana Companies”) provides that a Covered Person will not be liable to such Louisiana Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of each of the Louisiana Companies also provides that each of the Louisiana Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by Louisiana law if such Covered Person acted in good faith on behalf of such Louisiana Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such Louisiana Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such Louisiana Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Louisiana Company.

Sections 2801 to 2835 of the Louisiana Civil Code provide for general partnerships (“Louisiana General Partnership Law”) and Sections 2836 to 2844 of the Louisiana Civil Code provide for Louisiana partnerships in Commendam (the “Louisiana Limited Partnership Law”). The Louisiana General Partnership Law and the Louisiana Limited Partnership Law are silent with respect to indemnification. However, provisions that are not covered by the Louisiana partnership law are subject to the general provisions of Louisiana law, which permit indemnification except in certain circumstances.

The Third Amended and Restated Partnership Agreement of Louisiana-I Gaming, a Louisiana partnership in Commendam, and the Third Amended and Restated Partnership Agreement for PNK (Baton Rouge) Partnership (each a “Louisiana Partnership” or collectively, the “Louisiana Partnerships”) provide that any partner, or any person acting on behalf of a partner of a Louisiana Partnership to direct the activities of the partnership (a

“Partnership Covered Person”) will not be liable to such Louisiana Partnership for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or the Partnership Covered Person derived an improper personal benefit from the transaction.

The partnership agreements of each of the Louisiana Partnerships also provide that each of the Louisiana Partnerships shall indemnify and hold harmless a Partnership Covered Person if such Partnership Covered Person acted in good faith on behalf of such Louisiana Partnership and in a manner such Partnership Covered Person reasonably believed to be in or not opposed to the best interests of the Louisiana Partnership, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Partnership Covered Person was unlawful. Expenses of the Partnership Covered Person incurred in defending an action, suit or proceeding shall be paid by such Louisiana Partnership as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Partnership Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Louisiana Partnership.

Registrants Incorporated or Organized in Minnesota

Section 302A.521, subd. 2, of the Minnesota Business Corporation Act requires a corporation to indemnify a person made or threatened to be made a party to a proceeding by reason of the person’s former or present official capacity with respect to the corporation, against judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys’ fees and disbursements, incurred by the person in connection with the proceeding, if such person (1) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, excise taxes, or expenses; (2) acted in good faith; (3) received no improper personal benefit and statutory procedure has been followed in the case of any conflict of interest by a director; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) in the case of acts or omissions occurring in the person’s official capacity of director or, for a person not a director, in the official capacity of officer, board committee member or employee, reasonably believed that the conduct was in the best interests of the corporation, or, in the case of a director, officer or employee of the corporation involving service as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to the best interests of the corporation.

In addition, Section 302A.521, subd. 3, requires payment by the corporation of reasonable expenses in advance of final disposition of the proceeding if certain conditions are satisfied. A decision as to whether indemnification is required is made by a disinterested majority of the Board of Directors present at a meeting at which a disinterested quorum is present, or by a designated committee of the Board, by special legal counsel, by the shareholders or by a court.

Registrants Incorporated or Organized in Mississippi

Section 79-4-8.51 of the Mississippi Business Corporation Act (“MBCA”) grants to a corporation the authority to indemnify an individual who is a party to a proceeding because he is a director against liability incurred in the proceeding, provided that he conducted himself in good faith and either (a) reasonably believed that, in the case of conduct in his official capacity, that his conduct was in the best interests of the corporation and, in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and (b) in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful.

MBCA § 79-4-8.52 also requires indemnification of any director who is wholly successful, on the merits or otherwise, in the defense of any proceeding to which he was a party because he was a director of the corporation against reasonable expenses incurred by him in connection with the proceeding. Moreover, under the authority of MBCA § 79-4-8.54, a court may order indemnification of a director or advance for his expenses under certain circumstances specified in the statute. The mandatory and court-ordered indemnifications contained in MBCA

Sections 79-4-8.52 and 79-4-8.54 apply to officers of corporations to the same extent as directors by express reference in Section 79-4-8.56.

Under MBCA § 79-4-8.56, a corporation also may indemnify and advance expenses to an officer of a corporation who is a party to a proceeding because he is an officer of the corporation. This indemnification may be made to the same extent as if such officer were a director of the corporation, and if he is an officer but not a director, to such further extent as may be provided elsewhere in the governing documents of the corporation and resolutions therefor, except under certain instances specified in the statute.

The Restated Bylaws for each of Biloxi Casino Corp. and Casino One Corporation (each, a “Mississippi Corporation” and collectively, the “Mississippi Corporations”) each provide that directors and officers who are made, or are threatened to be made, parties to, or are involved in, any action, suit or proceeding will be indemnified by such Mississippi Corporation to the fullest extent authorized by the MBCA against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith. The Restated Bylaws of the Mississippi Corporations require them to advance expenses to their directors and officers, provided that, if the MBCA so requires, they undertake to repay the amount advanced if it is ultimately determined by a court that they are not entitled to indemnification.

Registrants Incorporated or Organized in Missouri

Sections 351.355(1) and (2) of the General and Business Corporation Law of Missouri provide that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of an action or suit by or in the right of the corporation, no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which the action or suit was brought determines upon application that, despite the adjudication of liability and in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

Section 351.355(3) provides that except as otherwise provided in the articles of incorporation or the bylaws, to the extent that a director, officer, employee or agent of the corporation has been successful on the merits or otherwise in defense of any action, suit, or proceeding, he or she shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with the action, suit, or proceeding.

Section 351.355(4) provides that any indemnification described above, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he or she has met the applicable standard of conduct set forth in this section. The determination shall be made by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding, or if such a quorum is not obtainable, or even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders.

Section 351.355(5) provides that the board of directors may authorize that expenses incurred in defending an action, suit or proceeding may be paid by the corporation in advance of the final disposition of the action, suit, or proceeding upon receipt of an undertaking by or on behalf of the director, officer, employee or agent to repay such amount.

Registrants Incorporated or Organized in Nevada

Section 86.411 of the Nevada Revised Statutes (“NRS”) provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (except an action by or in the right of the limited liability company), by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company. Indemnification may include attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person to be indemnified. Section 86.421 of the NRS provides that a limited liability company may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the limited liability company to procure a judgment in its favor by reason of being or having been a manager, member, employee or agent of the limited liability company or serving in certain capacities at the request of the limited liability company except that indemnification may not be made for any claim, issue or matter as to which such a person has been finally adjudged by a court of competent jurisdiction to be liable to the limited liability company or for amounts paid in settlement to the limited liability company, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that, in view of all the circumstances, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. However, to be entitled to indemnification, in either case the person to be indemnified must have acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the limited liability company and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Section 86.431 of the NRS also provides that, to the extent a manager, member, employee or agent of a limited liability has been successful on the merits or otherwise in defense of any such action, he or she must be indemnified by the limited liability company against expenses, including attorneys’ fees actually and reasonably incurred in connection with the defense.

Section 86.441 of the NRS permits a limited liability company to provide, in its articles of organization, operating agreement or other agreement, for the payment of expenses incurred by members or managers in defending any civil or criminal action, suit or proceeding as they are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that the person is not entitled to indemnification.

Section 86.461 of the NRS permits a limited liability company to purchase and maintain insurance or make other financial arrangements on behalf of the limited liability company’s members, managers, employees or agents, or any persons serving in certain capacities at the request of the limited liability company, for any liability and expenses incurred by them in their capacities as members, managers, employees or agents or arising out of their status as such, whether or not the limited liability company has the authority to indemnify him, her or them against such liability and expenses.

The articles of organization of PNK (Reno), LLC (“PNK Reno”) and Belterra Resort Indiana, LLC (“Belterra”) require such limited liability companies, in addition to any other rights of indemnification to which its members may be entitled, to pay or to purchase insurance or make other financial arrangements to pay, the expenses incurred by its members in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members in their capacity as members of such limited liability companies, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by such companies.

The articles of organization of Yankton Investments, LLC (“Yankton”) require such limited liability company, in addition to any other rights of indemnification to which its members or managers may be entitled, to pay or to purchase insurance or make other financial arrangements to pay, the expenses incurred by its members or managers in defending a civil or criminal action, suit or proceeding, involving alleged acts or omissions of such members or managers in their capacity as members or managers of such company, as such expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an unsecured undertaking to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by such company.

The operating agreement of each of PNK Reno and Belterra provides that the member and any manager or officer of such limited liability company will not be liable to such limited liability company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action.

The operating agreement of Yankton provides that the member and any manager or officer of the limited liability company will not be liable to the limited liability company for any act or omission made in good faith and in a manner reasonably believed by such person to be within the scope of his or her authority, except that such person is liable for any loss, damage or claim incurred due to such person’s intentional misconduct, fraud or knowing violation of the law, which was material to the cause of action.

The operating agreement of each of PNK Reno, Belterra and Yankton (each a “Nevada Company”) also provides that such Nevada Company shall indemnify and hold harmless the member and any manager or officer of such Nevada Company to the fullest extent permitted by the NRS. Expenses of such member, manager or officer incurred in defending an action, suit or proceeding shall be paid by such Nevada Company as such expenses are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such member, manager or officer is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such Nevada Company.

Registrants Incorporated or Organized in New Jersey

Section 42:2B-10 of the New Jersey Limited Liability Company Act (“New Jersey LLC Law”) provides that, subject to such standards and restrictions, if any, as are set forth in its operating agreement, a limited liability company may, and shall have the power to indemnify and hold harmless any manager or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreement of each of ACE Gaming, LLC and PNK Development 13, LLC (each a “New Jersey Company” and collectively, the “New Jersey Companies”) provides that a Covered Person will not be liable to such New Jersey Company for good faith acts or omissions, unless a court determines such acts or omissions involved intentional misconduct, fraud or a knowing violation of the law that was material to the cause of action or such Covered Person derived an improper personal benefit from the transaction.

The limited liability company agreement of each of the New Jersey Companies also provides that each of the New Jersey Companies shall indemnify and hold harmless a Covered Person to the fullest extent permitted by New Jersey LLC Law if such Covered Person acted in good faith on behalf of such New Jersey Company and in a manner such Covered Person reasonably believed to be in or not opposed to the best interests of such New Jersey Company, and with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct of such Covered Person was unlawful. Expenses of a Covered Person incurred in defending an action, suit or proceeding shall be paid by such New Jersey Company as they are incurred upon receipt of an undertaking to repay the amount if it is ultimately determined by a court that such Covered Person is not entitled to be indemnified. Any indemnification shall be satisfied solely out of the assets of such New Jersey Company.

Item 21.	Exhibits and Financial Statement Schedules

(a)	Exhibits

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005. (SEC File No. 001-13641)

3.2	Restated By-laws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 13, 2007. (SEC File No. 001-13641)

3.3**	Certificate of Formation of ACE Gaming, LLC

3.4**	Second Amended and Restated Limited Liability Company Agreement of ACE Gaming, LLC

3.5**	Certificate of Formation of AREH MLK LLC, as amended

3.6**	Third Amended and Restated Limited Liability Company Agreement of AREH MLK LLC

3.7**	Certificate of Formation of AREP Boardwalk Properties LLC

3.8**	Second Amended and Restated Limited Liability Company Agreement of AREP Boardwalk Properties LLC

3.9	Amended and Restated Articles of Organization Belterra Resort Indiana, LLC, are hereby incorporated by reference to Exhibit 4.1 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A filed on November 16, 2004 (SEC File No. 333-90426)

3.10	Amended and Restated Operating Agreement of Belterra Resort Indiana, LLC, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A filed on November 16, 2004 (SEC File No. 333-90426)

3.11	Articles of Incorporation of Biloxi Casino Corp., are hereby incorporated by reference to Exhibit 3.33 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999. (SEC File No. 333-73235).

3.12**	Amended and Restated Bylaws of Biloxi Casino Corp.

3.13	Certificate of Formation of Boomtown, LLC, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 30, 2004. (SEC File No. 001-13641)

3.14**	Amended and Restated Limited Liability Company Agreement of Boomtown, LLC

3.15	Articles of Incorporation of Casino Magic Corp., as amended, are hereby incorporated by reference to Exhibit 3.29 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999. (SEC File No. 333-73235).

3.16**	Amended and Restated By-Laws of Casino Magic Corp.

3.17	Articles of Incorporation of Casino One Corporation, are hereby incorporated by reference to Exhibit 3.37 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999. (SEC File No. 333-73235)

3.18**	Amended and Restated Bylaws of Casino One Corporation

3.19*	Third Amended and Restated Partnership Agreement of Louisiana—I Gaming, a Louisiana Partnership in Commendam

3.20**	Certificate of Formation of MITRE Associates LLC

Exhibit Number		Description of Exhibit
3.21	**	Second Amended and Restated Limited Liability Company Agreement of MITRE Associates LLC

3.22		Amended and Restated Articles of Organization of Ogle Haus, LLC, are hereby incorporated by reference to Exhibit 4.37 to the Company’s Amendment No. 2 to Registration Statement on Form S-3/A filed on August 6, 2002 (SEC File No. 333-90426)

3.23		Operating Agreement of Ogle Haus, LLC, is hereby incorporated by reference to Exhibit 4.38 to the Company’s Amendment No. 2 to Registration Statement on Form S-3/A filed on August 6, 2002 (SEC File No. 333-90426)

3.24	*	Third Amended and Restated Partnership Agreement of PNK (Baton Rouge) Partnership

3.25	*	Restated Articles of Incorporation of PNK (Bossier City), Inc.

3.26	*	Second Amended and Restated Bylaws of PNK (Bossier City), Inc.

3.27	**	Certificate of Formation of PNK (CHILE 1), LLC

3.28	**	Amended and Restated Limited Liability Company Agreement of PNK (CHILE 1), LLC

3.29	**	Certificate of Formation of PNK (CHILE 2), LLC

3.30	**	Amended and Restated Limited Liability Company Agreement of PNK (CHILE 2), LLC

3.31	**	Certificate of Formation of PNK Development 7, LLC

3.32	**	Amended and Restated Limited Liability Company Agreement of PNK Development 7, LLC

3.33	**	Certificate of Formation of PNK Development 8, LLC

3.34	**	Amended and Restated Limited Liability Company Agreement of PNK Development 8, LLC

3.35	**	Certificate of Formation of PNK Development 9, LLC

3.36	**	Amended and Restated Limited Liability Company Agreement of PNK Development 9, LLC

3.37	**	Certificate of Formation of PNK Development 13, LLC

3.38	**	Second Amended and Restated Limited Liability Company Agreement of PNK Development 13, LLC

3.39	**	Certificate of Formation of PNK (ES), LLC

3.40	**	Amended and Restated Limited Liability Company Agreement of PNK (ES), LLC

3.41		Articles of Organization of PNK (LAKE CHARLES), L.L.C. (formerly HPK (Lake Charles), L.L.C.), are hereby incorporated by reference to Exhibit 4.24 to the Company’s Registration Statement on Form S-3 filed on August 6, 2002. (SEC File No. 333-90426)

3.42	*	Amended and Restated Limited Liability Company Agreement of PNK (LAKE CHARLES), L.L.C.

3.43		Articles of Organization of PNK (Reno), LLC, are hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 19, 2003. (SEC File No. 001-13641)

3.44		Operating Agreement of PNK (Reno), LLC, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 19, 2003. (SEC File No. 001-13641)

3.45	**	Articles of Organization of PNK (SCB), L.L.C., as amended

3.46	*	Second Amended and Restated Limited Liability Company Agreement of PNK (SCB), L.L.C.

Exhibit Number	Description of Exhibit
3.47**	Certificate of Formation of PNK (ST. LOUIS RE), LLC

3.48**	Amended and Restated Limited Liability Company Agreement of PNK (ST. LOUIS RE), LLC

3.49**	Certificate of Formation of PNK (STLH), LLC, as amended

3.50**	Second Amended and Restated Limited Liability Company Agreement of PNK (STLH), LLC

3.51**	Certificate of Formation of PSW Properties LLC

3.52**	Second Amended and Restated Limited Liability Company Agreement of PSW Properties LLC

3.53**	Articles of Incorporation of St. Louis Casino Corp., as amended

3.54**	Amended and Restated By-laws of St. Louis Casino Corp.

3.55**	Articles of Organization of Yankton Investments, LLC, as amended

3.56**	Operating Agreement of Yankton Investments, LLC

4.1	Indenture dated as of June 8, 2007, governing the 7.50% Senior Subordinated Notes due 2015, by and among Pinnacle Entertainment, Inc., the guarantors identified therein and The Bank of New York Trust Company is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 11, 2007. (SEC File No. 001-13641).

4.2	Form of 7.50% Senior Subordinated Note due 2015 is hereby incorporated by reference to Exhibit A contained in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 11, 2007. (SEC File No. 001-13641).

4.3	Registration Rights Agreement, dated as of June 8, 2007, among the Company, the guarantors identified therein and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers named in Schedule 1 of the Purchase Agreement is hereby incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 11, 2007. (SEC File No. 001-13641).

5.1**	Opinion of Irell & Manella LLP.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Deloitte & Touche LLP.

23.2**	Consent of Irell & Manella LLP (included in their opinion filed as Exhibit 5.1).

24.1**	Power of Attorney.

25.1**	Statement of Eligibility of Trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

99.3**	Form of Broker Letter.

99.4**	Form of Letter to Holders and DTC Participants.

99.5**	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith.
**	Previously filed.

Item 22.	Undertakings

(a) The undersigned registrants hereby undertake:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the Securities Act of 1933 to any purchaser, each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement and or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is used in the offering made by the undersigned registrant to the purchaser

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 20 above, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned Registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(e) The undersigned Registrant hereby undertakes to respond to requests for information that is incorporated by reference into the Prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f) The undersigned Registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)	May 7, 2008

/S/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	May 7, 2008

* Stephen C. Comer	Director	May 7, 2008

* John V. Giovenco	Director	May 7, 2008

* Richard J. Goeglein	Director	May 7, 2008

* Ellis Landau	Director	May 7, 2008

* Bruce A. Leslie	Director	May 7, 2008

* James L. Martineau	Director	May 7, 2008

* Michael Ornest	Director	May 7, 2008

* Lynn P. Reitnouer	Director	May 7, 2008

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

ACE Gaming, LLC a New Jersey limited liability company

By:	its Sole Member

PNK DEVELOPMENT 13, LLC, a New Jersey limited liability company

	By:	its Member

BILOXI CASINO CORP., a Mississippi Corporation

		By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Member of Pinnacle Development 13, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

AREH MLK LLC
a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO CORP., a Mississippi corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer and Treasurer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

AREP Boardwalk Properties LLC, a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO CORP., a Mississippi corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer and Treasurer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

BILOXI CASINO CORP., a Mississippi corporation

By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

BOOMTOWN, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Chief Executive Officer and President of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

CASINO MAGIC CORP., a Minnesota corporation

By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

CASINO ONE CORPORATION, a Mississippi corporation

By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

LOUISIANA-I GAMING, a Louisiana Partnership in Commendam

By:	its General Partner

BOOMTOWN, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Boomtown, LLC, the General Partner of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

MITRE ASSOCIATES LLC, a Delaware limited liability company

By:	its Sole Member

PNK DEVELOPMENT 13, LLC, a New Jersey limited liability company

	By:	its Member

BILOXI CASINO CORP., a Mississippi Corporation

		By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Member of Pinnacle Development 13, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

OGLE HAUS, LLC, an Indiana limited liability company

By:	its Sole Member

BELTERRA RESORT INDIANA, LLC, a Nevada limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

		By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Belterra Resort Indiana, LLC, the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (BATON ROUGE) PARTNERSHIP, a Louisiana General Partnership

By:	its Managing Partner

PNK DEVELOPMENT 8, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware corporation

		By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant

Signature	Title

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Member of PNK Development 8, LLC, the Managing Partner of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (BOSSIER CITY), INC., a Louisiana corporation

By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (CHILE 1), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of the Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (CHILE 2), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of the Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK Development 7, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK Development 8, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK Development 9, LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK Development 13, LLC a New Jersey limited liability company

By:	its Member

BILOXI CASINO CORP., a Mississippi Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Chief Financial Officer and Treasurer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Sole Director and Chairman of the Board of Biloxi Casino Corp., the Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (ES), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (LAKE CHARLES), L.L.C., a Louisiana limited liability company

By:	its Sole Member/Manager

PINNACLE ENTERTAINMENT, INC. a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member/Manager of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (Reno), LLC, a Nevada limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Chief Executive Officer and President of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (SCB), L.L.C., a Louisiana limited liability company

By:	its Sole Member

PNK DEVELOPMENT 7, LLC, a Delaware limited liability company

	By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

		By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Chief Executive Officer of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

Signature	Title

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of PNK Development 7, LLC, the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (ST. LOUIS RE), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Chief Executive Officer and President of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PNK (STLH), LLC, a Delaware limited liability company

By:	its Sole Member

PINNACLE ENTERTAINMENT, INC., a Delaware Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Chief Executive Officer and President of Registrant and Director and Chairman of the Board of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

PSW PROPERTIES LLC a Delaware limited liability company

By:	its Sole Member

BILOXI CASINO CORP., a Mississippi Corporation

	By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Executive Vice President and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board and Chief Executive Officer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer and Treasurer of Biloxi Casino Corp., the Sole Member of Registrant (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

ST. LOUIS CASINO CORP., a Missouri Corporation

By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Sole Director, Chairman of the Board, Chief Executive Officer and President (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Chief Financial Officer (Principal Financial and Accounting Officer)

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 7, 2008.

YANKTON INVESTMENTS, LLC, a Nevada limited liability company

By:	/s/ JOHN A. GODFREY
John A. Godfrey
Manager

Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons in the capacities indicated on May 7, 2008.

Signature	Title

* Daniel R. Lee	Director, Chairman of the Board and Chief Executive Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Executive Officer)

/s/ STEPHEN H. CAPP Stephen H. Capp	Executive Vice President and Chief Financial Officer of Pinnacle Entertainment, Inc., the Sole Member of Registrant (Principal Financial and Accounting Officer)

* Stephen C. Comer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* John V. Giovenco	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Richard J. Goeglein	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Ellis Landau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Bruce A. Leslie	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* James L. Martineau	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Michael Ornest	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

* Lynn P. Reitnouer	Director of Pinnacle Entertainment, Inc., the Sole Member of Registrant

*By:	/s/ STEPHEN H. CAPP
Stephen H. Capp
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibit
3.1	Restated Certificate of Incorporation of Pinnacle Entertainment, Inc., as amended, is hereby incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K filed on May 9, 2005. (SEC File No. 001-13641)

3.2	Restated By-laws of Pinnacle Entertainment, Inc., as amended, are hereby incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on December 13, 2007. (SEC File No. 001-13641)

3.3**	Certificate of Formation of ACE Gaming, LLC

3.4**	Second Amended and Restated Limited Liability Company Agreement of ACE Gaming, LLC

3.5**	Certificate of Formation of AREH MLK LLC, as amended

3.6**	Third Amended and Restated Limited Liability Company Agreement of AREH MLK LLC

3.7**	Certificate of Formation of AREP Boardwalk Properties LLC

3.8**	Second Amended and Restated Limited Liability Company Agreement of AREP Boardwalk Properties LLC

3.9	Amended and Restated Articles of Organization Belterra Resort Indiana, LLC, are hereby incorporated by reference to Exhibit 4.1 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A filed on November 16, 2004 (SEC File No. 333-90426)

3.10	Amended and Restated Operating Agreement of Belterra Resort Indiana, LLC, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Post-Effective Amendment No. 1 to Registration Statement on Form S-3/A filed on November 16, 2004 (SEC File No. 333-90426)

3.11	Articles of Incorporation of Biloxi Casino Corp., are hereby incorporated by reference to Exhibit 3.33 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999. (SEC File No. 333-73235).

3.12**	Amended and Restated Bylaws of Biloxi Casino Corp.

3.13	Certificate of Formation of Boomtown, LLC, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on January 30, 2004. (SEC File No. 001-13641)

3.14**	Amended and Restated Limited Liability Company Agreement of Boomtown, LLC

3.15	Articles of Incorporation of Casino Magic Corp., as amended, are hereby incorporated by reference to Exhibit 3.29 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999. (SEC File No. 333-73235)

3.16**	Amended and Restated By-Laws of Casino Magic Corp.

3.17	Articles of Incorporation of Casino One Corporation, are hereby incorporated by reference to Exhibit 3.37 to the Company’s Amendment No. 1 to Registration Statement on Form S-4 filed on March 26, 1999. (SEC File No. 333-73235)

3.18**	Amended and Restated Bylaws of Casino One Corporation

3.19*	Third Amended and Restated Partnership Agreement of Louisiana—I Gaming, a Louisiana Partnership in Commendam

3.20**	Certificate of Formation of MITRE Associates LLC

3.21**	Second Amended and Restated Limited Liability Company Agreement of MITRE Associates LLC

3.22	Amended and Restated Articles of Organization of Ogle Haus, LLC, are hereby incorporated by reference to Exhibit 4.37 to the Company’s Amendment No. 2 to Registration Statement on Form S-3/A filed on August 6, 2002 (SEC File No. 333-90426)

Exhibit Number	Description of Exhibit
3.23	Operating Agreement of Ogle Haus, LLC, is hereby incorporated by reference to Exhibit 4.38 to the Company’s Amendment No. 2 to Registration Statement on Form S-3/A filed on August 6, 2002 (SEC File No. 333-90426)

3.24*	Third Amended and Restated Partnership Agreement of PNK (Baton Rouge) Partnership

3.25*	Restated Articles of Incorporation of PNK (Bossier City), Inc.

3.26*	Second Amended and Restated Bylaws of PNK (Bossier City), Inc.

3.27**	Certificate of Formation of PNK (CHILE 1), LLC

3.28**	Amended and Restated Limited Liability Company Agreement of PNK (CHILE 1), LLC

3.29**	Certificate of Formation of PNK (CHILE 2), LLC

3.30**	Amended and Restated Limited Liability Company Agreement of PNK (CHILE 2), LLC

3.31**	Certificate of Formation of PNK Development 7, LLC

3.32**	Amended and Restated Limited Liability Company Agreement of PNK Development 7, LLC

3.33**	Certificate of Formation of PNK Development 8, LLC

3.34**	Amended and Restated Limited Liability Company Agreement of PNK Development 8, LLC

3.35**	Certificate of Formation of PNK Development 9, LLC

3.36**	Amended and Restated Limited Liability Company Agreement of PNK Development 9, LLC

3.37**	Certificate of Formation of PNK Development 13, LLC

3.38**	Second Amended and Restated Limited Liability Company Agreement of PNK Development 13, LLC

3.39**	Certificate of Formation of PNK (ES), LLC

3.40**	Amended and Restated Limited Liability Company Agreement of PNK (ES), LLC

3.41	Articles of Organization of PNK (LAKE CHARLES), L.L.C. (formerly HPK (Lake Charles), L.L.C.), are hereby incorporated by reference to Exhibit 4.24 to the Company’s Registration Statement on Form S-3 filed on August 6, 2002. (SEC File No. 333-90426)

3.42*	Amended and Restated Limited Liability Company Agreement of PNK (LAKE CHARLES), L.L.C.

3.43	Articles of Organization of PNK (Reno), LLC, are hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on September 19, 2003. (SEC File No. 001-13641)

3.44	Operating Agreement of PNK (Reno), LLC, is hereby incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K filed on September 19, 2003. (SEC File No. 001-13641)

3.45**	Articles of Organization of PNK (SCB), L.L.C., as amended

3.46*	Second Amended and Restated Limited Liability Company Agreement of PNK (SCB), L.L.C.

3.47**	Certificate of Formation of PNK (ST. LOUIS RE), LLC

3.48**	Amended and Restated Limited Liability Company Agreement of PNK (ST. LOUIS RE), LLC

3.49**	Certificate of Formation of PNK (STLH), LLC, as amended

3.50**	Second Amended and Restated Limited Liability Company Agreement of PNK (STLH), LLC

3.51**	Certificate of Formation of PSW Properties LLC

3.52**	Second Amended and Restated Limited Liability Company Agreement of PSW Properties LLC

Exhibit Number	Description of Exhibit
3.53**	Articles of Incorporation of St. Louis Casino Corp., as amended

3.54**	Amended and Restated By-laws of St. Louis Casino Corp.

3.55**	Articles of Organization of Yankton Investments, LLC, as amended

3.56**	Operating Agreement of Yankton Investments, LLC

4.1	Indenture dated as of June 8, 2007, governing the 7.50% Senior Subordinated Notes due 2015, by and among Pinnacle Entertainment, Inc., the guarantors identified therein and The Bank of New York Trust Company is hereby incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 11, 2007. (SEC File No. 001-13641).

4.2	Form of 7.50% Senior Subordinated Note due 2015 is hereby incorporated by reference to Exhibit A contained in Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on June 11, 2007. (SEC File No. 001-13641).

4.3	Registration Rights Agreement, dated as of June 8, 2007, among the Company, the guarantors identified therein and Lehman Brothers Inc., Bear, Stearns & Co. Inc., Banc of America Securities LLC and Deutsche Bank Securities Inc., as representatives of the several Initial Purchasers named in Schedule 1 of the Purchase Agreement is hereby incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K filed on June 11, 2007. (SEC File No. 001-13641).

5.1**	Opinion of Irell & Manella LLP.

12.1**	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of Deloitte & Touche LLP.

23.2**	Consent of Irell & Manella LLP (included in their opinion filed as Exhibit 5.1).

24.1**	Power of Attorney.

25.1**	Statement of Eligibility of Trustee on Form T-1.

99.1*	Form of Letter of Transmittal.

99.2**	Form of Notice of Guaranteed Delivery.

99.3**	Form of Broker Letter.

99.4**	Form of Letter to Holders and DTC Participants.

99.5**	Form of Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

*	Filed herewith.
**	Previously filed.